UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

SENORX, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐  No fee required.

☒  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

Title of each class of securities to which transaction applies:

Common stock, par value $0.001 per share, of SenoRx, Inc. (the “SenoRx Common Stock”)

(2)	Aggregate number of securities to which transaction applies:

As of May 20, 2010, there were outstanding: (i) 17,641,274 shares of SenoRx Common Stock, (ii) 2,521,860 shares of SenoRx Common Stock subject to stock options with an exercise price that is less than $11.00 per share (the “Per Share Merger Consideration”), (iii) 60 shares of SenoRx Common Stock subject to restricted stock awards or purchase agreements, (iv) 272,939 shares of SenoRx Common Stock subject to restricted stock units, (v) 145,714 shares of SenoRx Common Stock subject to warrants with an exercise price that is less than the Per Share Merger Consideration, and (vi) and 225,791 shares of SenoRx Common Stock subject to stock options with an exercise price that is equal to or greater than the Per Share Merger Consideration, which stock options will be cancelled in the proposed merger without consideration therefor.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value, solely for purposes of calculating the filing fee, was determined based upon the sum of (i) 17,641,274 shares of SenoRx Common Stock multiplied by the Per Share Merger Consideration, (ii) 2,521,860 shares of SenoRx Common Stock subject to stock options with an exercise price that is less than the Per Share Merger Consideration, multiplied by $6.30 (which is the difference between the Per Share Merger Consideration and the weighted average exercise price of $4.70 per share for such stock options), (iii) 60 shares of SenoRx Common Stock subject to restricted stock awards and purchase agreements, multiplied by the Per Share Merger Consideration, (iv) 272,939 shares of SenoRx Common Stock subject to restricted stock units, multiplied by the Per Share Merger Consideration, and (v) 145,714 shares of SenoRx Common Stock subject to outstanding warrants with an exercise price that is less than the Per Share Merger Consideration, multiplied by $4.14 (which is the difference between the Per Share Merger Consideration and the weighted average exercise price of $6.86 per share for such warrants).  In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.00007130 by the sum calculated in the preceding sentence.

(4)	Proposed maximum aggregate value of transaction:

$213,547,317

(5)	Total fee paid:

$15,226

☐    Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SenoRx, Inc.

3 Morgan
Irvine, California 92618-1917

[_______ __], 2010

Dear Stockholder,

You are cordially invited to attend a special meeting of stockholders of SenoRx, Inc., a Delaware corporation, or SenoRx, to be held on [__________], 2010, starting at [_:__ a/p.m.] Pacific Time at SenoRx’s principal executive offices located at 3 Morgan, Irvine, California 92618-1917.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement under which SenoRx would be acquired by C. R. Bard, Inc.  We entered into this merger agreement on May 4, 2010.  If the merger is completed, you, as a holder of SenoRx common stock, will be entitled to receive $11.00 in cash, without interest or dividends thereon, less any applicable withholding of taxes, for each share of SenoRx common stock that you own at the time of the merger, as more fully described in the enclosed proxy statement.

After careful consideration, our board of directors unanimously (1) determined that the merger agreement and the terms and conditions of the merger and the merger agreement are fair to and in the best interests of SenoRx, (2) declared it advisable that SenoRx enter into the merger agreement and consummate the merger and the other transactions contemplated thereby on the terms and subject to the conditions set forth in the merger agreement, and (3) recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.

Your vote is very important, regardless of the number of shares of SenoRx common stock you own.  We cannot consummate the merger unless the merger agreement is approved by the affirmative vote of the holders of a majority of the outstanding shares of SenoRx common stock.  Therefore, the failure of any stockholder to vote will have the same effect as a vote by that stockholder against the adoption of the merger agreement.

The attached proxy statement provides you with detailed information about the special meeting, the merger agreement and the merger.  A copy of the merger agreement is attached as Annex A to the proxy statement.  We encourage you to read the proxy statement and the merger agreement carefully and in their entirety.  You may also obtain more information about SenoRx from documents we have filed with the Securities and Exchange Commission.

Thank you in advance for your continued support and your consideration of this matter.

Sincerely,

John T. Buhler
Chief Executive Officer, President and Director
Irvine, California

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document.  Any representation to the contrary is a criminal offense.

This proxy statement is dated [__________ __], 2010, and is first being mailed to stockholders on or about [____________ __], 2010.

SenoRx, Inc.

3 Morgan
Irvine, California 92618-1917

Dear Stockholder:

A special meeting of stockholders of SenoRx, Inc., a Delaware corporation, or SenoRx, will be held on [__________], 2010, starting at [__] [a/p.m.] Pacific Time at SenoRx’s principal executive offices located at 3 Morgan, Irvine, California 92618-1917, for the following purposes:

1.           To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of May 4, 2010, as it may be amended from time to time, among C. R. Bard, Inc., a New Jersey corporation, or Bard, Raptor Acquisition Corp., a Delaware corporation and indirect wholly owned subsidiary of Bard, or Merger Sub, and SenoRx, pursuant to which Bard will acquire SenoRx through the merger of Merger Sub with and into SenoRx and SenoRx will be an indirect wholly owned subsidiary of Bard following the merger.

2.           To consider and vote on a proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment or postponement to adopt the merger agreement.

3.           To consider and vote on such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Our board of directors has specified the close of business on [________], 2010 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the special meeting.  Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof.  Each stockholder is entitled to one vote for each share of SenoRx common stock held on the record date.

Under Delaware law, SenoRx stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal before the vote on the adoption of the merger agreement and comply with the other Delaware law procedures explained in the accompanying proxy statement.

Regardless of whether you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card or submit your proxy by telephone or via the Internet before the special meeting to ensure that your shares of SenoRx common stock will be present in person or represented by proxy at the special meeting.  If you have Internet access, we encourage you to record your vote via the Internet.  Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the adoption of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.  If you attend the special meeting, you may revoke your proxy by voting in person if you wish, even if you have previously returned your proxy card.  Your prompt attention is greatly appreciated.

THE SENORX BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT AND “FOR” THE ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

By Order of the Board of Directors,

John T. Buhler
Chief Executive Officer, President and Director
Irvine, California

ADDITIONAL INFORMATION

This document incorporates important business and financial information about SenoRx from documents that are not included in or delivered with this document.  See “Where You Can Find More Information” on page 84.  You can obtain documents incorporated by reference in this document, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents, by contacting Investor Relations by telephone at +1 (949) 362-4800 x132, by mail at SenoRx, Inc., 3 Morgan, Irvine, California, 92618-1917, Attn: Investor Relations or by e-mail at lchurney@senorx.com.  You will not be charged for any of these documents that you request.  If you wish to request documents, you should do so by [_______], 2010 in order to receive them before the special meeting.

For additional questions about the merger, assistance in submitting proxies or voting shares of our common stock or additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders May Call Toll-Free:  +1 (888) 750-5834
Banks and Brokers May Call Collect:  + 1 (212) 750-5833

THE MERGER AGREEMENT	57
The Merger	57
The Merger Consideration and the Conversion of Capital Stock	57
Payment Procedures	58
Treatment of Stock Options, Restricted Stock and Other Equity Awards	58
Stockholders’ Meeting	59
Representations and Warranties	60
Covenants Regarding Conduct of Business by SenoRx Pending the Merger	63
No Solicitations	66
Change in Recommendation	67
Employment Matters	68
Other Covenants and Agreements	69
Conditions to the Merger	72
Termination of the Merger Agreement	74
Termination Fees and Expenses	75
Amendment	77
No Third Party Beneficiaries	77
Remedies	77
SUBMISSION OF STOCKHOLDER PROPOSALS	78
HOUSEHOLDING OF SPECIAL MEETING MATERIALS	78
APPRAISAL RIGHTS	79
CURRENT MARKET PRICE OF COMMON STOCK	82
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	83
WHERE YOU CAN FIND MORE INFORMATION	84

Annex A: Agreement and Plan of Merger
Annex B: Voting and Support Agreement
Annex C: Opinion of Piper Jaffray & Co.
Annex D: Section 262 of the General Corporation Law of the State of Delaware

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers address briefly some questions you may have regarding the proposed merger and the special meeting.  These questions and answers may not address all questions that may be important to you as a holder of shares of SenoRx common stock.  For important additional information, please refer to the more detailed discussion contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.  We sometimes make reference to SenoRx, Inc. in this proxy statement by using the terms “SenoRx,” “we,” “our” or “us.”

Q:	What is the transaction?

A:
SenoRx and C. R. Bard, Inc., or Bard, have entered into a definitive merger agreement (which we refer to as the merger agreement) pursuant to which, subject to the terms and conditions of the merger agreement, Bard will acquire SenoRx through the merger  of an indirect wholly owned subsidiary of Bard with and into SenoRx (which we refer to as the merger).  SenoRx will be the surviving corporation in the merger and will continue as an indirect wholly owned subsidiary of Bard.

Q:	What will a SenoRx stockholder receive when the merger occurs?

A:
For each share of SenoRx common stock held at the time of the merger, SenoRx stockholders will be entitled to receive $11.00 in cash, without interest or dividends thereon, less any applicable withholding of taxes.  This does not apply to shares of SenoRx common stock held by stockholders who have not voted in favor of the merger and have properly demanded appraisal of their shares pursuant to Delaware law.

Q:	What will happen in the merger to SenoRx stock options?

A:
Upon the consummation of the merger, each stock option (whether vested or unvested) to purchase shares of SenoRx common stock outstanding immediately before the effective time of the merger, to the extent not exercised before such time, will be automatically cancelled and converted into the right to receive the excess, if any, of the merger consideration payable in respect of the shares subject to such stock option over the applicable exercise price of such cancelled stock option, without interest, less any applicable withholding of taxes.

Q:	What will happen in the merger to SenoRx restricted stock?

A:
Upon the consummation of the merger, each then-outstanding share of restricted stock will be converted into the right to receive $11.00 per share, without interest, less any applicable withholding of taxes, and when so converted will be automatically cancelled.

Q:	What will happen in the merger to SenoRx restricted stock units?

A:
Upon the consummation of the merger, each then-outstanding restricted stock unit will be converted into the right to receive an amount in cash equal to $11.00 per share, which amount represents the amount per each share of SenoRx common stock underlying each such award each holder of an outstanding restricted stock unit would have been entitled to receive had such restricted stock unit vested in full and been settled immediately prior to the consummation of the merger, without interest, less any applicable withholding of taxes, and when so converted will be automatically cancelled.

Q:	What will happen in the merger to warrants to purchase SenoRx common stock?

A:
Upon the consummation of the merger, each warrant that is outstanding and unexercised immediately before the effective time of the merger will be cancelled in accordance with and pursuant to the terms of the related agreements under which such warrants were granted and converted into the right to receive the excess, if any, of the merger consideration payable in respect of the shares subject to such warrant over the applicable exercise price of such cancelled warrant, without interest, less any applicable withholding of taxes.

Q:	What will happen in the merger to SenoRx’s Employee Stock Purchase Plan?

A:
SenoRx suspended all participation, including payroll deductions, in the SenoRx Employee Stock Purchase Plan (which we refer to as the ESPP) as of May 15, 2010.  Each outstanding option under the ESPP was exercised on May 14, 2010 for the purchase of shares of SenoRx common stock in accordance with the terms of the ESPP, and SenoRx refunded to each participant in the ESPP all amounts remaining in such participant’s account after such purchase.  Effective as of the effective time of the merger, and contingent upon the closing of the merger, SenoRx will terminate the ESPP.

Q:	How does the merger consideration compare to the market price of SenoRx common stock?

A:	The merger consideration of $11.00 per share to be paid to SenoRx stockholders represents a premium of approximately:

●	14% over the closing price of SenoRx common stock on May 4, 2010, the trading day immediately preceding the day that the proposed transaction with Bard was publicly announced;

●	13% over the closing price of SenoRx common stock on April 28, 2010, one week prior to the day that the proposed transaction with Bard was publicly announced; and

●	32% over the closing price of SenoRx common stock on April 7, 2010, four weeks prior to the day that the proposed transaction with Bard was publicly announced.

The closing sale price of a share of SenoRx common stock on the NASDAQ Global Market on May 20, 2010, the last full trading day before the filing of this proxy statement, was $10.84.  You are encouraged to obtain current market quotations for SenoRx common stock in connection with voting your shares.

Q:	When do you expect the merger to be completed?

A:
The parties currently expect the merger to be completed in the third quarter of 2010.  However, the merger is subject to various closing conditions, including SenoRx stockholder and regulatory approvals, and it is possible that the failure to timely meet these closing conditions or other factors outside of our control could require us to complete the merger at a later time or not at all.

Q:	Why am I receiving this proxy statement?

A:
You are receiving this proxy statement because you were a stockholder of SenoRx as of [_________], 2010, the record date for the special meeting.  To complete the merger, SenoRx’s stockholders must vote to approve the adoption of the merger agreement.  A copy of the merger agreement is attached to this proxy statement as Annex A.  SenoRx will submit the merger agreement to its stockholders for adoption at the special meeting described in this proxy statement.  You should read the section entitled “The Special Meeting” beginning on page 24.

Q:	When and where will the special meeting of stockholders be held?

A:
The special meeting of SenoRx stockholders (which we refer to as the special meeting) will be held on [__________], 2010, starting at [_:__ a/p.m.] Pacific Time at SenoRx’s principal executive offices located at 3 Morgan, Irvine, California 92618-1917.

Q:	What are the proposals that will be voted on at the special meeting?

A:
You will be asked to consider and vote on (1) the adoption of the merger agreement, (2) the adjournment or postponement of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement, and (3) such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Q:	Who is entitled to attend and vote at the special meeting?

A:
The record date for the special meeting is [________], 2010.  If you own shares of SenoRx common stock as of the close of business on the record date, you are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement of the special meeting.  As of the record date, there were [________] shares of SenoRx common stock issued and outstanding and entitled to vote.

Q:	How many votes are required to adopt the merger agreement?

A:
The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of SenoRx common stock entitled to vote at the special meeting in person or by proxy, in accordance with Delaware law.

Q:	Are any SenoRx stockholders already committed to vote in favor of the merger?

A:
Yes.  In connection with the transactions contemplated by the merger agreement, certain executive officers and stockholders of SenoRx, who collectively, as of the record date, beneficially owned approximately [___]% of the total outstanding shares of SenoRx common stock, have entered into a voting and support agreement with Bard to, among other things, vote all shares of SenoRx common stock held by them in favor of the adoption of the merger agreement.  The executive officers and stockholders who entered into the voting and support agreement with Bard did not receive additional consideration for doing so (other than any consideration they are otherwise entitled to receive under the merger agreement in respect of their shares of SenoRx common stock).  The voting and support agreement is attached to this proxy statement as Annex B.

Q:	How many votes are required to adopt the proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies?

A:
The adoption of the proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the votes cast by holders of SenoRx common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

Q:	How does the SenoRx board of directors recommend that I vote on the proposals?

A:
The SenoRx board of directors has unanimously determined that the merger agreement and the terms and conditions of the merger and the merger agreement are fair to and in the best interests of SenoRx, declared it advisable that SenoRx enter into the merger agreement and consummate the merger and the other transactions contemplated thereby on the terms and subject to the conditions set forth in the merger agreement, and unanimously recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies.  You should read the section entitled “The Merger—Reasons for the Merger; Recommendation of the SenoRx Board of Directors” beginning on page 36.

Q:	How are votes counted? Why is my vote important?

A:
Votes will be counted by the inspector of election appointed for the special meeting, who will separately count “FOR” and “AGAINST” votes and abstentions.  If you sign your proxy card, but do not indicate how you wish to vote, your shares will be voted “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.  The affirmative vote of the holders of a majority of the outstanding shares of SenoRx common stock entitled to vote at the special meeting is required under Delaware law to adopt the merger agreement.  As a result, the failure to vote or the abstention from voting will have the same effect as a vote against the adoption of the merger agreement.

Because the affirmative vote of a majority of the votes cast by holders of SenoRx common stock present in person or represented by proxy at the special meeting is required to adopt the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies, abstentions or the failure to vote your shares will have no effect on the outcome of the proposal unless you sign your proxy card, but do not indicate how you wish to vote, in which case your shares will be voted “FOR” the proposals.

Q:	What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement, including the annexes and the other documents referred to in this proxy statement, please vote your shares as described below.  You have one vote for each share of SenoRx common stock you own as of the record date.

Q:	How do I vote if I am a stockholder of record?

A:	You may vote:

•	by using the telephone voting instructions printed on your proxy card;

•	by using the Internet voting instructions printed on your proxy card;

•	by completing, signing and dating each proxy card you receive and returning it in the enclosed postage-paid envelope; or

•	in person by appearing at the special meeting.

Voting via the Internet, by telephone or by mailing in your proxy card will not prevent you from voting in person at the special meeting.  You are encouraged to submit a proxy by mail, via the Internet or by telephone even if you plan to attend the special meeting in person, to ensure that your shares of SenoRx common stock are present in person or represented by proxy at the special meeting.

If you sign your proxy card, but do not indicate how you wish to vote, your shares will be voted “FOR” the proposal to adopt the merger agreement and “FOR” the adoption of the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies.  With respect to any other matter that properly comes before the special meeting, shares represented by all proxies received by SenoRx will be voted with respect thereto in accordance with the recommendations of the SenoRx board of directors.

Q:	How do I vote if my shares are held by my brokerage firm, bank, trust or other nominee?

A:
If your shares are held in a brokerage account or by another nominee, such as a bank or trust, then the brokerage firm, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares.  However, you still are considered to be the beneficial owner of those shares, with your shares being held in “street name.”  “Street name” holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust or other nominee how to vote their shares.  Your brokerage firm, bank, trust or other nominee will only be permitted to vote your shares for you at the special meeting if you instruct it how to vote.  Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct them to vote your shares.  If you wish to vote in person at the special meeting, you must bring a proxy from your brokerage firm, bank, trust or other nominee authorizing you to vote at the special meeting.

In addition, because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, shares held in “street name” will not be combined for voting purposes with shares you hold of record.  To be sure your shares are voted, you should instruct your brokerage firm, bank, trust or other nominee to vote your shares.  Shares held by a corporation or business entity must be voted by an authorized officer of the entity.

Q:	What if I fail to instruct my brokerage firm, bank, trust or other nominee how to vote?

A:
Your brokerage firm, bank, trust or other nominee will not be able to vote your shares unless you have properly instructed your nominee on how to vote.  The adoption of the merger agreement requires an affirmative vote of the holders of a majority of the outstanding shares of SenoRx common stock.  Because your brokerage firm, bank, trust or other nominee does not have discretionary authority to vote on the proposal, the failure to provide your nominee with voting instructions will have the same effect as a vote against the proposal to adopt the merger agreement, but it will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q:	What constitutes a quorum for the special meeting?

A:
The presence, in person or by proxy, of stockholders representing the holders of a majority of the shares of SenoRx common stock entitled to vote at the special meeting will constitute a quorum for the special meeting.  If you are a stockholder of record and you submit a properly executed proxy card, vote by telephone or via the Internet or vote in person at the special meeting, then your shares will be counted as part of the quorum.  If you are a “street name” holder of shares and you provide your brokerage firm, bank, trust or other nominee with instructions as to how to vote your shares or you vote your shares in person at the special meeting by obtaining a legal proxy from such broker or nominee, then your shares will be counted as part of the quorum.  All shares of SenoRx common stock held by stockholders that are present in person or represented by proxy and entitled to vote at the special meeting, regardless of how such shares are voted or whether such stockholders abstain from voting, will be counted in determining the presence of a quorum.

Q:	What does it mean if I receive more than one proxy?

A:
If you receive more than one proxy, it means that you hold shares that are registered in more than one account.  For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive a separate proxy card for those shares because they are held in a different form of record ownership.  Therefore, to ensure that all of your shares are voted, you will need to sign and return each proxy card you receive or vote by telephone or via the Internet by using the different control number(s) on each proxy card.

Q:	May I change my vote after I have delivered my proxy?

A:	Yes. If you are the stockholder of record of SenoRx common stock, you have the right to change or revoke your proxy at any time before the vote being taken at the special meeting:

•	by delivering to SenoRx’s Secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	by signing and delivering a new proxy, relating to the same shares of SenoRx common stock and bearing a later date; or

•	by submitting another proxy by telephone or via the Internet.

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

SenoRx, Inc.
3 Morgan
Irvine, California 92618-1917
Attn: Secretary

If you are a “street name” holder of SenoRx common stock, you should contact your brokerage firm, bank, trust or other nominee to obtain instructions as to how to change or revoke your proxy.

Q:	Should I send in my stock certificates now?

A:
No.  After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of SenoRx common stock for the merger consideration.  If your shares are held in “street name” by your brokerage firm, bank, trust or other nominee, you will receive instructions from your brokerage firm, bank, trust or other nominee as to how to effect the surrender of your “street name” shares in exchange for the merger consideration.  PLEASE DO NOT SEND IN YOUR CERTIFICATES NOW.

Q:	What happens if I sell my shares of SenoRx common stock before the special meeting?

A:
The record date for stockholders entitled to vote at the special meeting is earlier than the date of the special meeting and the expected closing date of the merger.  If you sell or transfer your shares of SenoRx common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you sell or transfer your shares.  In addition, if you sell or transfer your shares before the special meeting or before the effective time of the merger, you will not be eligible to exercise your appraisal rights in respect of the merger.  For a more detailed discussion of your appraisal rights and the requirements for perfecting your appraisal rights, see “Appraisal Rights” on page [●] and Annex D.

Q:	Am I entitled to appraisal rights in connection with the merger?

A:
Stockholders are entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware, or the DGCL, provided they satisfy the special criteria and conditions set forth in Section 262 of the DGCL.  For more information regarding appraisal rights, see “Appraisal Rights” on page [●].  In addition, a copy of Section 262 of the DGCL is attached as Annex D to this proxy statement.

Q:	What are the material U.S. federal income tax consequences of the merger to me?

A:
The receipt of cash for shares of SenoRx common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes.  In general, for U.S. federal income tax purposes, a holder of SenoRx common stock will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the merger and (ii) the holder’s adjusted tax basis in the shares.  Because your individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects of the merger to you (including the application and effect of any state, local or non-U.S. income and other tax laws).  See “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 79.

Q:	Who can answer further questions?

A:
For additional questions about the merger, assistance in submitting proxies or voting shares of SenoRx common stock, or additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor at:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders May Call Toll-Free:  +1 (888) 750-5834
Banks and Brokers May Call Collect:  + 1 (212) 750-5833

If your brokerage firm, bank, trust or other nominee holds your shares in “street name,” you should also contact your brokerage firm, bank, trust or other nominee for additional information.

SUMMARY

The following summary highlights information in this proxy statement and may not contain all the information that is important to you.  Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement.  We sometimes make reference to SenoRx, Inc. in this proxy statement by using the terms “SenoRx,” “we,” “our” or “us.”  Each item in this summary includes a page reference directing you to a more complete description of the item in this proxy statement.

The Merger (Page 28)

The Agreement and Plan of Merger, dated as of May 4, 2010, which we refer to as the merger agreement, among C. R. Bard, Inc., or Bard, Raptor Acquisition Corp., an indirect wholly owned subsidiary of Bard, or Merger Sub, and SenoRx, provides that Merger Sub will merge with and into SenoRx, which we refer to as the merger.  As a result of the merger, SenoRx will become an indirect wholly owned subsidiary of Bard.  Upon completion of the merger, shares of SenoRx common stock will no longer be listed on any stock exchange or quotation system.  At the effective time of the merger, each outstanding share of SenoRx common stock will be automatically converted into the right to receive $11.00 in cash, without interest or dividends thereon, less any applicable withholding of taxes (other than shares of SenoRx common stock held by any holder who has not voted in favor of the merger and has properly demanded appraisal of his or her shares pursuant to Section 262 of the General Corporation Law of the State of Delaware, or the DGCL, as described in this proxy statement).  We refer to this amount as the merger consideration.

At the effective time of the merger, any shares of SenoRx capital stock owned by SenoRx as treasury stock or otherwise owned by Merger Sub or Bard will automatically be canceled and will cease to exist, and no merger consideration will be paid by Bard with respect to such shares.

The Special Meeting (Page 24)

Date, Time and Place.  The special meeting will be held on [__________], 2010, starting at [_:__ a/p.m.] Pacific Time at SenoRx’s principal executive offices located at 3 Morgan, Irvine, California 92618-1917.

Purpose.  You will be asked to consider and vote upon (1) the adoption of the merger agreement, (2) the adjournment or postponement of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and (3) such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Record Date and Quorum.  You are entitled to vote at the special meeting if you owned shares of SenoRx common stock at the close of business on [________], 2010, the record date for the special meeting.  You will have one vote for each share of SenoRx common stock that you owned on the record date.  As of the record date, there were [________] shares of SenoRx common stock issued and outstanding and entitled to vote.  A majority of SenoRx common stock issued, outstanding and entitled to vote at the special meeting constitutes a quorum for the purpose of the special meeting.  In the event that a quorum is not present at the special meeting, the meeting may be adjourned or postponed to solicit additional proxies.

Vote Required.  The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of SenoRx common stock entitled to vote at the special meeting.  Approval of any proposal to adjourn or postpone the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of a majority of the votes cast by holders of SenoRx common stock present in person or represented by proxy at the special meeting and entitled to vote on the matter.

Voting and Proxies.  Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, via the Internet, by returning the enclosed proxy card by mail or by voting in person at the special meeting.  If you do not return your proxy card, submit your proxy by telephone or via the Internet or vote in person, your shares of SenoRx common stock will not be voted, which will have the same effect as a vote against the adoption of the merger agreement.  Even if you plan to attend the special meeting, if you hold your shares of SenoRx common stock in your own name as the stockholder of record, please vote your shares by completing, signing, dating and returning the enclosed proxy card or by using the telephone number printed on your proxy card or by using the Internet voting instructions printed on your proxy card.

If you sign your proxy card, but do not indicate how you wish to vote, your shares will be voted “FOR” the proposal to adopt the merger agreement and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies, if applicable.

If your shares of SenoRx common stock are held in “street name,” you should instruct your brokerage firm, bank, trust or other nominee on how to vote such shares of common stock using the instructions provided by your broker or nominee.  If your shares of SenoRx common stock are held in “street name,” you must obtain a legal proxy from such nominee in order to vote in person at the special meeting.  If you fail to provide your nominee with instructions on how to vote your shares of SenoRx common stock, your nominee will not be able to vote such shares at the special meeting.  Accordingly, the failure to provide your nominee with voting instructions will have the same effect as a vote against the proposal to adopt the merger agreement, but it will have no effect on the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Revocability of Proxy.  Any holder of record of SenoRx common stock may revoke his or her proxy at any time, unless noted below, before it is voted at the special meeting by any of the following actions:

•	delivering to SenoRx’s Secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	signing and delivering a new proxy, relating to the same shares of SenoRx common stock and bearing a later date; or

•	by submitting another proxy by telephone or via the Internet.

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

SenoRx, Inc.
3 Morgan
Irvine, California 92618-1917
Attn: Secretary

If you are a “street name” holder of SenoRx common stock, you may change your vote by submitting new voting instructions to your brokerage firm, bank, trust or other nominee.  You must contact your nominee to obtain instructions as to how to change or revoke your proxy.

The Companies (Page 27)

SenoRx, Inc.  SenoRx, Inc., a Delaware corporation, develops, manufactures and sells minimally invasive medical devices used by breast care specialists for the diagnosis and treatment of breast cancer, including its EnCor(R) vacuum-assisted breast biopsy system and Contura(R) MLB catheter for delivering radiation to the tissue surrounding the lumpectomy cavity following surgery for breast cancer.  SenoRx’s principal executive offices are located at 3 Morgan, Irvine, California 92618-1917, and its telephone number is +1 (949) 362-4800.  See also “Where You Can Find More Information.”  SenoRx’s common stock is publicly traded on the NASDAQ Global Market under the symbol “SENO.”

C. R. Bard, Inc.  C. R. Bard, Inc., a New Jersey corporation, is a multinational developer, manufacturer and marketer of innovative, life-enhancing medical technologies in the fields of vascular, urology, oncology and surgical specialty products.  Bard’s principal executive offices are located at 730 Central Avenue, Murray Hill, New Jersey 07974 and its telephone number is +1 (800) 367-2273. Bard’s common stock is publicly traded on the New York Stock Exchange under the symbol “BCR.”

Raptor Acquisition Corp.  Raptor Acquisition Corp., a Delaware corporation and indirect wholly owned subsidiary of Bard, was formed solely for the purpose of facilitating Bard’s acquisition of SenoRx.  Raptor Acquisition Corp. has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.  Upon consummation of the merger, Raptor Acquisition Corp. will merge with and into SenoRx and will cease to exist.  Raptor Acquisition Corp.’s principal executive offices are located at 730 Central Avenue, Murray Hill, New Jersey 07974, and its telephone number is +1 (800) 367-2273.

Reasons for the Merger (Page 36)

In reaching its decision to adopt and approve, and declare advisable, the merger agreement, the merger and the other transactions contemplated by the merger agreement, the SenoRx board of directors consulted with SenoRx’s management, as well as its financial and legal advisors, and considered a number of factors that the board members believed supported their decision.  In particular, the SenoRx board of directors reviewed the strategic alternatives available to the company, including remaining as a stand-alone public company, and considered the results of the market check conducted at the SenoRx board’s direction, and concluded that the merger and the merger agreement reflected the highest value reasonably attainable for SenoRx stockholders.

Recommendation of the SenoRx Board of Directors (Page 36)

The SenoRx board of directors unanimously (1) determined that that the merger agreement and the terms and conditions of the merger and the merger agreement are fair to and in the best interests of SenoRx, (2) declared it advisable that SenoRx enter into the merger agreement and consummate the merger and the other transactions contemplated thereby on the terms and subject to the conditions set forth in the merger agreement, and (3) recommends that you vote “FOR” the adoption of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.

Voting and Support Agreement (Page 56)

In connection with the transactions contemplated by the merger agreement, certain executive officers and stockholders of SenoRx, who collectively, as of the record date, beneficially owned approximately [___]% of the total outstanding shares of SenoRx common stock, have entered into a voting and support agreement with Bard to, among other things, vote all shares of SenoRx common stock held by them in favor of the adoption of the merger agreement.  The executive officers and stockholders who entered into the voting and support agreement with Bard did not receive additional consideration for doing so (other than any consideration they are otherwise entitled to receive under the merger agreement in respect of their shares of SenoRx common stock).  The voting and support agreement is attached to this proxy statement as Annex B.

Opinion of SenoRx’s Financial Advisor (Page 41)

At a meeting of the SenoRx board of directors, Piper Jaffray & Co., or Piper Jaffray, delivered an oral opinion, which was subsequently confirmed by delivery of a written opinion, that as of May 4, 2010 and based upon and subject to the assumptions, procedures, considerations and limitations set forth in the written opinion and based upon such other factors as Piper Jaffray considered relevant, that the merger consideration of $11.00 per share, in cash, to be paid in connection with the merger is fair, from a financial point of view, to the holders of SenoRx common stock (other than Bard and its affiliates, if any).  The full text of the Piper Jaffray written opinion dated May 4, 2010, confirming its oral opinion issued to the SenoRx board of directors on May 4, 2010 and setting forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Piper Jaffray in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated in its entirety herein by reference.  You are urged to, and should, carefully read the Piper Jaffray opinion in its entirety, and this summary is qualified by reference to the written opinion. The Piper Jaffray opinion addresses only the fairness, from a financial point of view and as of the date of the opinion, of the purchase price to the holders of SenoRx common stock, other than Bard and its affiliates, if any. Piper Jaffray’s opinion was directed solely to the SenoRx board of directors in connection with its consideration of the merger and was not intended to be, and does not constitute, a recommendation to any SenoRx stockholder as to how any SenoRx stockholder should act or vote with respect to the merger or on any other matter. The Piper Jaffray opinion was approved for issuance by the Piper Jaffray Opinion Committee.

Treatment of Stock Options and Other Awards (Page 58)

Stock Options.  As of the effective time of the merger, each stock option to purchase shares of SenoRx common stock that is outstanding and unexercised immediately before the effective time of the merger will, to the extent then unvested, become fully vested and exercisable and will be cancelled.  In consideration of such cancellation, each holder of an option that has an exercise price that is less than $11.00 per share will be entitled to receive a cash payment (less any applicable tax withholdings) equal to the product of (x) the outstanding number of shares of SenoRx common stock subject to such option, multiplied by (y) the excess of $11.00 over the per share exercise price of such cancelled stock option.  Any stock option to purchase shares of SenoRx common stock that has a per share exercise price that is equal to or greater than $11.00 will be automatically cancelled without any cash payment to the holder of such option.

Restricted Stock.  As of the effective time of the merger, each then-outstanding share of restricted stock will be converted into the right to receive a cash payment equal to the product of (x) the number of shares of then-outstanding restricted stock, multiplied by (y) $11.00, and when so converted will be automatically cancelled.  Such cash payment will be paid as promptly as practicable following the effective time of the merger, less any applicable withholding taxes.

Restricted Stock Units.  As of the effective time of the merger, each then-outstanding restricted stock unit will be converted into the right to receive a cash payment equal to the product of (x) the number of shares subject to the outstanding restricted stock units which each holder thereof would have been entitled to receive had such restricted stock unit vested in full and settled immediately prior to the effective time of the merger, multiplied by (y) $11.00, and when so converted will be automatically cancelled.  Such cash payment will be paid as promptly as practicable following the effective time of the merger, less any applicable withholding taxes.

Warrants. As of the effective time of the merger, each warrant to purchase shares of SenoRx common stock that is outstanding and unexercised immediately before the effective time of the merger will become fully vested and exercisable and will be cancelled.  In consideration of such cancellation, each holder of a warrant that has a per share exercise price that is less than $11.00 per share will be entitled to receive a cash payment (less any applicable tax withholdings) equal to the product of (x) the outstanding number of shares of SenoRx common stock subject to such warrant, multiplied by (y) the excess of $11.00 over the per share exercise price of such cancelled warrant.  Any warrant to purchase shares of SenoRx common stock that has a per share exercise price that is equal to or greater than $11.00 will be automatically cancelled without any cash payment to the holder of such warrant.

Employee Stock Purchase Plan.  SenoRx suspended all participation, including payroll deductions, in the SenoRx Employee Stock Purchase Plan (which we refer to as the ESPP) as of May 15, 2010.  Each outstanding option under the ESPP was exercised on May 14, 2010 for the purchase of shares of SenoRx common stock in accordance with the terms of the ESPP, and SenoRx refunded to each participant in the ESPP all amounts remaining in such participant’s account after such purchase.  Effective as of the effective time of the merger, and contingent upon the closing of the merger, SenoRx will terminate the ESPP.

Material U.S. Federal Income Tax Consequences of the Merger (Page 53)

The receipt of cash for shares of SenoRx common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes.  In general, for U.S. federal income tax purposes, a holder of SenoRx common stock will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received in the merger and (2) the holder’s adjusted tax basis in the shares.  Stockholders should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the merger.

Interests of SenoRx’s Directors and Executive Officers in the Merger (Page 50)

SenoRx’s directors and executive officers have economic interests in the merger that are different from, or in addition to, their interests as SenoRx stockholders.  The SenoRx board of directors was aware of and considered these interests, among other matters, in reaching its decision to adopt and approve, and declare advisable, the merger agreement, the merger and the other transactions contemplated by the merger agreement.  Certain of SenoRx’s executive officers are parties to change in control agreements with SenoRx, which provide acceleration of all or a portion of outstanding equity awards in connection with a change in control of SenoRx and severance and other benefits in the case of qualifying separations from service in connection with a change in control of SenoRx, in each case, including consummation of the merger.  The outstanding restricted stock unit awards denominated in shares of SenoRx common stock held by directors will become fully vested in accordance with their terms when the holders cease to be members of the SenoRx board of directors as of the effective time of the merger, as required by the terms of the merger agreement.  In addition, executive officers and directors of SenoRx have rights to indemnification and directors’ and officers’ liability insurance that will survive consummation of the merger.

Common Stock Ownership of Directors and Executive Officers (Page 83)

As of [________], 2010, the record date for the special meeting, the directors and executive officers of SenoRx beneficially owned in the aggregate approximately [__] shares of SenoRx common stock entitled to vote at the special meeting, representing approximately [___]% of SenoRx’s outstanding common stock as of the record date for the special meeting.

Appraisal Rights (Page 79)

Under Section 262 of the DGCL, SenoRx stockholders who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for such an appraisal before the vote on the adoption of the merger agreement and comply with the other special criteria and conditions explained in this proxy statement.

Conditions to the Merger (Page 72)

Conditions to Each Party’s Obligations.  Each party’s obligation to consummate the merger is subject to the satisfaction of the following mutual conditions:

•	SenoRx will have obtained the approval of the majority of the holders of the outstanding shares of SenoRx common stock to adopt the merger agreement;

•
no governmental authority in the United States or in certain specified jurisdictions will have enacted, issued, promulgated, enforced or entered any law or order that is then in effect and that has the effect of preventing or prohibiting the consummation of the merger or otherwise imposing material limitations on the ability of Bard to effectively acquire, hold or operate the business of SenoRx or Bard, provided that each of the parties must use its commercially reasonable efforts to appeal any such order or otherwise have any such order vacated or removed; and

•
any waiting period (and any extension thereof) under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the HSR Act, will have expired or terminated, and any waiting period (and any extension thereof), and any necessary consents, approvals, permits of, authorizations from, notifications to and filings with any governmental authorities, under any antitrust laws of certain specified jurisdictions, to the extent applicable, will have been made or obtained.

Conditions to Bard’s and Merger Sub’s Obligations.  The obligation of Bard and Merger Sub to consummate the merger is subject to the satisfaction or waiver of the following additional conditions:

•
the representations and warranties of SenoRx contained in the merger agreement (other than as described in the next bullet point) will be true and correct in all respects as of the closing date as if made on and as of the closing date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute a Company Material Adverse Effect, as defined below; provided, however, that for purposes of determining the accuracy of such representations and warranties, all “Company Material Adverse Effect” qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties will be disregarded;

•
the representations and warranties concerning SenoRx’s charter documents, capitalization (except for insignificant deviations in certain numerical amounts set forth in the merger agreement), authority, absence of subsidiaries, non-applicability of state takeover statutes, the opinion of SenoRx’s financial advisor and the use of brokers will be true and correct in all respects, in each case, as of the closing date as if made on and as of the closing date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as if made as of such earlier date));

•
SenoRx will have, in all material respects, performed all obligations and complied with all agreements and covenants required to be performed by it or complied with by it under the merger agreement at or before the effective time of the merger;

•	since the date of the merger agreement, there will not have occurred any Company Material Adverse Effect which is then continuing;

•
at the closing, SenoRx will have delivered an officers’ certificate, duly executed by SenoRx’s Chief Executive Officer or Chief Financial Officer on behalf of SenoRx and dated as of the closing date, stating that the conditions to closing described in the four bullet points above have been satisfied; and

•
the number of shares held by holders who have not voted in favor of the merger and who have properly demanded appraisal for his or her shares in accordance with the DGCL will not constitute more than 10% of the aggregate number of common shares outstanding as of the date of the merger agreement.

Conditions to SenoRx’s Obligations.  The obligation of SenoRx to consummate the merger is subject to the satisfaction or waiver of the following additional conditions:

•
the representations and warranties of Bard and Merger Sub contained in the merger agreement will be true and correct in all respects as of the closing date as if made on and as of the closing date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except that any inaccuracies in such representations and warranties (other than the representations and warranties concerning authority and financial capability, which shall be true and correct in all material respects as of the closing date as if made on and as of the closing date) will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute a Parent Material Adverse Effect, or any fact, circumstance, effect, event, change or occurrence that would prevent or have a material adverse effect on the ability of Bard and Merger Sub to consummate the merger in accordance with the terms of the merger agreement; provided, however, that for purposes of determining the accuracy of such representations and warranties, all “Parent Material Adverse Effect” qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded;

•
each of Merger Sub and Bard shall have, in all material respects, performed all obligations and complied with all agreements and covenants required to be performed by them or complied with by them under the merger agreement at or before the effective time of the merger; and

•
at the closing, each of Merger Sub and Bard shall deliver an officer’s certificate, duly executed by their respective Chief Financial Officers on behalf of Merger Sub and Bard and dated as of the closing date, stating that the conditions to closing described in the two bullet points above have been satisfied.

For purposes of the merger agreement, “Company Material Adverse Effect,” means any fact, circumstance, effect, event, change or occurrence, that individually or in the aggregate, with all other facts, circumstances, effects, events, changes or occurrences has, or would reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of SenoRx, or would prevent or have a material adverse effect on the ability of SenoRx to consummate the merger in accordance with the terms of the merger agreement, in each case, other than resulting or arising out of any of the following:

•
any fact, circumstance, effect, event, change or occurrence relating to local, regional, national or foreign political, economic or financial conditions or resulting from or arising out of developments or conditions in credit, currency, capital, securities or other financial markets, including caused by acts of terrorism or war (whether or not declared) or any material worsening of such conditions existing as of the date of the merger agreement, but only to the extent such change or effect does not disproportionately affect SenoRx relative to the other industry participants;

•
any fact, circumstance, effect, event, change or occurrence generally affecting the industry in which SenoRx operates, but only to the extent such change or effect does not disproportionately affect SenoRx relative to the other industry participants;

•
any fact, circumstance, effect, event, change or occurrence resulting from any hurricane, earthquake or other natural disasters, weather conditions or other force majeure events, but only to the extent such change or effect does not disproportionately affect SenoRx relative to the other industry participants;

•
any change, in and of itself, in the share price or trading volume of the shares of SenoRx common stock, without precluding any fact, circumstance, effect, event, change or occurrence that may have contributed to or caused such changes from being taken into account in determining whether a Company Material Adverse Effect has occurred, unless such fact, circumstance, effect, event, change or occurrence is itself not to be considered in the determination of whether a Company Material Adverse Effect has occurred as described in any other bullet point in this list of excluded matters;

•
any fact, circumstance, effect, event, change or occurrence resulting from a change after the date of the merger agreement in accounting rules or procedures announced with respect to United States generally accepted accounting principles or other accounting standards (or the interpretation thereof), in each case, as applicable to the financial statements of SenoRx, or a change after the date of the merger agreement in laws (or the interpretation thereof), but only to the extent such change or effect does not disproportionately affect SenoRx relative to the other industry participants;

•
any failure, in and of itself, to meet any internal budgets, plans, projections or forecasts of SenoRx’s revenue, earnings or other financial performance or results of operations, or any published financial forecasts or analyst estimates of SenoRx’s revenue, earnings or other financial performance or results of operations or any change in analyst recommendations, for any period, without precluding any fact, circumstance, effect, event, change or occurrence that may have contributed to or caused such changes from being taken into account in determining whether a Company Material Adverse Effect has occurred, unless such fact, circumstance, effect, event, change or occurrence is itself not to be considered in the determination of whether a Company Material Adverse Effect has occurred as described in any other bullet point in this list of excluded matters;

•
any fact, circumstance, effect, event, change or occurrence attributable to the execution, performance or announcement of the merger agreement including, the identity of Bard, the loss or departure of officers or other employees of SenoRx, or the loss or diminution in SenoRx’s relationships, contractual or otherwise, with any of its customers, suppliers, distributors, landlords, licensors, licensees or other business partners, without precluding any legal or contractual consequences of the execution of the merger agreement or the consummation of the transactions from being taken into account in determining whether a Company Material Adverse Effect has occurred;

•
any action taken or failed to be taken by SenoRx at the request or with the consent of Bard, that, if taken without the request or the consent of Bard, would have been prohibited by the terms of the merger agreement; or

•
any legal proceedings made or brought by any of the current or former stockholders of SenoRx, on their own behalf or on behalf of SenoRx, against SenoRx or any of its officers or directors, including legal proceedings arising out of the merger or in connection with any of the other transactions contemplated by the merger agreement.

No Solicitations (Page 66)

Subject to certain exceptions, SenoRx has agreed that SenoRx and its officers and directors will not, and SenoRx will cause its representatives not to:

•
solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiry in connection with, or the making of any proposal from any person that constitutes, or would reasonably be expected to lead to, an acquisition proposal (as defined below);

•
maintain or continue, or enter into or participate in, any discussion or negotiation with any person (other than Merger Sub, Bard or any Bard representative, as applicable) regarding an acquisition proposal, or furnish to any person (other than Merger Sub, Bard or any Bard representative, as applicable) any information or otherwise cooperate in any way with any effort or attempt by any other person to make or effect an acquisition proposal; or

•
subject to the SenoRx board properly effecting a recommendation change (as described below), withdraw or modify, in a manner adverse to Bard, its approval or favorable recommendation of the merger agreement and the merger, or approve  an acquisition proposal, or enter into any contract, arrangement or understanding with respect to acquisition proposal, other than certain acceptable confidentiality agreements (we refer to any of the actions described in this bullet point as a recommendation change).

However, the merger agreement does not prohibit the SenoRx board, directly or indirectly through SenoRx’s representatives, before obtaining the required stockholder approval, from furnishing non-public information to, or entering into or participating in discussions or negotiations with, any person that makes an unsolicited written, bona fide acquisition proposal (which did not result from a breach of the merger agreement) that provides for consideration per share of SenoRx common stock that is greater than the merger consideration if:

•
the SenoRx board determines in good faith after consultation with its outside legal counsel that failure to take such action would be inconsistent with its fiduciary duties to SenoRx’s stockholders under applicable law;

•
before entering into or participating in discussions with such person, the SenoRx board determines in good faith, after consultation with its outside legal counsel and financial advisor, that the acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal (as defined below); and

•
before furnishing any non-public information to, or entering into or participating in discussions or negotiations with, such person, SenoRx (1) receives from such person an executed confidentiality contract (which will be provided to Bard for informational purposes) with terms no less favorable to SenoRx than those contained in the confidentiality agreement with Bard (it being understood and agreed that such confidentiality contract need not contain a “standstill” or other similar provision that prohibits such third party from making any proposal to acquire SenoRx, acquire securities of SenoRx or nominate for election members of the SenoRx board), and (2) concurrently with its delivery to such person, SenoRx delivers to Bard and Merger Sub all such information not previously provided to Bard and Merger Sub.

For purposes of the merger agreement, “acquisition proposal” means any offer or proposal for a merger, acquisition, recapitalization, consolidation, tender offer, exchange offer or similar transaction involving, or any proposal or offer to purchase or acquire in any manner (A) assets representing 20% or more of the assets of SenoRx or (B) an equity interest in 20% or more of the voting securities of SenoRx, other than the transactions contemplated by the merger agreement.

For purposes of the merger agreement, “superior proposal” means any acquisition proposal (substituting 50% for the 20% thresholds set forth in the definition of “acquisition proposal”) the SenoRx board has determined in good faith, after consultation with its outside counsel and financial advisor, and taking into account all financial, regulatory, legal and other aspects of such acquisition proposal, (i) is more favorable from a financial point of view to SenoRx’s stockholders than the merger (including any adjustment to the terms and conditions thereof proposed in writing by Bard in response to any such acquisition proposal) and which such acquisition proposal, if it includes non-cash consideration, would result in the receipt by SenoRx’s stockholders of consideration economically superior to the consideration such holders are to receive in the merger; (ii) is reasonably capable of being consummated no later than nine months from the receipt of such acquisition proposal; and (iii) for which financing, to the extent required, is then fully committed.

Change in Recommendation (Page 67)

The merger agreement provides that, notwithstanding the restrictions described in the previous section, the SenoRx board may effect a recommendation change if the SenoRx board determines in good faith, after consultation with its outside legal counsel and financial advisor, that an acquisition proposal is a superior proposal.

However, before determining that an acquisition proposal is a superior proposal, the following conditions must be met:

•
the SenoRx board must determine in good faith, after consultation with legal counsel, that the failure to effect a recommendation change relating to a superior proposal would be inconsistent with its fiduciary duties to SenoRx’s stockholders under applicable law;

•
SenoRx must notify Bard in writing that it intends to effect a recommendation change relating to the superior proposal, attaching the current version of the definitive agreement relating to the superior proposal (which we refer to as a superior proposal notice);

•
if requested by Bard, SenoRx must make its representatives available to discuss with Bard’s representatives, and to negotiate in good faith with Bard’s representatives, any proposed modifications to the terms and conditions of the merger agreement during the three business days after delivery by SenoRx of the superior proposal notice to Bard; and

•
if Bard delivers to SenoRx during that three business day period (as may be extended as set forth in the merger agreement) a written, binding and irrevocable offer meeting certain requirements, the SenoRx board must determine in good faith, after considering the terms of the offer by Bard, that the acquisition proposal giving rise to the superior proposal notice continues to constitute a superior proposal.

The merger agreement does not prohibit the SenoRx board from taking, and disclosing to SenoRx’s stockholders, a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, about any tender offer or exchange offer that is an acquisition proposal, or making any disclosure to SenoRx’s stockholders that the SenoRx board determines in good faith, after consultation with its outside legal counsel, that the failure to make such disclosure would be inconsistent with its fiduciary duties to SenoRx’s stockholders, subject to certain requirements to notify Bard of the disclosure in advance and to reaffirm the SenoRx board’s recommendation under certain circumstances.

Termination of the Merger Agreement (Page 74)

SenoRx and Bard may terminate the merger agreement and the merger and any other transactions contemplated by the merger agreement may be abandoned at any time before the effective time of the merger by mutual written consent.

Termination by Bard or SenoRx. In addition, either Bard or SenoRx may terminate the merger agreement before the effective time of the merger if:

•
any governmental authority has (i) voted to challenge the merger in a judicial or administrative proceeding; provided, however, that the right to terminate the merger agreement pursuant to this provision will not be available to any party that has failed to perform in all material respects its obligations regarding filings and consents and requirements to use commercially reasonable efforts to, among other things, effectuate the consummation of the merger, or (ii) issued any order that has the effect of preventing the consummation of the merger;

•
the merger has not been consummated on or before November 4, 2010, subject to extension of up to three months, at the election of either Bard or SenoRx, under certain circumstances relating to obtaining antitrust approval, such date, as may be so extended being the expiration date; except that Bard and SenoRx must use commercially reasonable efforts to consummate any necessary, non-material divestitures, in accordance with the terms of the merger agreement, before the expiration date; and provided, further, that the right to terminate will not be available to any party whose failure to perform any covenant or obligation under the merger agreement was the principal cause of or principally resulted in the failure of the merger to have been consummated on or before the expiration date; or

•	if stockholder approval is not obtained upon a vote at a duly held stockholders meeting (including any adjournment or postponement thereof) to adopt the merger agreement.

Termination by Bard. Bard may also terminate the merger agreement before the effective time of the merger if:

•
SenoRx has breached any of its representations, warranties, covenants or other agreements in the merger agreement or any representation or warranty has become untrue and such breach or inaccuracy (i) would give rise to the failure of a condition described in the first three bullet points under the heading “Conditions to the Merger—Conditions to Bard’s and Merger Sub’s Obligations” above and (ii) has not been cured within thirty days after written notice thereof is received by SenoRx; provided that Bard will have no right to terminate the merger agreement in connection with such breach or inaccuracy if there is an uncured breach or inaccuracy by Bard or Merger Sub of the type described in the first bullet point under the heading “Termination of the Merger Agreement—Termination by SenoRx” below at the time of such breach or inaccuracy by SenoRx or at the time of the purported termination in connection with such breach or inaccuracy;

•	a recommendation change by the SenoRx board has occurred; or

•
SenoRx (i) receives any warning letter, or similar written notice, or correspondence from the FDA or any other governmental authority regulating medical devices, relating to quality issues, that in the opinion of Bard, would reasonably be expected to materially impair, or lead to actions that materially impair, the business of SenoRx; provided that concurrently with and as a condition to such termination of the merger agreement, Bard pays the reverse termination fee, as described below, and/or (ii) receives notice of, or is subject to, any consent decree relating to FDA regulatory or quality issues.

Termination by SenoRx. SenoRx may also terminate the merger agreement if:

•
before the effective time of the merger, Merger Sub or Bard has breached any of their respective representations, warranties, covenants or other agreements in the merger agreement or any such representation or warranty shall have become untrue and the breach or inaccuracy (i) would give rise to the failure of a condition described in the first two bullet points under the heading “Conditions to the Merger—Conditions to SenoRx’s Obligations” above and (ii) is not cured within thirty days after written notice thereof is received by Merger Sub and Bard; provided that SenoRx will have no right to terminate the merger agreement in connection with such breach or inaccuracy if there is an uncured breach or inaccuracy by SenoRx of the type described in the first bullet point under the heading “Termination of the Merger Agreement—Termination by Bard” above at the time of such breach or inaccuracy by Merger Sub or Bard or at the time of the purported termination in connection with such breach or inaccuracy; or

•
at any time before obtaining the approval of the majority of the holders of the outstanding shares of SenoRx common stock to adopt the merger agreement, (i) a valid recommendation change by the SenoRx board has occurred after SenoRx has complied with the procedures set forth in the merger agreement and (ii) concurrently with and as a condition to such termination of the merger agreement, SenoRx enters into a definitive contract relating to an acquisition proposal not solicited in violation of the merger agreement that constitutes a superior proposal and pays Bard the termination fee, as described below.

Any proper and valid termination of the merger agreement will be effective immediately upon the delivery of written notice of the terminating party to the other party or parties hereto, as applicable.

Termination Fees and Expenses (Page 75)

If the merger agreement is terminated, it will become void without any liability on the part of any party (except for any fee or expenses described below and except that certain customary provisions, including those relating to confidentiality, will survive the termination of the merger agreement). However, no such termination will relieve any party from liability for fraud or any intentional or willful breach of any of its representations, warranties, covenants or agreements set forth in the merger agreement.

Under the merger agreement, SenoRx is required to pay Bard a termination fee of $9 million in the following circumstances:

•
if the merger agreement is terminated by SenoRx or Bard pursuant to the provisions described in the second or third bullet points under the heading “Termination of the Merger Agreement—Termination by Bard or SenoRx” above and before the stockholders meeting, an acquisition proposal has been made directly to the holders of SenoRx common shares or has otherwise been publicly known and had not been withdrawn at the time of the stockholders meeting, and at any time within twelve months after such termination, SenoRx has entered into a definitive contract relating to any acquisition proposal or a transaction contemplated by an acquisition proposal has been consummated;

•	if the merger agreement is terminated by Bard pursuant to the provision described in the second bullet point under the heading “Termination of the Merger Agreement—Termination by Bard” above;

•	if the merger agreement is terminated by SenoRx pursuant to the provision described in the second bullet point under the heading “Termination of the Merger Agreement—Termination by SenoRx” above; or

•
if the merger agreement is terminated by Bard pursuant to the provision described in the first bullet point under the heading “Termination of the Merger Agreement—Termination by Bard” above based on a breach of any covenant or agreement of SenoRx set forth in the merger agreement and before such termination an acquisition proposal has been made directly to the holders of SenoRx common shares or has otherwise been publicly known and such acquisition proposal had not been withdrawn at the time of such termination, and at any time within twelve months after such termination, either SenoRx has entered into a definitive contract relating to any acquisition proposal or a transaction contemplated by an acquisition proposal has been consummated.

Under the merger agreement, Bard is required to pay SenoRx a termination fee of $9 million if the merger agreement is terminated by Bard pursuant to the provision described in clause (i) of the third bullet point under the heading “Termination of the Merger Agreement—Termination by Bard” above.

In addition, if the merger agreement is terminated by Bard pursuant to the provision described in the first bullet point under the heading “Termination of the Merger Agreement—Termination by Bard” above based on a breach of any covenant or agreement of SenoRx set forth in the merger agreement, SenoRx will reimburse Bard for the transaction expenses of Bard and Merger Sub. Such payment will be credited against any termination fee that becomes payable by SenoRx under the merger agreement. Likewise, if the merger agreement is terminated by SenoRx pursuant to the provision described in the first bullet point under the heading “Termination of the Merger Agreement—Termination by SenoRx” above based on a breach of any covenant or agreement of Bard or Merger Sub set forth in the merger agreement, Bard will reimburse SenoRx for the transaction expenses of SenoRx.

Except as expressly set forth in the merger agreement and described above, all fees, costs and expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring such fees, costs and expenses, whether or not the merger is consummated.

Regulatory Approvals (Page 55)

Under the provisions of the HSR Act, the merger may not be completed until notification and report forms have been filed with the Antitrust Division of the United States Department of Justice (which we refer to as the Antitrust Division) and the Federal Trade Commission (which we refer to as the FTC) by SenoRx and Bard and all applicable waiting periods have expired or been terminated. SenoRx and Bard will file their respective notification and report forms with the Antitrust Division and the FTC under the HSR Act.

Currently, SenoRx and Bard do not believe there are any necessary antitrust notifications to be filed in jurisdictions outside of the United States, but are in the process of reviewing where merger control filings or approvals may be required or desirable in other foreign jurisdictions.

Consummation of the Merger (Page 72)

SenoRx currently expects the merger to be completed in the third quarter of 2010.  However, we cannot predict the exact timing of the consummation of the merger and whether the merger will be consummated.  In order to consummate the merger, SenoRx’s stockholders must adopt the merger agreement and the other closing conditions under the merger agreement, including receipt of certain regulatory approvals, must be satisfied or, to the extent legally permitted, waived.

Current Market Price of Common Stock (Page 82)

The closing sale price of SenoRx common stock on the NASDAQ Global Market (symbol: SENO) on May 20, 2010, the last full trading day before the filing of this proxy, was $10.84.  You are encouraged to obtain current market quotations for SenoRx common stock in connection with voting your shares.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents to which we refer you in this proxy statement, include forward-looking statements based on estimates and assumptions.  There are forward-looking statements throughout this proxy statement, including, without limitation, under the headings “Summary,” “The Special Meeting,” “The Merger,” “Opinion of SenoRx’s Financial Advisor,” “Regulatory Approvals,” and in statements containing words such as “believes,” “estimates,” “anticipates,” “continues,” “predict,” “potential,” “contemplates,” “expects,” “may,” “will,” “likely,” “could,” “should” or “would” or other similar words or phrases.  These statements are subject to risks, uncertainties, and other factors, including, among others:

•	the effect of the announcement of the merger on SenoRx’s business relationships, operating results and business generally;

•	the retention of certain key employees at SenoRx;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•
the adoption of the merger agreement by SenoRx’s stockholders or other conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule, if at all;

•	the outcome of any legal proceedings that have or may have been instituted against SenoRx or others relating to the merger;

•	the amount of the costs, fees, expenses and charges related to the merger; and

•	SenoRx’s and Bard’s ability to meet expectations regarding the timing and completion of the merger.

In addition, we are subject to risks and uncertainties and other factors detailed in SenoRx’s annual report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission, which we refer to herein as the SEC, on March 16, 2010 and SenoRx’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed with the SEC on May 11, 2010, which should be read in conjunction with this proxy statement.  See “Where You Can Find More Information” on page 84.  Many of the factors that will determine SenoRx’s future results are beyond SenoRx’s ability to control or predict.  In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof.  We cannot guarantee any future results, levels of activity, performance or achievements.  The statements made in this proxy statement represent SenoRx’s views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date.  Moreover, we assume no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to SenoRx’s stockholders as part of the solicitation of proxies by the SenoRx board of directors for use at the special meeting to be held on [__________], 2010, starting at [_:__ a/p.m.] Pacific Time, at SenoRx’s principal executive offices located at 3 Morgan, Irvine, California 92618-1917, or at any postponement or adjournment thereof.  The purpose of the special meeting is for SenoRx’s stockholders to consider and vote on (1) a proposal to adopt the merger agreement, (2) a proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and (3) such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.  SenoRx’s stockholders must adopt the merger agreement in order for the merger to occur.  If SenoRx’s stockholders fail to adopt the merger agreement, the merger will not occur.  A copy of the merger agreement is attached to this proxy statement as Annex A.  You are urged to read the merger agreement in its entirety.

Record Date and Quorum

We have fixed the close of business on [________], 2010 as the record date for the special meeting, and only holders of record of SenoRx common stock on the record date are entitled to vote at the special meeting.  As of the record date, 2010, there were [________] shares of SenoRx common stock issued and outstanding and entitled to vote.  Each share of SenoRx common stock entitles its holder to one vote on all matters properly coming before the special meeting.

A majority of the shares of SenoRx common stock issued and outstanding and entitled to vote at the special meeting constitutes a quorum for the purpose of considering the proposals.  Shares of SenoRx common stock held by stockholders present in person or represented at the special meeting but not voted, including shares of SenoRx common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.  In the event that a quorum is not present at the special meeting, the special meeting may be adjourned or postponed to solicit additional proxies.

Vote Required for Approval

You may vote FOR or AGAINST, or you may ABSTAIN from voting on, the proposal to adopt the merger agreement.  Consummation of the merger requires the adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of SenoRx common stock entitled to vote at the special meeting.  Therefore, if you abstain or fail to vote, it will have the same effect as a vote against the adoption of the merger agreement.

The adoption of the proposal to adjourn or postpone the special meeting to a later time, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of a majority of the votes cast by holders of SenoRx common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.  Therefore, if you abstain or fail to vote, it will have no effect on the outcome of the adjournment proposal.

In connection with the transactions contemplated by the merger agreement, certain executive officers and stockholders of SenoRx, who collectively, as of the record date, beneficially owned approximately [___]% of the total outstanding shares of SenoRx common stock, have entered into a voting and support agreement with Bard to, among other things, vote all shares of SenoRx common stock held by them in favor of the adoption of the merger agreement.  The executive officers and stockholders who entered into the voting and support agreement with Bard did not receive additional consideration for doing so (other than any consideration they are otherwise entitled to receive under the merger agreement in respect of their shares of SenoRx common stock).  The voting and support agreement is attached to this proxy statement as Annex B.

As of the record date, SenoRx’s directors and executive officers held and are entitled to vote, in the aggregate, approximately [__] shares of SenoRx common stock, representing approximately [___]% of SenoRx’s outstanding common stock.

Proxies and Revocation

If you are a stockholder of record of your shares of SenoRx common stock and you submit a proxy by telephone or via the Internet or by returning a signed and dated proxy card by mail that is received by SenoRx before the date of or at the special meeting, your shares will be voted at the special meeting as you indicate.  If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the adoption of the merger agreement and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies, and in accordance with the recommendations of the SenoRx board of directors on any other matters properly brought before the special meeting, or at any adjournment or postponement thereof, for a vote.

If your shares of SenoRx common stock are held in “street name,” you will receive instructions from your brokerage firm, bank, trust or other nominee that you must follow in order to have your shares voted.  If you have not received such voting instructions or require further information regarding such voting instructions, contact your brokerage firm, bank, trust or other nominee, as the case may be.  If you fail to provide your brokerage firm, bank, trust or other nominee with instructions on how to vote your shares of SenoRx common stock, your nominee will not be able to vote such shares at the special meeting.  Please follow the simple directions on the voting instruction form sent to you by your broker or nominee with this proxy statement.

Proxies received by SenoRx at any time before the vote being taken at the special meeting, which have not been revoked or superseded before being voted, will be voted at the special meeting.  If you are a stockholder of record of shares of SenoRx common stock, you have the right to change or revoke your proxy at any time, unless noted below, before the vote is taken at the special meeting:

•	by delivering to SenoRx’s Secretary, a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	by submitting a later-dated proxy card relating to the same shares of SenoRx common stock; or

•	by submitting another proxy by telephone or via the Internet.

If you are a “street name” holder of SenoRx common stock, you may change your vote by submitting new voting instructions to your brokerage firm, bank, trust or other nominee.  You must contact your nominee to obtain instructions as to how to change or revoke your proxy.

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to: SenoRx, Inc., 3 Morgan, Irvine, California 92618-1917, Attn: Secretary.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies.  SenoRx’s amended and restated bylaws provide that any adjournment may be made without notice if announced at the meeting at which the adjournment is taken and if the adjournment is to a date that is not greater than thirty days after the original date fixed for the special meeting and no new record date is fixed for the adjourned meeting.  Any signed proxies received by SenoRx before the special meeting in which no voting instructions are provided on such matter will be voted “FOR” an adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies.  Whether or not a quorum exists, holders of a majority of SenoRx shares of common stock present in person or represented by proxy and entitled to vote at the special meeting may adjourn the special meeting.

The proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the majority of the votes cast by holders of SenoRx common stock present in person or represented at the meeting. Therefore, if you abstain or fail to vote, it will have no effect on the outcome of the proposal.

Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow SenoRx’s stockholders who have already sent in their proxies to revoke them at any time before their use at the special meeting as adjourned or postponed.

Solicitation of Proxies

This proxy solicitation is being made and paid for by SenoRx on behalf of our board of directors.  We have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the special meeting for a fee not to exceed $15,000, plus reimbursement of reasonable out-of-pocket expenses.  Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or other means of communication.  These persons will not be paid additional remuneration for their efforts.  We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of SenoRx common stock that the brokers and fiduciaries hold of record.  Upon request, we will reimburse them for their reasonable out-of-pocket expenses.

Questions and Additional Information

If you have questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor, Innisfree M&A Incorporated, by calling toll-free at +1 (888) 750-5834 (banks and brokers may call collect at + 1 (212) 750-5833), or by mail at 501 Madison Avenue, 20th Floor, New York, New York 10022.

Availability of Documents

Documents incorporated by reference (excluding exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents) will be provided by first class mail without charge to each person to whom this proxy statement is delivered upon written or oral request of such person.  In addition, our list of stockholders entitled to vote at the special meeting will be available for inspection at our principal executive offices at least ten days before the date of the special meeting and continuing through the special meeting for any purpose germane to the meeting; the list will also be available at the meeting for inspection by any stockholder present at the meeting.  See “Where You Can Find More Information” on page 84 for more information regarding where you may request any of the documents incorporated by reference in this proxy statement or other information concerning SenoRx.

THE COMPANIES

SenoRx, Inc.

SenoRx, Inc., a Delaware corporation, markets the EnCor(R) stereotactic-guided and MRI-guided breast biopsy systems, the Gel Mark(R) line of breast tissue markers and the Contura(R) balloon catheter for the treatment of breast cancer.  SenoRx’s principal executive offices are located at 3 Morgan, Irvine, California 92618-1917, and its telephone number is  +1 (949) 362-4800.  See also “Where You Can Find More Information.”  SenoRx’s common stock is publicly traded on the NASDAQ Global Market under the symbol “SENO.”

C. R. Bard, Inc.

C. R. Bard, Inc., a New Jersey corporation, is a multinational developer, manufacturer and marketer of innovative, life-enhancing medical technologies in the fields of vascular, urology, oncology and surgical specialty products.  Bard’s principal executive offices are located at 730 Central Avenue, Murray Hill, New Jersey 07974, and its telephone number is +1 (800) 367-2273.  Bard’s common stock is publicly traded on the New York Stock Exchange under the symbol “BCR.”

Raptor Acquisition Corp.

Raptor Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Bard, was formed solely for the purpose of facilitating Bard’s acquisition of SenoRx.  Raptor Acquisition Corp. has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.  Upon consummation of the merger, Raptor Acquisition Corp. will merge with and into SenoRx and will cease to exist.  Raptor Acquisition Corp.’s principal executive offices are located at 730 Central Avenue, Murray Hill, New Jersey 07974, and its telephone number is +1 (800) 367-2273.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement.  You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Background of the Merger

From time to time, SenoRx engaged in discussions with senior management of other medical device companies, investment bankers and other potential strategic partners in order to explore relationships that would accelerate its growth.

On June 29, 2009, Lloyd H. Malchow, who was then our Chairman, President and Chief Executive Officer, met with Jim C. Beasley, Group Vice President of C. R. Bard, Inc. During this meeting, Mr. Beasley expressed Bard’s potential interest in exploring a possible business combination transaction between Bard and SenoRx.

On June 30, 2009, Mr. Malchow received a letter from Mr. Beasley, which contained Bard’s preliminary non-binding expression of interest to purchase all of SenoRx’s issued and outstanding capital stock for cash consideration in the range of $6.00 to $6.75 per share out of available cash without any financing contingencies. The letter stated that the transaction value was subject to, among other things, satisfactory completion of due diligence. On July 1, 2009 a copy of the letter was distributed to the SenoRx board of directors for review and a detailed review by the board and management followed.

Between July 1, 2009 and July 17, 2009, representatives of SenoRx had discussions with representatives of Bard on several occasions to explore a possible business combination transaction between Bard and SenoRx.

On July 17, 2009, the SenoRx board of directors convened for a special meeting to discuss the June 30th expression of interest from Bard. Representatives of Wilson Sonsini Goodrich & Rosati, Professional Corporation (“Wilson Sonsini”), SenoRx’s outside legal counsel, reviewed the board’s fiduciary duties in this context. Our senior management then reviewed certain information and analyses related to SenoRx’s financial performance and prospects, including, among other things, an updated strategic plan for SenoRx (the annual strategic plan having been previously presented to the SenoRx board at its regular meeting in December 2008) and a review of strategic alternatives available to SenoRx. Following discussion, the SenoRx board of directors instructed Mr. Malchow to decline the offer and a letter was sent to Bard on July 17, 2009 informing Bard that the SenoRx board of directors, after careful deliberation, had determined to reject Bard’s offer.

On September 3, 2009, Mr. Beasley expressed to Mr. Malchow Bard’s renewed interest in acquiring SenoRx. On September 8, 2009, Mr. Malchow received a letter from Mr. Beasley, outlining Bard’s revised preliminary non-binding expression of interest to purchase all of SenoRx’s issued and outstanding capital stock for cash consideration of $7.75 per share out of available cash without any financing contingencies. The letter stated that the transaction value was subject to, among other things, satisfactory completion of due diligence. The letter set a deadline for SenoRx to respond of Friday, September 11, 2009 at 5:00pm Pacific time.

The letter was forwarded to the SenoRx board of directors on the same day it was received from Bard and was discussed at a previously scheduled meeting of the board of directors held on September 9, 2009. Representatives of Wilson Sonsini again reviewed the board’s fiduciary duties in this context. Our senior management team then reviewed certain updated information and analyses related to SenoRx’s financial performance and prospects, including, among other things, an updated strategic plan for SenoRx and a review of strategic alternatives available to SenoRx. Following discussion, the SenoRx board of directors instructed Mr. Malchow to decline the offer and a letter was sent to Bard on September 11, 2009 informing Bard that the SenoRx board of directors, after deliberation, had determined to reject Bard’s offer.

In addition, at the September 9 board meeting, our management was instructed to interview and engage investment bankers to begin assisting it with strategic planning and analysis on a going-forward basis. Following the board meeting, our management contacted Piper Jaffray and certain other financial advisors to discuss engaging one of them as SenoRx’s financial advisor in connection with a potential sale of the company.

In late September, Mr. Beasley and Mr. Malchow continued to explore a potential business combination transaction between Bard and SenoRx.

In early October 2009, Mr. Malchow met with representatives of Company A to discuss a potential business combination transaction. During this meeting, the Company A representatives expressed Company A’s potential interest in acquiring SenoRx, and the parties discussed the potential “fit” between the two companies.

On October 6, 2009, Mr. Malchow received a letter from Company A, which contained Company A’s non-binding proposal to purchase all of SenoRx’s issued and outstanding capital stock for cash consideration in the range of $6.50 to $7.00 per share out of available cash without any financing contingencies. The letter stated that the proposal was subject to completion of due diligence and negotiation and execution of mutually acceptable definitive documentation regarding the transaction. On October 8, 2009 a copy of the letter was distributed to the SenoRx board of directors and it was discussed at a previously scheduled board meeting held on October 8, 2009. Representatives of Wilson Sonsini were also present at this meeting. Following discussion, the SenoRx board of directors instructed Mr. Malchow to decline the offer and a letter was sent to Company A on October 12, 2009 stating that the SenoRx board of directors, after careful deliberation, had determined to reject Company A’s proposal.

In addition, at the October 8th board meeting, representatives of Piper Jaffray attended the meeting and made a presentation to the SenoRx board of directors.  The Piper Jaffray presentation covered a number of topics, including an overview of SenoRx’s position in the medical technology industry, a preliminary financial analysis of SenoRx, and a review of strategic alternatives available to SenoRx.

Shortly following the October 8th board meeting, SenoRx began to explore various strategic alternatives with Piper Jaffray. In this regard, SenoRx, with the help of Piper Jaffray, began to investigate undertaking a registered direct offering to fund and provide growth capital for the business on a stand-alone basis. In addition, SenoRx also began to contemplate other strategic alternatives, including commencing a process to solicit proposals from third parties to acquire the company.

On October 12, 2009, Mr. Malchow and Mr. Beasley discussed a potential business combination transaction between Bard and SenoRx.  Mr. Malchow informed Mr. Beasley that the SenoRx board was exploring its strategic alternatives, and had not determined to initiate a sales process.

On October 27, 2009, we announced the appointment of John T. Buhler to the newly created position of President and Chief Operating Officer of SenoRx.

On October 30, 2009, the SenoRx board of directors held a meeting, during which the board considered in further detail the strategic alternatives available to SenoRx. Representatives of Piper Jaffray and Wilson Sonsini were also present at this meeting. After discussion, the SenoRx board determined preliminarily to begin an active process to solicit proposals from third parties to acquire the company and to retain Piper Jaffray to act as SenoRx’s financial advisor in connection with the SenoRx board’s evaluation of a potential sale of the company.

Acting under the SenoRx board’s authorization given at a meeting held on November 10, 2009, SenoRx entered into a letter agreement with Piper Jaffray on November 11, 2009, pursuant to which Piper Jaffray was formally engaged to act as SenoRx’s financial advisor in connection with a possible sale of the company.

On November 18, 2009, our management team met with representatives of Piper Jaffray and Wilson Sonsini and outlined a process to solicit proposals from third parties to acquire the company. Thereafter, our management team, with the assistance of representatives of Piper Jaffray and Wilson Sonsini, prepared preliminary materials concerning SenoRx for distribution to potentially interested parties.

On November 24, 2009 Piper Jaffray contacted three parties – Bard, Company A and Company B – to determine their interest in potentially acquiring SenoRx. These three parties were contacted first because they had recently expressed written or verbal interest in acquiring SenoRx.  The preliminary materials concerning SenoRx which had previously been prepared, including a form of confidentiality agreement, were then circulated to these three parties.

On December 18, 2009, we announced that a jury delivered a verdict in favor of SenoRx in a lawsuit brought by Hologic, Inc., Cytyc Corp., and Hologic L.P. (Hologic) in the U.S. District Court for the Northern District of California.

By January 12, 2010, Bard, Company A and Company B had negotiated and entered into confidentiality agreements with SenoRx. During this time frame, a detailed confidential informational memorandum was prepared by SenoRx, with the assistance of representatives of Piper Jaffray and Wilson Sonsini. On or about January 12, 2010, following execution of confidentiality agreements with each of these three parties, respectively, the detailed confidential informational memorandum was sent to each of them. Shortly thereafter, we provided each of these three parties with access to limited confidential information related to SenoRx in order to enable each of them to conduct a preliminary due diligence review of SenoRx.

On December 10, 2009, representatives of Piper Jaffray contacted a fourth party, Company C, which had previously expressed interest in SenoRx, but not as recently as Bard, Company A or Company B, to determine their interest in potentially acquiring SenoRx. Company C did not receive preliminary materials. On January 5, 2010, a representative from Company C contacted a representative of Piper Jaffray to inform them that they did not have an interest in pursuing an acquisition of SenoRx.

Between January 5, 2010 and January 11, 2010, representatives of Piper Jaffray contacted 23 additional parties to determine their interest in potentially acquiring SenoRx. Out of the 23 parties contacted between January 5, 2010 and January 11, 2010, 18 received preliminary materials. Out of the 18 parties that received preliminary materials, one party entered into a confidentiality agreement with SenoRx so that they could receive the detailed confidential informational memorandum. Shortly thereafter, this party elected to withdraw from the process.

On January 20, 2010, a representative from Company C contacted Piper Jaffray to express a renewed interest in acquiring SenoRx and subsequently Company C received the preliminary materials.  Company C and SenoRx could not come to agreement regarding certain terms in the form confidentiality agreement and therefore Company C did not receive any confidential materials.

For the remainder of January 2010, each of the original three parties that had executed confidentiality agreements with us, through their financial advisors and directly, engaged in discussions with our management in connection with their due diligence review of SenoRx. On January 18, 2010, our management delivered an in-person presentation regarding SenoRx to Company A. On January 26, 2010, our management delivered an in-person presentation to representatives of Bard.  On January 27, 2010, our management delivered an in-person presentation to Company B. Representatives of Piper Jaffray requested each of these three parties to submit their proposals to acquire SenoRx by February 16, 2010.

On February 8, 2010, we announced that Mr. Malchow, our Chairman and Chief Executive Officer, would be taking an indefinite medical leave of absence due to illness, and that Mr. Buhler, our President and Chief Operating Officer, would serve as our acting Chief Executive Officer.

On February 10, 2010, the SenoRx board of directors held a meeting, during which representatives of Piper Jaffray provided the board with an update regarding the process of soliciting proposals from potential acquirors. Representatives of Wilson Sonsini were also present at this meeting.

On February 16, 2010, Mr. Malchow received a letter from Mr. Beasley, outlining Bard’s preliminary non-binding expression of interest to purchase all of SenoRx’s issued and outstanding capital stock for cash consideration in the range of $10.50 to $11.50 per share out of available cash without any financing contingencies. The letter stated that the transaction value was subject to, among other things, satisfactory completion of due diligence and the execution of a mutually satisfactory definitive agreement.

Company A did not submit an updated proposal to acquire SenoRx, but rather through its financial advisor indicated verbally to representatives of Piper Jaffray that Company A would be interested in pursuing an acquisition of SenoRx on terms consistent with their October 6th proposal.

Company B did not submit a written proposal to acquire SenoRx, but rather through its financial advisor indicated verbally to representatives of Piper Jaffray that Company B would be interested in pursuing an acquisition of SenoRx at a per share price equal to a premium of approximately 25% to the then current market price of SenoRx common stock.

On February 18, 2010, a special meeting of the SenoRx board of directors was held to evaluate and consider the expressions of interest from Bard, Company A and Company B. Representatives of Piper Jaffray presented its analysis of the expressions of interest as well as a summary of the financial prospects of SenoRx; conditions and trends in the medical technology industry; and the strategic alternatives available to the company, including remaining as a stand-alone public company. The SenoRx management team reviewed an updated strategic plan for SenoRx and their views of current economic conditions and the near- and long-term prospects for SenoRx. Representatives of Wilson Sonsini reviewed the board’s fiduciary duties in this context. The SenoRx board of directors focused on several considerations, including acceptable valuation ranges; the scope of information that would be appropriate to provide to Bard in connection with its due diligence; the importance of speed, if SenoRx were to undertake discussions regarding a possible business combination, in order to avoid any unnecessary distractions to SenoRx’s business and operations and to reduce the risk that the existence of discussions with a potential acquirer regarding a possible business combination would become widely known; and establishing a high level of “deal certainty” (i.e., certainty that any proposed transaction would be consummated), including the likelihood that a business combination with Bard would receive all required antitrust approvals. After discussion, the SenoRx board of directors elected to temporarily forego negotiations with Company A and Company B because their valuation indications were perceived to be too low and authorized Piper Jaffray to engage in discussions with representatives of Bard regarding a possible transaction, provided that the consideration payable in such a transaction is within a range of at least $13.00 to $15.00 per share or more.

On February 23, 2010, representatives of Goldman Sachs & Co., Bard’s financial advisor, conveyed their client’s willingness to proceed with discussions regarding a potential business combination transaction for a price of $11.50 per share of SenoRx common stock, provided that SenoRx enter into an exclusive negotiation period with Bard for a period of 45 days.

On February 26, 2010, a special meeting of the SenoRx board of directors was held to evaluate Bard’s revised proposal. After discussion, the SenoRx board of directors authorized representatives of Piper Jaffray to further engage in discussions with representatives of Goldman Sachs regarding a possible transaction, provided that the consideration payable in such a transaction was $12.50 per share or more, and SenoRx would enter into an exclusive negotiation period with Bard for 30 days.

On March 3, 2010, representatives of Goldman Sachs communicated their client’s willingness to proceed with discussions at a price of $12.00 per share of SenoRx common stock, provided that SenoRx enter into an exclusive negotiation period with Bard for a period of 45 days.

On March 5, 2010, a special meeting of the SenoRx board of directors was held to evaluate and consider Bard’s revised proposal. Representatives of Piper Jaffray summarized Bard’s most recent proposal for the SenoRx board, and presented its financial analysis of Bard’s most recent proposal as well as a summary of the financial prospects of SenoRx, and the other matters as covered in the February 18, 2010 board meeting. After discussion, the SenoRx board of directors authorized SenoRx to enter into an exclusive negotiation period of no longer than 30 days in duration based on Bard’s willingness to pay $12.00 for each share of SenoRx common stock.

On March 12, 2010, Mr. Buhler received a letter from Mr. Beasley containing a revised, preliminary non-binding expression of interest to purchase all of SenoRx’s issued and outstanding capital stock for cash consideration of $12.00 per share out of available cash without any financing contingencies. The letter stated that the $12.00 per share consideration was subject to, among other things, satisfactory completion of due diligence. On March 12, 2010, SenoRx entered into an exclusive negotiation period with Bard until April 15, 2010.

Between February 24, 2010 and March 12, 2010, representatives from Company B’s financial advisor contacted Piper Jaffray on various occasions and expressed continued interest in acquiring SenoRx at amounts approximating those communicated on February 16, 2010. Representatives from Piper Jaffray informed representatives from Company B’s financial advisor that the communicated amounts were not sufficient, and if Company B was interested in acquiring SenoRx they should submit a written proposal quickly while SenoRx was still in a position to have discussions with Company B and its advisors regarding a possible transaction. Company B never submitted a written proposal to acquire SenoRx.

On March 14, 2010, Mr. Malchow, our Chairman and Chief Executive Officer, passed away while on a previously announced medical leave of absence. At a meeting held on March 15, 2010, the SenoRx board of directors appointed Mr. Buhler, our acting Chief Executive Officer, as our Chief Executive Officer, President and Chief Operating Officer and as a member of the SenoRx board of directors, filling the vacancy created by Mr. Malchow’s death.

Commencing on March 14, 2010, Bard and its representatives and outside advisors, including Weil Gotshal & Manges LLP (“Weil Gotshal”), Bard’s outside legal counsel, were granted access to an online data room.  Commencing on March 16, 2010, Bard also sent  representatives on site to Irvine, California to conduct a detailed due diligence investigation of SenoRx. During the balance of the exclusivity period that ran through April 15, 2010, Bard continued to conduct detailed due diligence activities.

On March 22, 2010, Mr. Buhler informed Mr. Beasley that SenoRx would likely miss its financial projections for the quarter ended March 31, 2010.

On April 1, 2010, representatives of Weil Gotshal delivered a draft definitive merger agreement for the transaction. Thereafter, representatives of Wilson Sonsini reviewed the draft merger agreement, discussed the terms proposed in the draft merger agreement with our senior management team, and prepared a revised draft of the merger agreement.

On April 2, 2010, Mr. Buhler informed Mr. Beasley that SenoRx had in fact missed its financial projections for the quarter ended March 31, 2010.

On April 8, 2010, representatives of Wilson Sonsini delivered a revised draft of the merger agreement to representatives of Weil Gotshal. On April 12, 2010, representatives of Wilson Sonsini discussed with representatives of Weil Gotshal and Bard’s internal legal counsel the terms proposed in the revised merger agreement. The negotiations with respect to the merger agreement focused primarily on terms affecting closing certainty (such as defining the events that would constitute a “Company Material Adverse Effect,” including Bard’s position that the occurrence of certain events would be deemed to constitute a “Company Material Adverse Effect”); commitments to obtain antitrust approvals; deal protection terms (including the amount of the termination fee payable by SenoRx and the conditions that must be satisfied before SenoRx would be permitted to furnish non-public information to, or enter into discussions with, other potential acquirors); and the ability of SenoRx to compel Bard to complete the transaction if Bard were to breach its obligation to do so.

On April 9, 2010, a representative from Company B’s financial advisor left a voice mail message for a representative of Piper Jaffray inquiring about SenoRx. The representative from Piper Jaffray did not respond to Company B’s financial advisor in accordance with the exclusivity terms negotiated with Bard. Bard was made aware of this inquiry through written correspondence to Mr. Beasley.

On April 15, 2010, the exclusive negotiation period with Bard ended and representatives of Goldman Sachs contacted representatives of Piper Jaffray to present a revised proposal from Bard to acquire SenoRx. In the revised proposal, Bard would lower the price per share payable in the transaction from $12.00 per share to $11.00 per share. In addition, Bard reiterated its position that the occurrence of certain events would be deemed to constitute a “Company Material Adverse Effect” and that SenoRx would not be permitted to compel Bard to complete the transaction if Bard were to breach its obligation to do so.

On April 16, 2010, a special meeting of the SenoRx board of directors was held to evaluate and consider Bard’s revised April 15th proposal. Representatives of Piper Jaffray and Wilson Sonsini summarized Bard’s most recent proposal for the SenoRx board. Our senior management team also apprised the SenoRx board of directors of the status of Bard’s due diligence and the expiration of the exclusive negotiation period. After discussion, the SenoRx board authorized representatives of Piper Jaffray to contact representatives of Company B’s financial advisor to determine whether Company B would be interested in exploring a possible business combination transaction with SenoRx at this time.

Later that day on April 16, 2010, representatives of Piper Jaffray contacted representatives of Company B’s financial advisor to discuss Company B’s level of interest in exploring a possible business combination transaction with SenoRx at this time. The Piper Jaffray representatives were informed that Company B was not prepared to make a proposal to acquire SenoRx at such time.

On April 19, 2010, a special meeting of the SenoRx board of directors was held to evaluate and consider Bard’s revised April 15th proposal. Representatives of Piper Jaffray summarized their discussions with representatives of Company B’s financial advisor. Representatives of Piper Jaffray and Wilson Sonsini again summarized Bard’s most recent proposal for the SenoRx board, and representatives of Piper Jaffray presented its financial analysis of Bard’s most recent proposal. Our senior management team also presented a detailed overview of SenoRx’s business and strategic plan on a stand-alone basis. Representatives of Wilson Sonsini reviewed the board’s fiduciary duties in this context. After a detailed discussion, the SenoRx board determined that SenoRx should continue discussions with Bard regarding the proposed transaction at a price less than $12.00 per share, provided that Bard revise its position that the occurrence of certain events would be deemed to constitute a “Company Material Adverse Effect”, and that SenoRx would not be permitted to compel Bard to complete the transaction if Bard were to breach its obligation to do so.

On April 19, 2010, representatives of Piper Jaffray contacted representatives of Goldman Sachs to communicate the SenoRx board’s position with respect to the price per share payable in the proposed transaction as well as the key unresolved issues in the definitive merger agreement. Representatives of Piper Jaffray communicated to representatives of Goldman Sachs that the SenoRx board was willing to continue discussions regarding the proposed transaction at a price less than $12.00 per share, but it had not accepted $11.00 per share.  Additionally, representatives of Piper Jaffray communicated to representatives of Goldman Sachs that the SenoRx board requested Bard to revise its position regarding certain aspects of the definitive agreement.  Representatives of Goldman Sachs conveyed Bard’s willingness to consider in good faith the SenoRx board’s positions on the key unresolved issues.

On April 22, 2010, representatives of Wilson Sonsini discussed with representatives of Weil Gotshal and Bard’s internal legal counsel the terms proposed in the revised merger agreement. The negotiations with respect to the merger agreement continued to focus primarily on terms affecting closing certainty (such as defining the events that would constitute a “Company Material Adverse Effect,” including Bard’s position that the occurrence of certain events would be deemed to constitute a “Company Material Adverse Effect”); commitments to obtain antitrust approvals; deal protection terms (including the amount of the termination fee payable by SenoRx and the conditions that must be satisfied before SenoRx would be permitted to furnish non-public information to, or enter into discussions with, other potential acquirors); and the ability of SenoRx to compel Bard to complete the transaction if Bard were to breach its obligation to do so.

On April 23, 2010, a special meeting of the SenoRx board of directors was held during which our senior management team and representatives of Wilson Sonsini provided the SenoRx board with an update on the transaction, including the status of the negotiations of the definitive merger agreement. The SenoRx board provided guidance to our senior management and representatives of Wilson Sonsini on appropriate and acceptable definitive terms for the transaction.

On April 25, 2010, representatives of Goldman Sachs and Weil Gotshal contacted representatives of Piper Jaffray and Wilson Sonsini, respectively, to communicate Bard’s position with respect to the price per share payable in the proposed transaction as well as the key unresolved issues in the definitive merger agreement. Specifically, Bard would be willing to pay a price of $11.00 per share in the proposed transaction, to give SenoRx the right to compel Bard to complete the transaction if Bard were to breach its obligation to do so, and to remove all of the events that would be deemed to constitute a “Company Material Adverse Effect” other than specified regulatory actions pertaining to FDA quality issues.

On April 26, 2010, representatives of SenoRx and Wilson Sonsini held a series of discussions with representatives of Bard and Weil Gotshal with respect to the term proposed by Bard that would give Bard the right to abandon the proposed transaction without any recourse available to SenoRx if SenoRx were to become subject to specified regulatory actions pertaining to FDA quality issues. The representatives of SenoRx and Wilson Sonsini indicated that SenoRx was not prepared to proceed on such terms.

On April 28, 2010, discussions continued regarding this term of the definitive merger agreement. By the end of the day, Mr. Beasley communicated to Mr. Buhler that Bard was not willing to accept the revisions proposed by SenoRx that would have addressed its concerns with respect to closing certainty. The representatives of SenoRx and Wilson Sonsini indicated that SenoRx was not prepared to proceed on such terms.

On April 29, 2010, SenoRx held a board meeting where an update on the transaction, including the status of the negotiations of the definitive merger agreement, was presented by management and representatives of Wilson Sonsini. Details of the discussions that had occurred on and since April 26th were reviewed, including Bard’s unwillingness to modify the provision from the definitive merger agreement giving Bard the right to abandon the proposed transaction without any recourse available to SenoRx if SenoRx were to become subject to specified regulatory actions pertaining to FDA quality issues. The SenoRx board provided guidance to management on appropriate and acceptable definitive terms for the transaction.

Following the April 29th board meeting, Mr. Buhler communicated to Mr. Beasley SenoRx’s proposal that Bard would be required to pay SenoRx a termination fee in an amount equal to 8% to 10% of SenoRx’s equity value based on the price per share payable in the proposed transaction if Bard elected not to complete the acquisition if SenoRx were to become subject to specified regulatory actions pertaining to FDA quality issues. After a series of discussions, Mr. Beasley informed Mr. Buhler that Bard’s best and final offer with respect to the amount of the termination fee payable in this circumstance would be $9.0 million.

On April 30, 2009, SenoRx held a board meeting where the principal terms of the transaction, including the specified terms with respect to the FDA quality issues and the $9.0 million termination fee, were discussed. The Board authorized management to proceed to negotiate a definitive merger agreement on the terms as outlined above.

Between April 30, 2010 and May 4, 2010, representatives of SenoRx and Wilson Sonsini discussed with representatives of Bard and Weil Gotshal on numerous occasions the remaining unresolved issues in the definitive merger agreement. In addition, during this period, representatives of Bard and Bard’s outside advisors, including Weil Gotshal, completed their due diligence investigation of SenoRx.

On May 4, 2010, the SenoRx board of directors met to review and discuss the proposed transaction and the status of the negotiations on the definitive merger agreement. Representatives of Wilson Sonsini provided a summary of the board’s fiduciary obligations in this context. Representatives of Piper Jaffray then presented various financial analyses related to SenoRx. After discussion, representatives of Piper Jaffray delivered an oral opinion, which was subsequently confirmed by delivery of a written opinion, that as of May 4, 2010 and based upon and subject to assumptions, procedures, considerations and limitations set forth in the written opinion and based upon such other factors as Piper Jaffray considered relevant, that the merger consideration of $11.00 per share, in cash, to be paid in connection with the merger is fair, from a financial point of view, to the holders of SenoRx common stock (other than Bard and its affiliates, if any). The full text of the written opinion of Piper Jaffray, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Piper Jaffray in rendering its opinion, is attached to this proxy statement as Annex C. Representatives of Wilson Sonsini next summarized the principal terms and conditions of the proposed merger agreement with Bard. After deliberations and consideration, the SenoRx board of directors unanimously determined that the merger agreement and the terms and conditions of the contemplated merger and the merger agreement are fair to, advisable and in the best interests of SenoRx and its stockholders, approved and adopted the merger agreement and the contemplated merger, and directed that the adoption of the merger agreement be submitted to SenoRx’s stockholders for consideration and recommended that all of the SenoRx stockholders adopt the merger agreement. On the night of May 4, 2010, SenoRx and Bard executed the Merger Agreement.

On May 5, 2010, Bard and SenoRx announced the execution of the Merger Agreement.

Reasons for the Merger; Recommendation of the SenoRx Board of Directors

The SenoRx board of directors unanimously (i) determined that the merger agreement and the terms and conditions of the merger and the merger agreement are fair to and in the best interests of SenoRx and its stockholders, (ii) declared it advisable that the SenoRx enter into the merger agreement and consummate the merger and the other transactions contemplated thereby on the terms and subject to the conditions set forth in the merger agreement, and (iii) recommends that the stockholders of SenoRx adopt the merger agreement.

In reaching its determination, the SenoRx board of directors consulted with SenoRx’s management, as well as SenoRx’s legal and financial advisors, and reviewed: (i) information concerning SenoRx’s business, financial performance and condition, operations, technology and competitive position; (ii) the financial condition, results of operations, businesses and strategic objectives of SenoRx; (iii) current financial market conditions and historical market prices, volatility and trading information with respect to SenoRx’s common stock; (iv) the consideration to be received by SenoRx’s stockholders in the merger; (v) the terms of the merger agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations; (vi) the potentially interested parties contacted by or on behalf of SenoRx and the acquisition proposals submitted by interested parties, possible alternative strategies as well as the prospects of SenoRx as an independent company; (vii) detailed financial analyses presented by Piper Jaffray to the SenoRx board of directors; and (viii) Piper Jaffray’s opinion, to the effect that, based upon and subject to the assumptions, procedures, considerations and limitations set forth in the written opinion and based upon such other factors as Piper Jaffray considered relevant, that the merger consideration of $11.00 per share, in cash, to be paid in connection with the merger is fair, from a financial point of view, to the holders of SenoRx common stock (other than Bard and its affiliates, if any) as of the date of the opinion.

In addition, our board considered the following material factors:

Factors Relating to Challenges SenoRx Faces as an Independent Company:

•	reduced procedure volumes associated with changes in mammography guidelines and fewer people with health insurance that we believe is the experience of the entire market;

•	changes in ASTRO guidelines that have limited use of Contura MLB and its market opportunity;

•	we will need to hire additional members of the management team, including a new VP of Sales, following the appointment of Mr. Buhler as Chief Executive Officer;

•
the FDA 483 notice we received in 2009 and the associated corrective actions are occupying significant resources and we could be sanctioned by the FDA, which could interrupt our ability to sell products;

•	Hologic has filed an appeal of the decision in our patent infringement lawsuit and responding to such appeal will occupy significant resources (both time of management and cash);

•
as a standalone public company, SenoRx could fail to continue to deliver consistently high revenue growth, which could adversely affect our stock price for an extended period due to the low trading volume in our stock and limited analyst coverage of our company;

•
for us to continue to grow revenues, we will need to complete development and launch of new products that are in our R&D pipeline, and there is inherent risk (FDA approval, clinical efficacy, market adoption, etc.) involved in such R&D activities; and

•	our margins have been increasing over time, but at a reduced absolute rate, and it will be difficult to continue to increase margins without larger scale.

Factors Relating to the Specific Terms of our Negotiations and Merger Agreement with Bard:

•	The merger consideration of $11.00 per share to be received by SenoRx stockholders represents a premium of approximately:

o	14% over the closing price of SenoRx common stock on May 4, 2010, the trading day immediately preceding the day that the proposed transaction with Bard was publicly announced;

o	13% over the closing price of SenoRx common stock on April 28, 2010, one week prior to the day that the proposed transaction with Bard was publicly announced; and

o	32% over the closing price of SenoRx common stock on April 7, 2010, four weeks prior to the day that the proposed transaction with Bard was publicly announced.

•	The merger consideration consists solely of cash, which provides certainty of value to SenoRx stockholders;

•
Bard has, and has represented in the merger agreement that it will have at the effective time of the merger, adequate capital resources to pay the aggregate merger consideration, and the closing of the merger is not subject to any financing condition;

•
The business reputation of Bard and its management and the substantial financial resources of Bard, which the SenoRx board of directors believed supported the conclusion that a transaction with Bard could be completed in an orderly manner;

•
The strategic alternatives to a sale of the company available to SenoRx (including continuing to operate SenoRx as a standalone public company), the range of potential benefits to SenoRx stockholders of these alternatives and the timing and the likelihood of accomplishing the goals of such alternatives, as well as the SenoRx board’s assessment that none of these alternatives was reasonably likely to present superior opportunities for SenoRx to create greater value for SenoRx stockholders, taking into account risks of execution as well as business, competitive, industry and market risks;

•
The results of the market check that the SenoRx board of directors had conducted, with the assistance of SenoRx’s senior management, Piper Jaffray and Wilson Sonsini, to evaluate alternative transaction proposals, including that:

o	Representatives of Piper Jaffray contacted 27 parties to determine their interest in potentially acquiring SenoRx;

o
Of the 27 parties that were contacted, only four parties (including Bard) entered into confidentiality agreements with SenoRx, and only three parties (including Bard) elected to participate in in-person presentations with the SenoRx management team, and only one (Bard) submitted a written proposal to acquire SenoRx at the appointed deadline;

o
Representatives of SenoRx, Piper Jaffray and Wilson Sonsini engaged in numerous discussions with representatives of Bard, Goldman Sachs and Weil Gotshal to obtain the highest price and other terms reasonably available with respect to a possible acquisition of SenoRx; and

o	Based on the foregoing, the SenoRx board of directors determined that the merger contemplated by the merger agreement reflected the highest value reasonably attainable for SenoRx stockholders.

•
Under the merger agreement, although it is prohibited from soliciting any acquisition proposal, participating in any discussion or negotiation with any person other than Merger Sub, Bard, or its representatives regarding an acquisition proposal, and furnishing any information to or cooperating with any person other than Merger Sub, Bard, or its representatives in making an acquisition proposal, SenoRx has the right to furnish non-public information to, or enter into or participate in discussions or negotiations with, any person that makes an unsolicited written, bona fide acquisition proposal (which did not result from a breach of the merger agreement) that provides for consideration per share of common stock that is greater than the merger consideration if (1) the SenoRx board of directors determines in good faith after consultation with its outside legal counsel that failure to take such action would be inconsistent with its fiduciary duties to SenoRx’s stockholders under applicable law, (2) before entering into or participating in discussions with such person, the SenoRx board determines in good faith, after consultation with its outside legal counsel and financial advisor, that the acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal and (3) before furnishing any non-public information to, or entering into or participating in discussions or negotiations with, such person, SenoRx (x) receives from such person an executed confidentiality contract (which will be provided to Bard for informational purposes) with terms no less favorable to SenoRx than those contained in the confidentiality agreement with Bard (it being understood and agreed that such confidentiality contract need not contain a “standstill” or other similar provision that prohibits such third party from making any proposal to acquire SenoRx, acquire securities of SenoRx or nominate for election members of the SenoRx board), and (y) concurrently with its delivery to such person, SenoRx delivers to Bard and Merger Sub all such information not previously provided to Bard and Merger Sub.

•
SenoRx has the right to terminate the merger agreement in order to accept a superior proposal, subject to the terms and conditions contained in the merger agreement, including the payment to Bard of a termination fee of $9 million;

•
The $9 million termination fee payable by SenoRx to Bard, if the merger agreement is terminated for the reasons described in the merger agreement, was reasonable and comparable to termination fees in transactions of a similar size, and would not likely be required to be paid unless SenoRx wished to accept a superior proposal;

•
The limited number and nature of the conditions to Bard’s obligation to consummate the merger and the obligations of Bard with respect to efforts to meet all of the conditions of the merger, including obtaining regulatory approval, which were the product of extensive arms-length negotiations among the parties;

•	The efforts made by the SenoRx board of directors and its advisors to negotiate and execute a merger agreement favorable to SenoRx.

•	The merger agreement must be adopted by a vote of a majority of the outstanding shares of SenoRx common stock; and

•
The SenoRx board of directors considered the other terms and conditions of the merger agreement, including: the proposed transaction structure; the treatment of outstanding equity awards in the merger; the parties’ representations, warranties, covenants and agreements; the conditions to their respective obligations to, as well as the likelihood of the consummation of, the merger; the termination provisions of the merger agreement; and the SenoRx board’s evaluation of the likely time period necessary to close the merger.

Potential Negative Factors Relating to the Transaction:

In the course of its deliberations, the SenoRx board of directors also considered a variety of risks and other potentially negative factors, including the following:

•
The merger consideration consists solely of cash and will be taxable to SenoRx stockholders for U.S. federal income tax purposes.  In addition, because SenoRx stockholders are receiving cash for their stock, they will not participate after the consummation of the merger in any future growth or the benefits of synergies resulting from the merger;

•
The merger agreement provides that Bard may terminate the merger agreement and the merger and any other transactions contemplated by the merger agreement may be abandoned at any time before the effective time of the merger if SenoRx (i) receives any warning letter, or similar written notice, or correspondence from the FDA or any other governmental authority regulating medical devices, relating to quality issues, that in the opinion of Bard, would reasonably be expected to materially impair, or lead to actions that materially impair, the business of SenoRx; provided that concurrently with and as a condition to such termination of the Merger Agreement, Bard pays a reverse termination fee, as described below, and/or (ii) receives notice of, or is subject to, any consent decree relating to FDA regulatory or quality issues. In weighing the risks of this factor, the SenoRx board of directors considered the $9 million reverse termination fee that Bard would be required to pay SenoRx in connection with exercising the termination right in the circumstances described in clause (i) above;

•
The merger will be subject to antitrust review in the United States, which could delay or prevent the consummation of the merger.  The SenoRx board of directors noted that, although the terms and conditions of the merger agreement increase the likelihood that all required antitrust approvals will be obtained, they did not ensure that all of the required approvals would be obtained.  Therefore, there is a risk that the consummation of the merger might be delayed or prevented;

•
The merger agreement prohibits SenoRx from soliciting any acquisition proposal, participating in any discussion or negotiation with any person other than Merger Sub, Bard, or its representatives regarding an acquisition proposal, and furnishing any information to or cooperating with any person other than Merger Sub, Bard, or its representatives in making an acquisition proposal. The SenoRx board of directors concluded, however, that this limitation was reasonable because it is customary for transactions of this type; SenoRx had conducted a market check prior to entering into the merger agreement with Bard; and subject to the terms and conditions of the merger agreement, SenoRx has the right to furnish non-public information to, or enter into or participate in discussions or negotiations with, any person that makes an unsolicited written, bona fide acquisition proposal (which did not result from a breach of the merger agreement) that provides for consideration per share of common stock that is greater than the merger consideration if (1) the SenoRx board of directors determines in good faith after consultation with its outside legal counsel that failure to take such action would be inconsistent with its fiduciary duties to SenoRx’s stockholders under applicable law, (2) before entering into or participating in discussions with such person, the SenoRx board determines in good faith, after consultation with its outside legal counsel and financial advisor, that the acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal and (3) before furnishing any non-public information to, or entering into or participating in discussions or negotiations with, such person, SenoRx (x) receives from such person an executed confidentiality contract (which will be provided to Bard for informational purposes) with terms no less favorable to SenoRx than those contained in the confidentiality agreement with Bard (it being understood and agreed that such confidentiality contract need not contain a “standstill” or other similar provision that prohibits such third party from making any proposal to acquire SenoRx, acquire securities of SenoRx or nominate for election members of the SenoRx board), and (y) concurrently with its delivery to such person, SenoRx delivers to Bard and Merger Sub all such information not previously provided to Bard and Merger Sub;

•
SenoRx is obligated to pay to Bard a termination fee of $9 million if the merger agreement is terminated under certain circumstances.  Although the SenoRx board of directors felt that these payment terms were reasonable when viewed in context with all other aspects of the merger agreement, it is possible that these provisions could discourage an alternative transaction proposal or reduce the price in an alternative transaction;

•
Certain of the SenoRx directors and officers may receive certain benefits that are different from, and in addition to, those of other SenoRx stockholders, including under change in control arrangements that certain executive officers are a party to, the cash-out of previously unvested stock-based awards at the effective time of the merger, and rights to continued insurance and indemnification for six years following the effective time of the merger.  See “The Merger—Interests of SenoRx’s Directors and Executive Officers in the Merger”; and

•
SenoRx may incur significant risks and costs if the merger does not close, including the diversion of management and employee attention during the period after the signing of the merger agreement, potential employee attrition and the potential effect on our business and customer relations.  In that regard, under the merger agreement, SenoRx must conduct its business in the ordinary course and is subject to a variety of other restrictions on the conduct of its business prior to completion of the merger or termination of the merger agreement, which may delay or prevent SenoRx from undertaking business opportunities that may arise.

The above discussion is not intended to be exhaustive, but SenoRx believes it addresses the material information and factors considered by the SenoRx board of directors in its consideration of the merger, including factors that support the merger as well as those that may weigh against it.  In view of the number and variety of factors and the amount of information considered, the SenoRx board of directors did not find it practicable to make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.  In addition, the SenoRx board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of the SenoRx board of directors may have given different weights to different factors.

THE BOARD OF DIRECTORS OF SENORX HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF SENORX VOTE IN FAVOR OF ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

Opinion of SenoRx’s Financial Advisor

Pursuant to an engagement letter dated November 11, 2009, SenoRx retained Piper Jaffray to act as its financial advisor. At a meeting of the SenoRx board of directors on May 4, 2010, Piper Jaffray issued its oral opinion to the SenoRx board of directors, later confirmed in a written opinion of the same date, that based upon and subject to the assumptions, procedures, considerations and limitations set forth in the written opinion and based upon such other factors as Piper Jaffray considered relevant, that the merger consideration of $11.00 per share, in cash, to be paid in connection with the merger is fair, from a financial point of view, to the holders of SenoRx common stock (other than Bard and its affiliates, if any) as of the date of the opinion.

The full text of the Piper Jaffray written opinion dated May 4, 2010, confirming its oral opinion issued to the SenoRx board of directors on May 4, 2010, sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Piper Jaffray in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated in its entirety herein by reference. You are urged to, and should, carefully read the Piper Jaffray opinion in its entirety, and this summary is qualified by reference to the written opinion. The Piper Jaffray opinion addresses only the fairness, from a financial point of view and as of the date of the opinion, of the purchase price to the holders of SenoRx common stock, other than Bard and its affiliates, if any. Piper Jaffray’s opinion was directed solely to the SenoRx board of directors in connection with its consideration of the merger and was not intended to be, and does not constitute, a recommendation to any SenoRx stockholder as to how any SenoRx stockholder should act or vote with respect to the merger or on any other matter. The Piper Jaffray opinion was approved for issuance by the Piper Jaffray Opinion Committee.

In connection with rendering the opinion described above and performing its financial analyses, Piper Jaffray, among other things:

•	reviewed and analyzed the financial terms of a draft of the merger agreement dated May 4, 2010;

•	reviewed and analyzed certain financial and other data with respect to SenoRx which was publicly available;

•
reviewed and analyzed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of SenoRx that were publicly available, as well as those that were furnished to Piper Jaffray by SenoRx;

•
conducted discussions with members of senior management and representatives of SenoRx concerning the two immediately preceding matters described above, as well as SenoRx’s business and prospects before and after giving effect to the merger;

•	reviewed the current and historical reported prices and trading activity of SenoRx common stock and similar information for certain other companies deemed by Piper Jaffray to be comparable to SenoRx;

•	compared the financial performance of SenoRx with that of certain other publicly traded companies that Piper Jaffray deemed relevant; and

•	reviewed the financial terms, to the extent publicly available, of certain business combination transactions that Piper Jaffray deemed relevant.

In addition, Piper Jaffray conducted such other inquiries, examinations and analyses, including a selected publicly traded companies analysis, a selected M&A transaction analysis, a premiums paid analysis and a discounted cash flow analysis, and considered such other financial, economic and market criteria as Piper Jaffray deemed necessary in arriving at its opinion.

The following is a summary of the material financial analyses performed by Piper Jaffray in connection with the preparation of its fairness opinion, which was reviewed with, and formally delivered to, the SenoRx board of directors at a meeting held on May 4, 2010. The preparation of analyses and a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, this summary does not purport to be a complete description of the analyses performed by Piper Jaffray or of its presentation to the SenoRx board of directors on May 4, 2010.

This summary includes information presented in tabular format, which tables must be read together with the text of each analysis summary and considered as a whole in order to fully understand the financial analyses presented by Piper Jaffray. The tables alone do not constitute a complete summary of the financial analyses. The order in which these analyses are presented below, and the results of those analyses, should not be taken as any indication of the relative importance or weight given to these analyses by Piper Jaffray or the SenoRx board of directors. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 3, 2010, and is not necessarily indicative of current market conditions.

For purposes of its analyses, Piper Jaffray calculated (i) SenoRx’s equity value implied by the merger to be $213 million, based on approximately 19.33 million shares of SenoRx common stock outstanding as of May 3, 2010, calculated using the treasury stock method and the merger consideration, and (ii) SenoRx’s enterprise value (for the purposes of this analysis, implied enterprise value equates to implied equity value, plus debt, less cash) to be $198 million.

Financial Analyses

Selected Publicly Traded Companies Analysis. Piper Jaffray reviewed selected historical financial data of SenoRx, as well as estimated financial data of SenoRx that were prepared by SenoRx’s management as its internal forecasts, for calendar years 2009 and 2010 and compared them to corresponding financial data, where applicable, for publicly traded companies in the medical technology industry which Piper Jaffray believed were comparable to SenoRx’s financial profile. Piper Jaffray selected companies based on information obtained by searching SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources and by applying the following criteria:

•	companies with revenue growth greater than 10% for 2009 and projected revenue growth greater than 10% in 2010;

•	companies with last twelve months (LTM) revenue or forward twelve months (FTM) revenue between $50 million and $200 million;

•	companies with enterprise values between $100 million and $500 million; and

•	companies with LTM gross margin greater than 50%.

Based on these criteria, Piper Jaffray identified and analyzed the following seven selected companies:

•	Abiomed, Inc.

•	Endologix, Inc.

•	Micrus Endovascular Corporation

•	Orthovita, Inc.

•	Stereotaxis, Inc.

•	Synovis Life Technologies, Inc.

•	Vascular Solutions, Inc.

For the selected publicly traded companies analysis, Piper Jaffray compared 2009 and 2010 valuation multiples for SenoRx derived from the merger consideration and SenoRx’s corresponding revenue, EBITDA and earnings, on the one hand, to valuation multiples for the selected publicly traded companies derived from their closing prices per share on May 3, 2010 and corresponding revenue, EBITDA and earnings, on the other hand.

Selected Public Companies
	SENO (1)	High	Mean	Median	Low
Enterprise value (EV) to 2009 revenue	3.6x	4.7x	3.5x	3.9x	2.0x
EV to projected 2010 revenue (2)	2.7x	3.8x	3.0x	3.4x	1.6x
EV to 2009 EBITDA (3)	33.9x	19.1x	16.0x	14.7x	14.0x
EV to projected 2010 EBITDA (2)(3)(4)	19.6x	12.2x	11.6x	11.6x	11.0x
Price as a multiple of 2009 earnings per share (5)	90.7x	56.0x	40.4x	32.7x	32.6x
Price as a multiple of projected 2010 earnings per share (2)(5)	46.5x	32.4x	27.2x	30.3x	18.8x
___________________
1.	Based on the merger consideration.
2.
Projected calendar year 2010 revenue, EBITDA and earnings for SenoRx were based on the estimates of SenoRx’s management. Projected calendar year 2010 revenue, EBITDA and earnings for the selected public companies were based on Wall Street consensus estimates or Wall Street research.

3.
Piper Jaffray determined that ratios were not meaningful, and therefore omitted them, if they were negative or if they were greater than 40.0x. Accordingly, the results of four selected public companies were omitted.

4.
Piper Jaffray determined that transactions were not applicable where there was insufficient information available to Piper Jaffray to calculate the ratio. Accordingly, the results of one selected public company were omitted.

5.
Piper Jaffray determined that ratios were not meaningful, and were therefore omitted, if they were negative or if they were greater than 80.0x. Accordingly, the results of four selected public companies were omitted.

The selected public companies analysis showed that, based on the estimates and assumptions used in the analysis, the implied valuation multiples of SenoRx based on the merger consideration were within or above the range of valuation multiples of the selected public companies when comparing (i) the ratio of enterprise value to 2009 revenue and projected 2010 revenue, (ii) the ratio of enterprise value to 2009 EBITDA and projected 2010 EBITDA, and (iii) the price-to-earnings ratio based on 2009 earnings and the price-to-earnings ratio based on projected 2010 earnings.

No company utilized in the selected publicly traded companies analysis is identical to SenoRx. In evaluating the selected publicly traded companies, Piper Jaffray made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters.

Selected M&A Transaction Analysis.  Piper Jaffray reviewed merger and acquisition transactions involving target companies classified as medical technology companies and which Piper Jaffray believed were comparable to SenoRx’s financial profile. Piper Jaffray selected these transactions based on information obtained by searching SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources and by applying the following criteria:

•	transactions that were announced after January 1, 2005;

•	targets with LTM or FTM revenue between $50 million and $200 million;

•	targets with FTM revenue growth of greater than 10%; and

•	targets with enterprise values between $100 million and $500 million.

Based on these criteria, the following transactions had target companies that were medical device companies that were deemed comparable to SenoRx:

Target	Acquiror
Medegen, Inc.	CareFusion Corporation
Home Diagnostics, Inc.	Nipro Corporation
Invatec S.p.a.	Medtronic, Inc.
Advanced Bionics Corporation	Sonova Holding AG
Aspect Medical Systems, Inc.	Covidien PLC
VNUS Medical Technologies, Inc.	Covidien PLC
Radi Medical Systems	St. Jude Medical, Inc.
Possis Medical, Inc.	MEDRAD, Inc. (Bayer AG)
Lifecore Biomedical, Inc.	Warburg Pincus Private Equity IX, L.P.
Microtek Medical Holdings	Ecolab Inc.
Adeza Biomedical Corporation	Cytyc Corporation
RITA Medical Systems, Inc.	AngioDynamics, Inc.
Blackstone Medical, Inc.	Orthofix International N.V.
FEI Women’s Health	Duramed Pharmaceuticals, Inc.
Royce Medical Holdings, Inc.	Ossur hf

Piper Jaffray calculated the ratio of enterprise value to historical revenue for the LTM preceding each transaction and the ratio of enterprise value to projected revenue for the FTM following each transaction. Piper Jaffray also calculated the ratio of enterprise value to historical EBITDA for the LTM preceding each transaction and the ratio of enterprise value to projected EBITDA for the FTM following each transaction. Piper Jaffray then compared the results of these calculations with similar calculations for SenoRx based on the merger consideration. The analysis indicated the following multiples:

Selected M&A Transactions
	SENO(1)	High	Mean	Median	Low
Enterprise value (EV) to LTM revenue (2)	3.5x	7.1x	3.7x	3.8x	1.6x
EV to FTM revenue (3)	2.4x	5.7x	3.1x	2.9x	1.3x
EV to LTM EBITDA (2)(4)(5)	34.5x	25.0x	15.7x	13.8x	12.1x
EV to FTM EBITDA (3)(4)(5)	14.1x	23.8x	13.6x	11.9x	8.7x
____________________
1.	Based on the merger consideration.
2.	Revenues and EBITDA for the LTM for SenoRx were for the twelve months ended March 31, 2010.
3.	Projected revenue and EBITDA for SenoRx with respect to the FTM were for the twelve months beginning March 31, 2010 and were based on estimates of SenoRx’s management.
4.
Piper Jaffray determined that ratios were not meaningful, and therefore omitted them, if they were negative or greater than 40.0x. Accordingly, the results of four selected transactions were omitted for LTM and three selected transactions were omitted for FTM.

5.
Piper Jaffray determined that transactions were not applicable where there was insufficient information available to Piper Jaffray to calculate the ratio. Accordingly, the results of four selected transactions were omitted for LTM and five selected transactions were omitted for FTM.

The selected M&A transactions analysis showed that, based on the estimates and assumptions used in the analysis, the implied valuation multiples of SenoRx based on the merger consideration were within or above the range of valuation multiples of the selected M&A transactions when comparing the ratio of enterprise value to (i) historical revenue for the LTM, (ii) projected revenue for the FTM, (iii) historical EBITDA for the LTM, and (iv) projected EBITDA for the FTM.

A selected M&A transaction analysis generates an implied value of a company based on publicly available financial terms of selected change of control transactions involving companies that share certain characteristics with the company being valued. However, no company or transaction utilized in the selected M&A transaction analysis is identical to SenoRx or the merger, respectively.

Premiums Paid Analysis. Piper Jaffray reviewed publicly available information for selected completed or pending M&A transactions to determine the premiums paid in the transactions over recent trading prices of the target companies prior to announcement of the transaction. Piper Jaffray selected these transactions from the Securities Data Corporation database where the target was a publicly traded medical device company and applied, among others, the following criteria:

•	merger and acquisition transactions between a public company target and an acquirer seeking to purchase more than 85% of shares;

•	transactions announced since January 1, 2005;

•	enterprise value greater than $50 million;

•	for transactions involving multiple bids, the premium was calculated using the final bid as compared to the target’s 1-day, 1-week and 4-week stock price at the time of the initial offer; and

•	no negative premiums

Piper Jaffray performed its analysis on 56 transactions that satisfied the criteria, and the table below shows a comparison of premiums paid in these transactions to the premium that would be paid to SenoRx’s stockholders based on the merger consideration.

Selected Premiums Paid
	SENO(1)	High	Mean	Median	Low
Premium 1 day prior (2)	12%	259%	44%	32%	4%
Premium 1 week prior (3)	10%	277%	47%	31%	5%
Premium 4 weeks prior (4)	42%	308%	55%	34%	11%
____________________
1.	Based on the merger consideration.
2.	SenoRx premium based on closing price per share of $9.84 on April 30, 2010.
3.	SenoRx premium based on closing price per share of $10.00 on April 26, 2010.
4.	SenoRx premium based on closing price per share of $7.73 on April 5, 2010.

This premiums paid analysis showed that, based on the estimates and assumptions used in the analysis, the premiums over the market prices at the selected dates for the shares implied by the merger consideration were within the range of premiums paid in the selected M&A transactions.

Discounted Cash Flow Analysis. Using a discounted cash flow analysis, Piper Jaffray calculated an estimated range of theoretical values for SenoRx based on the net present value of (1) projected free cash flows from March 31, 2010 to December 31, 2010 and projected calendar year free cash flows from 2011 to 2014, discounted back to March 31, 2010, based on management projections, and (2) a terminal value at calendar year end 2014 based upon revenue exit multiples, discounted back to March 31, 2010. Piper Jaffray calculated the range of net present values based on discount rates ranging from 20.0% to 30.0% based on a weighted average cost of capital analysis plus a size premium, an assumed tax rate of 38% and terminal revenue multiples ranging from 2.0x to 3.0x applied to the projected calendar year 2014 revenue. This analysis resulted in implied per share values of SenoRx’s common stock ranging from a low of $8.65 per share to a high of $15.28 per share. Piper Jaffray observed that the merger consideration was within the range of values derived from this analysis.

General

The summary set forth above does not contain a complete description of the analyses performed by Piper Jaffray, but does summarize the material analyses performed by Piper Jaffray in rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Piper Jaffray believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the Piper Jaffray opinion. In arriving at its opinion, Piper Jaffray considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Instead, Piper Jaffray made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Piper Jaffray’s view of the actual value of SenoRx.

No company or transaction used in the above analyses as a comparison is directly comparable to SenoRx or the merger and the other transactions contemplated by the merger agreement. Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies and transactions to which SenoRx and the merger were compared and other factors that could affect the public trading value or transaction value of the companies involved.

Piper Jaffray performed its analyses solely for purposes of providing its opinion to the SenoRx board of directors. In performing its analyses, Piper Jaffray made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Certain of the analyses performed by Piper Jaffray are based upon forecasts of future results furnished to Piper Jaffray by SenoRx’s management, which are not necessarily indicative of actual future results and may be significantly more or less favorable than actual future results. These forecasts are inherently subject to uncertainty because, among other things, they are based upon numerous factors or events beyond the control of the parties or their respective advisors. Piper Jaffray does not assume responsibility if future results are materially different from forecasted results.

Piper Jaffray’s opinion was one of many factors taken into consideration by the SenoRx board of directors in making the determination to approve the merger agreement. While Piper Jaffray provided advice to the SenoRx board of directors during SenoRx’s negotiations with Bard, Piper Jaffray did not recommend any specific consideration.

Piper Jaffray relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to Piper Jaffray or discussed with or reviewed by Piper Jaffray. Piper Jaffray further relied upon the assurances of the management of SenoRx that the financial information provided to Piper Jaffray was prepared on a reasonable basis in accordance with industry practice, and that SenoRx’s management was not aware of any information or facts that would make any information provided to Piper Jaffray incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of Piper Jaffray’s opinion, Piper Jaffray assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by Piper Jaffray, that such information was reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of SenoRx as to the expected future results of operations and financial condition of SenoRx. Piper Jaffray expressed no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. Piper Jaffray relied, with SenoRx’s consent, on advice of the outside counsel and the independent registered public accounting firm to SenoRx, and on the assumptions of the management of SenoRx, as to all accounting, legal, tax and financial reporting matters with respect to SenoRx and the merger agreement.

In arriving at its opinion, Piper Jaffray assumed that the executed merger agreement was in all material respects identical to the last draft reviewed by Piper Jaffray. Piper Jaffray relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the merger agreement and all other related documents and instruments that are referred to therein were true and correct, (ii) each party to such agreements would fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the merger would be consummated pursuant to the terms of the merger agreement without amendments thereto and (iv) all conditions to the consummation of the merger would be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, Piper Jaffray assumed that all the necessary regulatory approvals and consents required for the merger would be obtained in a manner that would not adversely affect SenoRx or the contemplated benefits of the merger.

In arriving at its opinion, Piper Jaffray did not perform any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of SenoRx, and was not furnished or provided with any such appraisals or valuations, nor did Piper Jaffray evaluate the solvency of SenoRx under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by Piper Jaffray in connection with its opinion were going concern analyses.  Piper Jaffray expressed no opinion regarding the liquidation value of SenoRx or any other entity. Without limiting the generality of the foregoing, Piper Jaffray undertook no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which SenoRx or any of its affiliates was a party or may be subject, and at the direction of SenoRx and with its consent, Piper Jaffray’s opinion made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. Piper Jaffray also assumed that neither SenoRx nor Bard is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the merger.

Piper Jaffray’s opinion was necessarily based upon the information available to it and facts and circumstances as they existed and were subject to evaluation on the date of its opinion. Events occurring after the date of its opinion could materially affect the assumptions used in preparing its opinion. Piper Jaffray did not express any opinion as to the price at which shares of SenoRx common stock may trade following announcement of the merger or at any future time. Piper Jaffray did not undertake to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of its opinion and does not have any obligation to update, revise or reaffirm its opinion.

Piper Jaffray’s opinion addressed solely the fairness, from a financial point of view, to holders of SenoRx common stock of the merger consideration to be paid to such holders in the merger, as set forth in the merger agreement, and did not address any other terms or agreement relating to the merger or any other terms of the merger agreement. Piper Jaffray was not requested to opine as to, and its opinion does not address, the basic business decision to proceed with or effect the merger, the merits of the merger relative to any alternative transaction or business strategy that may be available to SenoRx, Bard’s ability to fund the aggregate merger consideration payable pursuant to the merger agreement or any other terms contemplated by the merger agreement or the fairness of the merger to any other class of securities, creditor or other constituency of SenoRx. Furthermore, Piper Jaffray expressed no opinion with respect to the amount or nature of the compensation to any of officer, director or employee, or any class of such persons, relative to the compensation to be received by holders of SenoRx common stock in the merger or with respect to the fairness of any such compensation. Except with respect to the use of its opinion in connection with this proxy statement in accordance with Piper Jaffray’s engagement letter with SenoRx, Piper Jaffray’s opinion may not be disclosed, referred to, published or otherwise used (in whole or in part), nor may any public references to Piper Jaffray be made, without the prior written approval of Piper Jaffray.

Piper Jaffray is a nationally recognized investment banking firm and is regularly engaged as a financial advisor in connection with mergers and acquisitions, underwritings and secondary distributions of securities and private placements. SenoRx’s board selected Piper Jaffray to render its fairness opinion in connection with the transactions contemplated by the merger agreement on the basis of its experience and reputation in acting as a financial advisor in connection with mergers and acquisitions.

Piper Jaffray acted as SenoRx’s financial advisor in connection with the merger and will receive an estimated fee of approximately $2,200,000 from SenoRx, all of which, except for the amount discussed in the following sentence, is contingent upon the consummation of the merger. Piper Jaffray also received a fee of $750,000 for providing its opinion, which will be credited against the fee for financial advisory services described in the preceding sentence. The opinion fee was not contingent upon the consummation of the merger or the conclusions reached in Piper Jaffray’s opinion. SenoRx has also agreed to indemnify Piper Jaffray against certain liabilities and reimburse Piper Jaffray for certain expenses in connection with its services. In the ordinary course of its business, Piper Jaffray and its affiliates may actively trade securities of SenoRx and Bard for its own account or the account of its customers and, accordingly, may at any time hold a long or short position in such securities. Piper Jaffray may also, in the future, provide investment banking and financial advisory services to SenoRx, Bard or entities that are affiliated with SenoRx or Bard, for which Piper Jaffray would expect to receive compensation.

Consistent with applicable legal and regulatory requirements, Piper Jaffray has adopted policies and procedures to establish and maintain the independence of Piper Jaffray’s research department and personnel. As a result, Piper Jaffray’s research analysts may hold opinions, make statements or investment recommendations and/or publish research reports with respect to the merger and other participants in the merger that differ from the opinions of Piper Jaffray’s investment banking personnel.

Interests of SenoRx’s Directors and Executive Officers in the Merger

In considering the recommendation of the SenoRx board of directors that you vote to adopt the merger agreement, you should be aware that SenoRx’s executive officers and directors have economic interests in the merger that are different from, or in addition to, those of SenoRx’s stockholders generally.  The SenoRx board of directors was aware of and considered these interests, among other matters, in reaching its decisions to adopt and approve, and declare advisable, the merger agreement, the merger and the transactions contemplated by the merger agreement.

Change in Control Agreements.  Each of John T. Buhler, Kevin J. Cousins, Paul Lubock and William F. Gearhart have entered into change in control agreements with SenoRx that provide for the payment of specified compensation and benefits upon certain terminations of their employment within a specified period following the merger.  Under the merger agreement, Bard is required to honor these change of control agreements in accordance with their terms as is in effect immediately prior to the effective time of the merger; provided that Bard is not prohibited from amending or terminating, or from causing SenoRx to amend or terminate, any such change in control agreement in accordance with its terms or if otherwise required by applicable law (with the consent of the employee covered by any such change in control agreement if required).

Acceleration of Vesting Upon a Change in Control. Pursuant to the terms and conditions of the merger agreement, each and every outstanding and unvested equity awards held by any person, including specifically, John T. Buhler, Kevin J. Cousins, Paul Lubock and William F. Gearhart, will become fully vested and exercisable as of the immediately before the effective time of the merger and thereafter cancelled and converted into the right to receive the merger consideration upon the consummation of the merger (as discussed below on page 58).  However, absent this term of the merger agreement, the change in control agreements entered into with these executives would have provided for the following treatment:

•
For Mr. Lubock only:  Upon a change in control, 100% of Mr. Lubock’s then outstanding and unvested equity awards will fully vest and will otherwise remain subject to the terms and conditions of the applicable equity award agreement.

•
For Messrs. Buhler, Cousins and Gearhart only:  Upon a change in control, 50% of the executive officer’s then outstanding and unvested equity awards will fully vest and will otherwise remain subject to the terms and conditions of the applicable equity award agreement.

Severance Benefits.  If within twelve months following a change in control, an executive officer terminates his employment for good reason (as such term is defined in the change in control agreement) or is terminated without cause (as such term is defined in the change in control agreement), the executive officer will receive the following severance benefits:

•
Continuing payments of severance pay (less applicable withholding taxes) for a period of twelve months (eighteen months in the case of Mr. Lubock) from the date of termination at a rate equal to the executive officer’s base salary rate as in effect immediately before the change in control or the executive’s termination date, whichever is greater.

•	A lump sum cash payment (less applicable tax withholding taxes) in an amount equal to the current year’s target annual incentive, pro-rated to the date of termination.

•	100% of the executive officer’s then outstanding and unvested equity awards will fully vest and will otherwise remain subject to the terms and conditions of the applicable equity award agreement.

•
If the executive officer elects continuation coverage pursuant to COBRA, and provided that the executive officer constitutes a qualified beneficiary under the Internal Revenue Code of 1986, as amended, SenoRx will reimburse the executive officer for the same level of health coverage and benefits as in effect for the executive officer on the day immediately preceding the date of termination for the duration of the severance period.

Conditions to Receipt of Severance.  The receipt of any severance benefits discussed above will be subject to the following conditions: (i) the executive officer signing and not revoking a release of claims in favor of SenoRx; (ii) the executive officer not soliciting any SenoRx employees for employment during the severance period; (iii) the executive officer’s continued compliance with the terms of any applicable confidential information agreement with SenoRx; and (iv) the executive officer agreeing not to disparage SenoRx during the severance period.

Excise Tax.

•
For Messrs. Lubock and Buhler only:  In the event that the severance payments and other benefits payable to the executive officer constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then the executive officer will receive: (i) a payment from SenoRx sufficient to pay such excise tax, and (ii) an additional payment from SenoRx sufficient to pay the federal and state income and employment taxes and additional excise taxes arising from the payments made to the executive officer by us; provided, however, that in no event will the foregoing payments exceed $300,000 in the aggregate.

•
For Messrs. Cousins and Gearhart only:  In the event that the severance payments and other benefits payable to the executive officer constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then the executive officer’s severance benefits will be either: (i) delivered in full or (ii) reduced by the minimum amount necessary which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by the executive officer on an after-tax basis of the greatest amount of benefits.

Assuming that the merger was completed and the executive officers were terminated on May 31, 2010, and that the executive officers were entitled to full benefits available under their respective change in control agreements, the executive officers would receive approximately the amounts set forth in the table below.  Please note that the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement.  As a result, the actual amounts, if any, to be received by an executive officer may differ in material respects from the amounts set forth below.

Name	Severance	Pro-Rata Bonus (1)	Accelerated Equity (2)	Welfare Benefits (3)	Tax Gross-Up (4)	Total
John T. Buhler	$332,815	$68,843	$1,388,310	$18,333	$0	$1,808,301
Kevin J. Cousins	$249,712	$41,322	$737,601	$21,168	N/A	$1,049,803
Paul Lubock	$391,802	$43,224	$789,035	$19,137	$0	$1,243,198
William F. Gearhart	$252,847	$41,841	$441,093	$14,733	N/A	$750,514
_____________________
1.	Consists of the executive officer’s current year target annual incentive pro-rated to the date of termination (assumed to be May 31, 2010).
2.
Consists of the executive officer’s in-the-money value of unvested stock options, restricted stock and restricted stock units, in each case as determined on May 31, 2010, and based on per share merger consideration of $11.00.  The value of an accelerated stock option is calculated by multiplying the number of unvested shares subject to vesting acceleration by the amount by which the per share merger consideration exceeds the applicable exercise price per share for such option; the value of accelerated restricted stock is calculated by multiplying the number of unvested shares subject to vesting acceleration by the per share merger consideration; and the value of accelerated restricted stock units is calculated by multiplying the number of unvested restricted stock units subject to vesting acceleration by the per share merger consideration.

3.
The value for each executive officer represents the aggregate amount that SenoRx will reimburse each executive officer for the same level of health coverage and benefits as in effect for the executive officer on the day immediately preceding the date of termination (assumed to be May 31, 2010).

4.	SenoRx does not anticipate that it will have to provide Messrs. Buhler or Lubock with a tax gross-up payment.

Director Awards.  Outstanding equity awards held by our directors will become fully vested and thereafter cancelled and converted into the right to receive the merger consideration as of the effective time of the merger in accordance with the provisions of the merger agreement.  However, absent this term of the merger agreement, the outstanding restricted stock unit awards denominated in shares of SenoRx common stock held by directors would become fully vested in accordance with their terms when the holders cease to be members of the SenoRx board of directors as of the effective time of the merger as required by the terms of the merger agreement.  At the effective time of the merger, each outstanding stock option, share of restricted stock and restricted stock unit held by our directors will be treated as described below in “The Merger Agreement – Treatment of Stock Options, Restricted Stock and Other Equity Awards.”

Insurance and Indemnification of SenoRx’s Directors and Officers.  Under the merger agreement, the surviving corporation will (and Bard will cause the surviving corporation to) cause the certificate of incorporation and the bylaws of the surviving corporation to contain provisions with respect to indemnification, advancement of expenses and director exculpation substantially similar to those set forth in SenoRx’s certificate of incorporation and bylaws as in effect at the date of the merger agreement (to the extent consistent with applicable law), which provisions may not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the persons who at any time before the effective time of the merger were entitled to indemnification, advancement of expenses or exculpation under SenoRx’s certificate of incorporation or bylaws in respect of actions or omissions occurring at or before the effective time of the merger (including the merger and any other transactions contemplated by the merger agreement), unless otherwise required by applicable law.  In addition, the surviving corporation will (and Bard will cause the surviving corporation to) honor and fulfill in all respects the obligations of SenoRx under certain indemnification agreements.

From and after the effective time of the merger and until the expiration of any applicable statutes of limitation, to the fullest extent permitted by applicable law (subject to certain conditions), the surviving corporation will (and Bard will cause the surviving corporation to) indemnify, defend and hold harmless each person who is or has been before the date of the merger agreement or who becomes before the effective time of the merger an officer, director, employee or agent of SenoRx against all losses, claims, damages, judgments, fines, fees and expenses (including reasonable attorneys’ fees and investigation expenses), liabilities or amounts that are paid in settlement of, or otherwise incurred (but only to the extent such losses are not otherwise covered by insurance and paid), in connection with any claim, whether civil, criminal, administrative or investigative, to which any such indemnified party is or may become a party to by virtue of his or her service as a present or former director, officer, employee or agent of SenoRx and arising out of actual or alleged events, actions or omissions occurring or alleged to have occurred at or before the effective time of the merger (including the merger and any other transactions contemplated by the merger agreement), in each case, to the fullest extent permitted under the DGCL and provided in SenoRx’s certificate of incorporation and bylaws as in effect at the date of the merger agreement (and will pay expenses in advance of the final disposition of the claim(s) that are reasonably incurred in defending any such claim to each such indemnified party to the fullest extent permitted under the DGCL as provided in SenoRx’s certificate of incorporation and bylaws as in effect at the date of the merger agreement, upon receipt from such indemnified party to whom expenses are advanced of the undertaking to repay such advances contemplated by the DGCL).

Effective upon the effective time of the merger, Bard will cause to be purchased and maintained a six year “tail” prepaid liability insurance policy in respect of acts or omissions occurring at or before the effective time of the Merger, covering each person currently covered by SenoRx’s directors’ and officers’ liability insurance policy on terms, including with respect to coverage and amount, no less favorable to such directors and officers than those of such policy in effect on the date of the merger agreement, provided that in no event will Bard or the surviving corporation be required to expend for such policies pursuant to this sentence an annual premium amount in excess of 200% of the annual premiums currently paid by SenoRx for such insurance. If the annual premiums of such insurance coverage exceed such amount, the surviving corporation will obtain a policy with the greatest coverage available for a cost not exceeding such amount.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of the material U.S. federal income tax consequences of the merger to “U.S. holders” (as defined below) of SenoRx common stock whose shares are exchanged for cash in the merger.  This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, U.S. Treasury regulations promulgated thereunder, judicial authorities and administrative rulings, all as in effect as of the date of the proxy statement and all of which are subject to change, possibly with retroactive effect.  Any such change could affect the accuracy of the statements and conclusions set forth in this proxy statement.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of shares of SenoRx common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•
a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
a trust if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds shares of SenoRx common stock, the tax treatment of a partner in such entity will generally depend on the status of the partner and the activities of the partnership.  If you are a partner of a partnership holding shares of SenoRx common stock, you should consult your tax advisor.

This discussion assumes that a U.S. holder holds SenoRx common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment).  The following discussion does not address all aspects of U.S. federal income tax that might be relevant to U.S. holders in light of their particular circumstances, or U.S. holders that may be subject to special rules (including, for example, dealers in securities or currencies, traders in securities that are required to use or elect mark-to-market treatment, financial institutions, insurance companies, mutual funds, personal holding companies, real estate investment trusts, regulated investment companies, tax-exempt organizations, retirement plans, individual retirement accounts or other tax-deferred accounts, holders liable for the alternative minimum tax, partnerships or other flow-through entities and their partners or members, certain former U.S. citizens or residents, holders whose functional currency is not the U.S. dollar, holders who hold SenoRx common stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, holders who acquired SenoRx common stock pursuant to the exercise of employee stock options or otherwise as compensation, or holders who exercise statutory appraisal rights).  In addition, the discussion does not address any aspect of non-U.S., state, local, estate, gift or other tax law that may be applicable to a U.S. holder or the tax consequences of any transactions effected before, after or at the same time as the merger (whether or not in connection with the merger), including any exercise or disposition of any stock option, warrant or other right to acquire SenoRx common stock.

Holders should consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the receipt of cash in exchange for SenoRx common stock pursuant to the merger.

The receipt of cash in exchange for shares of SenoRx common stock in the merger will be a taxable transaction for U.S. federal income tax purposes.  In general, a U.S. holder who receives cash in exchange for shares of SenoRx common stock pursuant to the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (1) the amount of cash received and (2) the holder’s adjusted tax basis in such shares.  Such gain or loss will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger.  Long-term capital gains of non-corporate U.S. holders, including individuals, are generally eligible for reduced rates of federal income taxation under current law.  The deductibility of capital losses is subject to limitations.  If a U.S. holder acquired different blocks of SenoRx common stock at different times or different prices, such U.S. holder must determine its tax basis and holding period separately with respect to each block of SenoRx common stock.  Holders who own separate blocks of SenoRx common stock should consult their own tax advisors with respect to these rules.

Payments of cash made to a U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding at the applicable rate (currently 28 percent), unless such holder properly establishes an exemption or provides a correct taxpayer identification number on Internal Revenue Service Form W-9 (or other appropriate withholding form) and otherwise complies with the backup withholding rules.  Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

Regulatory Approvals

Under the provisions of the HSR Act, the merger may not be completed until (1) the expiration or termination of a 30-day waiting period following the filing of notification and report forms with the Antitrust Division of the United States Department of Justice, or the Antitrust Division, and the Federal Trade Commission, or the FTC, by SenoRx and Bard, or (2) if, during the initial 30-day waiting period following the filing of notification and report forms, the Antitrust Division and FTC issue a request for additional information and documentary material (which we refer to as a second request), the expiration or termination of a 30-day waiting period following the certification of substantial compliance of the second request by the parties. SenoRx and Bard will file their respective notification and report forms with the Antitrust Division and the FTC under the HSR Act.

The parties do not believe any other merger control filings or approvals are necessary in connection with the consummation of the merger. However, the parties are currently in the process of reviewing where merger control filings or approvals may be necessary or desirable in other foreign jurisdictions.

The Antitrust Division and the FTC scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before or after the merger, the Antitrust Division, the FTC, a state attorney general, or a foreign competition authority could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial businesses or assets of SenoRx or Bard or their subsidiaries. Private parties may also bring legal actions under antitrust laws under certain circumstances.

While we believe that we will receive the requisite approvals and clearances for the merger, there can be no assurance that a challenge to the merger on antitrust grounds will not be made, or, if a challenge is made, of the result of such challenge. Similarly, there can be no assurance that SenoRx and Bard will obtain the regulatory approvals necessary to consummate the merger or that the granting of these approvals will not involve the imposition of conditions to the consummation of the merger or require changes to the terms of the merger. These conditions or changes could result in the conditions to the merger not being satisfied prior to the expiration date (which is described in the section of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement”) or at all. Under the terms of the merger agreement, except for any divestiture that is not material to SenoRx’s business, Bard is not obligated to consent to any sale, divestiture, license or other disposition or holding separate of any assets of SenoRx or Bard, or to any limitation or regulation on Bard’s ability to conduct its business or own such assets, or to the holding separate of shares of SenoRx common stock or any limitation or regulation on the ability of Bard to exercise full rights of ownership thereof.

Voting and Support Agreement

In connection with the transactions contemplated by the merger agreement, certain executive officers and stockholders of SenoRx, who collectively, as of the record date, beneficially owned approximately [___]% of the total outstanding shares of SenoRx common stock, have entered into a voting and support agreement with Bard to, among other things, vote all shares of SenoRx common stock held by them in favor of the adoption of the merger agreement.  The executive officers and stockholders who entered into the voting and support agreement with Bard did not receive additional consideration for doing so (other than any consideration they are otherwise entitled to receive under the merger agreement in respect of their shares of SenoRx common stock). The following description of the voting and support agreement describes the material terms of the voting and support agreement.  This description of the voting and support agreement is qualified in its entirety by reference to the voting and support agreement which is attached to this proxy statement as Annex B and is incorporated herein by reference.  We encourage you to read the voting and support agreement in its entirety.  The shares of SenoRx common stock covered by the voting and support agreement are referred to as “subject SenoRx shares.”

The voting and support agreement provides that the stockholders subject to the voting agreement will vote their subject SenoRx shares:

•	in favor of (i) the adoption of the merger agreement and (ii) any proposal to adjourn any meeting of the stockholders of SenoRx that Bard supports;

•
against (i) any merger agreement or merger (other than the merger agreement and the merger with Bard), share exchange, consolidation, combination, dual listed structure, sale of substantial assets issuance of securities, reorganization, recapitalization, dissolution, liquidation, winding up or other extraordinary transaction of or by SenoRx, (ii) any acquisition proposal or superior proposal and (iii) any amendment of the SenoRx certificate of incorporation or by-laws or other proposal or transaction involving SenoRx or any subsidiary of SenoRx, which would in any manner impede, frustrate, prevent or nullify any provision of the merger agreement or any other agreement contemplated by the merger agreement, the merger or any other transaction contemplated by the merger agreement or change in any manner the voting rights of any class of capital stock of SenoRx.

The executive officers and stockholders subject to the voting and support agreement have agreed, among other limitations, not to sell, transfer, pledge, assign or otherwise dispose of (including by gift) any of their subject SenoRx shares to any person. In addition, such executive officers and stockholders have waived, and agreed not to exercise or assert, any appraisal rights under Section 262 of the DGCL in connection with the merger.

The voting and support agreement will terminate on the earliest to occur of (i) written notice of termination by Bard to the subject stockholders, (ii) the effective time of the merger and (iii) the termination of the merger agreement in accordance with its terms.

Litigation Related to the Merger

As of the date of this proxy statement, no litigation related to the merger has been commenced.

THE MERGER AGREEMENT

The summary of the material provisions of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this document.  This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you.  We encourage you to read carefully the merger agreement in its entirety.

The Merger

The merger agreement provides that, subject to the terms and conditions of the merger agreement and in accordance with the relevant provisions of the DGCL, at the effective time of the merger, Merger Sub will be merged with and into SenoRx, the separate corporate existence of Merger Sub will thereupon cease and SenoRx will continue as the surviving corporation in the merger and an indirect wholly owned subsidiary of Bard.

The merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or at such later time as the parties agree and is specified in the certificate of merger.  The parties currently expect the merger to be completed in the third quarter of 2010.  However, the parties cannot predict the exact timing of the completion of the merger or whether the merger will be completed at a later time as agreed by the parties or at all.

The Merger Consideration and the Conversion of Capital Stock

Upon the terms and subject to the conditions set forth in the merger agreement, at the effective time of the merger, by virtue of the merger and without any action on the part of any holder of shares of SenoRx common stock, Bard, Merger Sub or SenoRx, the following will occur:

•
each share of SenoRx common stock that is issued and outstanding immediately before the effective time of the merger (other than shares held by a holder that has not voted in favor of the merger and has properly demanded appraisal for his or her shares in accordance with the DGCL or as provided in the bullet point immediately below) will be automatically converted into and represent the right to receive $11.00 in cash, without interest or dividends thereon, less any applicable withholding of taxes; and

•
each share of SenoRx capital stock owned by SenoRx as treasury stock or otherwise owned by Merger Sub or Bard will automatically be cancelled and no cash or other consideration will be delivered or deliverable in exchange for such shares.

Each share of common stock of Merger Sub that is outstanding immediately before the effective time of the merger will be converted into one validly issued, fully paid and nonassessable share of common stock of the surviving corporation.

Payment Procedures

Promptly following the effective time of the merger, but in no event more than one business day after the effective time of the merger, Bard will deposit with Wells Fargo Bank, National Association, the paying agent, an amount of cash equal to the aggregate consideration to which the holders of SenoRx common stock outstanding before the effective time of the merger become entitled under the merger agreement.

In addition, as promptly as reasonably practicable after the effective time of the merger, the surviving corporation will instruct the paying agent to mail to each person who was, immediately prior to the effective time of the merger, a holder of record of shares of SenoRx common stock, a letter of transmittal and instructions for use in effecting the surrender of certificated shares for cancellation or the transfer of uncertificated shares and receiving the merger consideration.  Until so surrendered or transferred, each such certificate or uncertificated share will represent, for all purposes, only the right to receive the merger consideration.

Treatment of Stock Options, Restricted Stock and Other Equity Awards

Stock Options.  As of the effective time of the merger, each stock option to purchase shares of SenoRx common stock that is outstanding and unexercised immediately prior to the effective time of the merger, to the extent unvested, will become fully vested and exercisable and will be cancelled.  In consideration of such cancellation, each holder of an option that has an exercise price that is less than $11.00 per share will be entitled to receive a cash payment (less any applicable tax withholdings) equal to the product of (x) the outstanding number of shares of SenoRx common stock subject to such option, multiplied by (y) the excess of $11.00 over the per share exercise price of such cancelled stock option.  Any stock option to purchase shares of SenoRx common stock that has a per share exercise price that is equal to or greater than $11.00 will be automatically cancelled without any cash payment to the holder of such option.

Restricted Stock.  As of the effective time of the merger, each then-outstanding share of restricted stock will be converted into the right to receive a cash payment equal to the product of (x) the number of shares of then-outstanding restricted stock, multiplied by (y) $11.00, and when so converted will be automatically cancelled.  Such cash payment will be paid as promptly as practicable following the effective time of the merger, less any applicable withholding taxes.

Restricted Stock Units.  As of the effective time of the merger, each then-outstanding restricted stock unit will be converted into the right to receive a cash payment equal to the product of (x) the number of shares subject to the outstanding restricted stock units which each holder thereof would have been entitled to receive had such restricted stock unit vested in full and settled immediately prior to the effective time of the merger, multiplied by (y) $11.00, and when so converted will be automatically cancelled.  Such cash payment will be paid as promptly as practicable following the effective time of the merger, less any applicable withholding taxes.

Warrants. As of the effective time of the merger, each warrant to purchase shares of SenoRx common stock that is outstanding and unexercised immediately before the effective time of the merger will become fully vested and exercisable and will be cancelled.  In consideration of such cancellation, each holder of a warrant that has a per share exercise price that is less than $11.00 per share will be entitled to receive a cash payment (less any applicable tax withholdings) equal to the product of (x) the outstanding number of shares of SenoRx common stock subject to such warrant, multiplied by (y) the excess of $11.00 over the per share exercise price of such cancelled warrant.  Any warrant to purchase shares of SenoRx common stock that has a per share exercise price that is equal to or greater than $11.00 will be automatically cancelled without any cash payment to the holder of such warrant.

Employee Stock Purchase Plan.  SenoRx suspended all participation, including payroll deductions, in the ESPP as of May 15, 2010.  Each outstanding option under the ESPP was exercised on May 14, 2010 for the purchase of shares of SenoRx common stock in accordance with the terms of the ESPP, and SenoRx refunded to each participant in the ESPP all amounts remaining in such participant’s account after such purchase.  Effective as of the effective time of the merger, and contingent upon the closing of the merger, SenoRx will terminate the ESPP.

Stockholders Meeting

Pursuant to the terms of the merger agreement, SenoRx has agreed to hold a special meeting of its stockholders (which we refer to as the stockholders meeting) as promptly as reasonably practicable following the clearance by the SEC of this proxy statement for the purpose of considering and voting upon the approval and adoption of the merger agreement and such other matters as may be necessary to effectuate the merger and related transactions.

Unless the merger agreement is terminated, as described below under “The Merger Agreement—Termination of the Merger Agreement,” SenoRx has agreed to submit the merger agreement to a vote of SenoRx’s stockholders.  As promptly as reasonably practicable following the date of the merger agreement, and in connection with the stockholders meeting, SenoRx has agreed to use commercially reasonable efforts to obtain the necessary approvals by its stockholders of the merger agreement and the merger and otherwise use its commercially reasonable efforts to comply with all legal requirements applicable to the stockholders meeting.

If at any time prior to the effective time of the merger any information is discovered by any party which should be set forth in a supplement or amendment to this proxy statement in order to ensure that this proxy statement would not include any misstatement of a material fact or omit to state any material fact required to be stated herein or necessary to make the statements made herein, in light of the circumstances under which they were made, not misleading, the party that discovers such information will promptly notify the other parties and, to the extent required by applicable law, an appropriate amendment or supplement describing such information will be promptly filed by SenoRx with the SEC and disseminated by SenoRx to its stockholders.

SenoRx may adjourn or postpone the stockholders meeting if, on the basis of advice of outside counsel, it is necessary to ensure that any information requested specifically by the SEC or that should be set forth in a supplement or amendment to this proxy statement so that this proxy statement would not include any misstatement of a material fact or omit to state any material fact required to be stated herein or necessary to make the statements made herein, in the light of the circumstances under which they were made, not misleading is provided to SenoRx stockholders. In addition, SenoRx may adjourn or postpone the stockholders meeting if, on the originally scheduled date of the stockholders meeting, there are insufficient shares of SenoRx common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the stockholders meeting.

Representations and Warranties

The merger agreement contains representations and warranties made by SenoRx to Bard and Merger Sub and representations and warranties made by Bard and Merger Sub to SenoRx.  The assertions embodied in those representations and warranties were made solely for the purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the merger agreement.  Moreover, these representations and warranties have been qualified by certain disclosures that SenoRx made to Bard in connection with the negotiation of the merger agreement, which disclosures were set forth in confidential schedules to the merger agreement and are not made in this proxy statement or reflected in the merger agreement.  Furthermore, some of the representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or a material adverse effect qualification different from that generally applicable to public disclosures to stockholders.  For the foregoing reasons, you should not rely on the representations and warranties contained in the merger agreement as statements of factual information.  The representations and warranties in the merger agreement and the description of them in this proxy statement should be read in conjunction with the other information contained in the reports, statements and filings SenoRx publicly files with the SEC.  This description of the representations and warranties is included to provide SenoRx’s stockholders with information regarding the terms of the merger agreement.

In the merger agreement, SenoRx has made representations and warranties to Bard and Merger Sub with respect to, among other things:

•	the due organization, valid existence and good standing of SenoRx;

•	the full force and effectiveness of, and SenoRx’s compliance with, SenoRx’s charter documents;

•
SenoRx’s capitalization, including the number of outstanding shares of SenoRx common stock and the number of shares of common stock issuable upon the exercise or vesting, as applicable, of stock options, restricted stock awards, restricted stock units and warrants;

•
the power and authority of SenoRx to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against SenoRx;

•	SenoRx’s ownership of capital stock or other ownership interests in other entities, if any;

•
the existence, if any, of conflicts with, creation of liens, violations or defaults under SenoRx’s governing documents, applicable laws, or certain agreements as a result of entering into the merger agreement and the consummation of the merger;

•	the consents and approvals required from governmental entities with respect to the merger, merger agreement or the other transactions contemplated thereby;

•	its SEC filings since March 29, 2007;

•	its financial statements and internal controls;

•	legal compliance matters;

•	the existence, if any, of certain changes or events since December 31, 2009;

•	pending or threatened litigation;

•	the accuracy and compliance with applicable securities laws of the information supplied by SenoRx contained in this proxy statement;

•	matters related to SenoRx’s employee benefit plans;

•	tax matters;

•	intellectual property matters;

•	matters with respect to the possession of necessary licenses and permits to operate SenoRx’s business;

•	matters with respect to SenoRx’s material contracts;

•	the existence, if any, of defaults or restrictions under SenoRx’s material contracts;

•	environmental matters;

•	the inapplicability of state takeover laws to the merger;

•	the fairness opinion of SenoRx’s financial advisor;

•	matters with respect to fees payable to advisors in connection with the merger;

•	related party transaction matters;

•	matters with respect to SenoRx’s personal property and assets and absence of liens;

•	labor and employment matters;

•	regulatory matters;

•	insurance matters;

•	compliance with the Foreign Corrupt Practices Act of 1977, as amended;

•	compliance with of U.S. export and import laws; and

•	SenoRx’s request for sales tracing from its international distributors.

Many of the representations and warranties in the merger agreement made by SenoRx are qualified by a “materiality” or “Company Material Adverse Effect” standard or qualification (that is, they are not deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a material adverse effect on SenoRx).  For purposes of the merger agreement, “Company Material Adverse Effect,” means any fact, circumstance, effect, event, change or occurrence, that individually or in the aggregate, with all other facts, circumstances, effects, events, changes or occurrences has, or would reasonably be expected to have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of SenoRx, or would prevent or have a material adverse effect on the ability of SenoRx to consummate the merger in accordance with the terms of the merger agreement, in each case, other than resulting or arising out of any of the following:

•
any fact, circumstance, effect, event, change or occurrence relating to local, regional, national or foreign political, economic or financial conditions or resulting from or arising out of developments or conditions in credit, currency, capital, securities or other financial markets, including caused by acts of terrorism or war (whether or not declared) or any material worsening of such conditions existing as of the date of the merger agreement, but only to the extent such change or effect does not disproportionately affect SenoRx relative to the other industry participants;

•
any fact, circumstance, effect, event, change or occurrence generally affecting the industry in which SenoRx operates, but only to the extent such change or effect does not disproportionately affect SenoRx relative to the other industry participants;

•
any fact, circumstance, effect, event, change or occurrence resulting from any hurricane, earthquake or other natural disasters, weather conditions or other force majeure events, but only to the extent such change or effect does not disproportionately affect SenoRx relative to the other industry participants;

•
any change, in and of itself, in the share price or trading volume of the shares of SenoRx common stock, without precluding any fact, circumstance, effect, event, change or occurrence that may have contributed to or caused such changes from being taken into account in determining whether a Company Material Adverse Effect has occurred, unless such fact, circumstance, effect, event, change or occurrence is itself not to be considered in the determination of whether a Company Material Adverse Effect has occurred as described in any other bullet point in this list of excluded matters;

•
any fact, circumstance, effect, event, change or occurrence resulting from a change after the date of the merger agreement in accounting rules or procedures announced with respect to United States generally accepted accounting principles or other accounting standards (or the interpretation thereof), in each case, as applicable to the financial statements of SenoRx, or a change after the date of the merger agreement in laws (or the interpretation thereof), but only to the extent such change or effect does not disproportionately affect SenoRx relative to the other industry participants;

•
any failure, in and of itself, to meet any internal budgets, plans, projections or forecasts of SenoRx’s revenue, earnings or other financial performance or results of operations, or any published financial forecasts or analyst estimates of SenoRx’s revenue, earnings or other financial performance or results of operations or any change in analyst recommendations, for any period, without precluding any fact, circumstance, effect, event, change or occurrence that may have contributed to or caused such changes from being taken into account in determining whether a Company Material Adverse Effect has occurred, unless such fact, circumstance, effect, event, change or occurrence is itself not to be considered in the determination of whether a Company Material Adverse Effect has occurred as described in any other bullet point in this list of excluded matters;

•
any fact, circumstance, effect, event, change or occurrence attributable to the execution, performance or announcement of the merger agreement including, the identity of Bard, the loss or departure of officers or other employees of SenoRx, or the loss or diminution in SenoRx’s relationships, contractual or otherwise, with any of its customers, suppliers, distributors, landlords, licensors, licensees or other business partners, without precluding any legal or contractual consequences of the execution of the merger agreement or the consummation of the transactions from being taken into account in determining whether a Company Material Adverse Effect has occurred;

•
any action taken or failed to be taken by SenoRx at the request or with the consent of Bard, that, if taken without the request or the consent of Bard, would have been prohibited by the terms of the merger agreement; or

•
any legal proceedings made or brought by any of the current or former stockholders of SenoRx, on their own behalf or on behalf of SenoRx, against SenoRx or any of its officers or directors, including legal proceedings arising out of the merger or in connection with any of the other transactions contemplated by the merger agreement.

In the merger agreement, Bard and Merger Sub made customary representations and warranties to SenoRx with respect to, among other things:

•	the due incorporation, valid existence and good standing of Bard and Merger Sub;

•	the full force and effectiveness of, and Bard’s and Merger Sub’s compliance with, their respective charter documents;

•
the authority of each of Bard and Merger Sub to enter into the merger agreement and to complete the transactions contemplated by the merger agreement and the enforceability of the merger agreement against each of Merger Sub;

•
the existence, if any, of conflicts with, violations or defaults under Bard’s or Merger Sub’s governing documents, applicable laws or certain agreements as a result of entering into the merger agreement and the consummation of the merger;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•	the availability of financial resources to consummate the merger and lack of a financing condition;

•	matters with respect to fees payable to advisors in connection with the merger;

•	the existence, if any, of certain litigation;

•	the accuracy and compliance with applicable securities laws of the information supplied by Bard contained in this proxy statement; and

•	their lack of ownership of SenoRx common stock as of the date of the merger agreement.

The representations, warranties, covenants and agreements contained in the merger agreement and in any instrument delivered pursuant to the merger agreement will not survive the effective time of the merger.  This limit does not apply to certain covenants and agreements set forth in the merger agreement which by their terms contemplate performance after the effective time of the merger.

Covenants Regarding Conduct of Business by SenoRx Pending the Merger

Except as required by applicable law, as otherwise expressly contemplated or permitted by the merger agreement, or consented to in writing by Bard (which consent may not be unreasonably withheld, conditioned or delayed) and subject to certain other exceptions, from the date of the merger agreement until the earlier of the consummation of the merger or the termination of the merger agreement, SenoRx has agreed to conduct its business in the ordinary course, consistent with past practice, and use its commercially reasonable efforts to:

•	preserve intact its current business organization and material assets consistent with its past practices in the ordinary course of business;

•	keep available the services of its directors, officers and key employees;

•	preserve its relationships with its material customers, suppliers, licensors, licensees and distributors; and

•	maintain its inventory of supplies and components necessary for the manufacture of SenoRx’s products at adequate levels as required to operate the business.

In addition, except as required by applicable law or as otherwise expressly contemplated or permitted by the merger agreement, and subject to certain other exceptions, SenoRx may not take any of the following actions without Bard’s prior written consent (which consent may not be unreasonably withheld, conditioned or delayed):

•
authorize for issuance, issue, sell, deliver, sell or agree to commit to issue, sell or deliver, pledge or otherwise encumber any shares of its capital stock, any other securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, securities or convertible securities or any other securities or equity equivalents (including stock appreciation rights or phantom interests), except for certain permitted issuances set forth in the merger agreement;

•
repurchase, redeem or otherwise acquire any shares of capital stock or other equity interests of SenoRx (including securities exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, capital stock or other equity interests of SenoRx) except for forfeitures of common stock issued pursuant to restricted stock awards or purchase agreements outstanding on the date of the merger agreement or for tax withholdings and exercise price settlements upon exercise of options or warrants or with respect to restricted stock or restricted stock units, in each case, outstanding on the date of the merger agreement;

•	amend or otherwise change its certificate of incorporation or bylaws;

•	split, combine or reclassify any shares of its capital stock;

•	amend or otherwise change the terms of any options, warrants, restricted stock units or restricted stock;

•
declare, set aside or pay any dividends on (whether in cash, stock or other property), or make any other distributions in respect of, any of its capital stock or acquire or agree to acquire any asset (except raw materials, inventory or supplies in the ordinary course of business consistent with past practices and certain permitted capital expenditures), business line, division, capital stock or other equity interest of any person;

•
grant or agree to any increase, in any manner, in the compensation, severance benefits or fringe benefits of, or pay any severance or bonus to, any current or former director, officer or employee, subject to certain exceptions for compensation increases to certain employees other than officers of SenoRx;

•
enter into any new or amend, modify or supplement any contract (including any existing employment, consulting, severance, termination, change of control or indemnification contract), transaction, commitment or arrangement with any current or former director, officer, employee or other affiliate of SenoRx, provided that SenoRx may enter into offer letters with new employees (other than officers) providing for customary new hire packages consistent with the employee benefit plans outstanding on the date of the merger agreement and may pay severance and provide other termination benefits to employees (other than officers) of SenoRx as may be required by the employee benefit plans outstanding on the date of the merger agreement, in each case, in the ordinary course of business consistent with past practices and current market practices;

•
become obligated under any employee benefit plan that was not outstanding on the date of the merger agreement or amend, modify or terminate any employee benefit plan or any contract, arrangement, plan or policy for the benefit of any current or former director, officer or employee outstanding on the date of the merger agreement;

•
pay any benefit not required by any plan or arrangement employee benefit plan outstanding on the date of the merger agreement (including the granting of, acceleration of exercisability of or vesting of stock options, stock appreciation rights, restricted stock or restricted stock units; subject to certain exceptions for new hires);

•
sell, lease, license, mortgage or  otherwise encumber or subject to any lien, other than certain permitted liens, or otherwise dispose of any of its properties or assets that are material, individually or in the aggregate, to SenoRx other than sales of inventory and other assets in the ordinary course of business consistent with past practices;

•
incur, assume, pre-pay, discharge or satisfy any indebtedness or enter into any contract to incur, assume, pre-pay, discharge or satisfy any indebtedness, other than in the ordinary course of business consistent with past practices pursuant to certain letters of credit, lines of credit or other credit facilities or arrangements, or guarantee, or agree to guarantee, any such indebtedness or obligation of another person, or issue or sell, or agree to issue or sell, any debt securities or options, warrants or calls or rights to acquire any debt securities of SenoRx, guarantee any debt securities of others, enter into any “keep well” or other contract to maintain any financial statement condition of another person or enter into any contract or arrangement having the economic effect of any of the foregoing;

•
make or forgive any loans, advances or capital contributions to, guarantees for the benefit of, or investments in, any person, other than cash advances to SenoRx’s employees for reimbursable travel and other business expenses incurred in the ordinary course of business consistent with past practices;

•	adopt or put into effect a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of SenoRx;

•
enter into, or amend, modify, elect not to renew or terminate or waive, release or assign any rights under, any material contract, except that SenoRx may amend, modify, elect not to renew or terminate or waive, release or assign any rights under certain material contracts in a manner that is not adverse to SenoRx, and may enter into certain material contracts, in each case in the ordinary course of business consistent with past practices;

•	renew any of its distribution agreements for a period of more than one year from the date of expiration of the then current term of any such distribution agreement;

•
except for customer (including distribution) contracts entered into in the ordinary course of business consistent with past practices, renegotiate or enter into any new material contract or arrangements relating to any proprietary rights;

•	make any capital expenditure or commitments not consistent with expenditures SenoRx’s capital budget for 2010 or 2011;

•	make any material changes in its standardized sales terms and conditions other than in the ordinary course of business consistent with past practices;

•	enter into any settlement, conciliation or similar contract with any governmental authority;

•
settle or compromise any pending or threatened claim, except with respect to the settlement or compromise of any such claim (i) where the full amount paid or to be paid is covered by insurance coverage maintained by SenoRx (subject to any applicable deductibles or retention amounts) or (ii) that is not covered by insurance and where the full amount paid or to be paid does not exceed $25,000 individually;

•
change any of the accounting policies, practices or procedures (including material tax accounting methods, periods, policies, practices or procedures) or any of its methods of reporting income, deductions or other items for financial accounting purposes, except as may be required as a result of a change in GAAP enacted after the date of the merger agreement;

•
make, change or rescind any material tax election, enter into any material closing agreement relating to taxes, settle or compromise any material tax liability, audit, claim, proceeding or assessment, file any material amended tax return, surrender any right to claim a refund of material taxes, or consent to any extension or waiver of the limitation period applicable to any material tax liability or assessment, except in the ordinary course of business consistent with past practices;

•	allow any material proprietary rights to become abandoned or expired for failure to make required filings or pay required fees; or

•	agree to take any of the actions described above.

No Solicitations

Subject to certain exceptions, SenoRx has agreed that SenoRx and its officers and directors will not, and SenoRx will cause its representatives not to:

•
solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiry in connection with, or the making of any proposal from any person that constitutes, or would reasonably be expected to lead to, an acquisition proposal (as defined below);

•
maintain or continue, or enter into or participate in, any discussion or negotiation with any person (other than Merger Sub, Bard or any Bard representative, as applicable) regarding an acquisition proposal, or furnish to any person (other than Merger Sub, Bard or any Bard representative, as applicable) any information or otherwise cooperate in any way with any effort or attempt by any other person to make or effect an acquisition proposal; or

•
subject to the SenoRx board properly effecting a recommendation change (as described below), withdraw or modify, in a manner adverse to Bard, its approval or favorable recommendation of the merger agreement and the merger, or approve  an acquisition proposal, or enter into any contract, arrangement or understanding with respect to acquisition proposal, other than certain acceptable confidentiality agreements (we refer to any of the actions described in this bullet point as a recommendation change).

However, the merger agreement does not prohibit the SenoRx board, directly or indirectly through SenoRx’s representatives, before obtaining the required stockholder approval, from furnishing non-public information to, or entering into or participating in discussions or negotiations with, any person that makes an unsolicited written, bona fide acquisition proposal (which did not result from a breach of the merger agreement) that provides for consideration per share of SenoRx common stock that is greater than the merger consideration if:

•
the SenoRx board determines in good faith after consultation with its outside legal counsel that failure to take such action would be inconsistent with its fiduciary duties to SenoRx’s stockholders under applicable law;

•
before entering into or participating in discussions with such person, the SenoRx board determines in good faith, after consultation with its outside legal counsel and financial advisor, that the acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal (as defined below); and

•
before furnishing any non-public information to, or entering into or participating in discussions or negotiations with, such person, SenoRx (1) receives from such person an executed confidentiality contract (which will be provided to Bard for informational purposes) with terms no less favorable to SenoRx than those contained in the confidentiality agreement with Bard (it being understood and agreed that such confidentiality contract need not contain a “standstill” or other similar provision that prohibits such third party from making any proposal to acquire SenoRx, acquire securities of SenoRx or nominate for election members of the SenoRx board), and (2) concurrently with its delivery to such person, SenoRx delivers to Bard and Merger Sub all such information not previously provided to Bard and Merger Sub.

Under the merger agreement, SenoRx is required to promptly (and in no event later than within 24 hours) notify Bard orally and in writing of the receipt by SenoRx of any acquisition proposal or any inquiry or request for discussion regarding an acquisition proposal including any request for information, the terms and conditions of such request, acquisition or inquiry and the identity of the person making such request, acquisition proposal or inquiry (including copies of any document or correspondence evidencing such acquisition proposal or inquiry). SenoRx is also required keep Bard informed of any material changes (including any changes to price, merger consideration, financing terms, if any, and closing conditions) to any such acquisition proposal, inquiry or request.  The merger agreement prohibits SenoRx from, and requires SenoRx to cause its representatives not to, enter into any contract with any person after the date of the merger agreement that would restrict SenoRx’s ability to provide such information relating to SenoRx to Bard. SenoRx is not currently a party to any contract that prohibits SenoRx from providing such information relating to SenoRx to Bard.

SenoRx agreed to immediately cease, and cause each of its representatives to immediately cease, all existing activities, discussions or negotiations with any parties (other than Merger Sub, Bard or any Bard representative, as applicable) conducted before the date of the merger agreement with respect to any acquisition proposal.  SenoRx is required to promptly request any such parties in possession of confidential information about SenoRx that was furnished by or on behalf of SenoRx in connection with such acquisition proposal to return or destroy all such information in the possession of any such party or its representatives.

For purposes of the merger agreement, “acquisition proposal” means any offer or proposal for a merger, acquisition, recapitalization, consolidation, tender offer, exchange offer or similar transaction involving, or any proposal or offer to purchase or acquire in any manner (A) assets representing 20% or more of the assets of SenoRx or (B) an equity interest in 20% or more of the voting securities of SenoRx, other than the transactions contemplated by the merger agreement.

For purposes of the merger agreement, “superior proposal” means any acquisition proposal (substituting 50% for the 20% thresholds set forth in the definition of “acquisition proposal”) the SenoRx board has determined in good faith, after consultation with its outside counsel and financial advisor, and taking into account all financial, regulatory, legal and other aspects of such acquisition proposal, (i) is more favorable from a financial point of view to SenoRx’s stockholders than the merger (including any adjustment to the terms and conditions thereof proposed in writing by Bard in response to any such acquisition proposal) and which such acquisition proposal, if it includes non-cash consideration, would result in the receipt by SenoRx’s stockholders of consideration economically superior to the consideration such holders are to receive in the merger; (ii) is reasonably capable of being consummated no later than nine months from the receipt of such acquisition proposal; and (iii) for which financing, to the extent required, is then fully committed.

Change in Recommendation

The merger agreement provides that, notwithstanding the restrictions described in the previous section, the SenoRx board may effect a recommendation change if the SenoRx board determines in good faith, after consultation with its outside legal counsel and financial advisor, that an acquisition proposal is a superior proposal.

However, before determining that an acquisition proposal is a superior proposal, the following conditions must be met:

•
the SenoRx board must determine in good faith, after consultation with legal counsel, that the failure to effect a recommendation change relating to a superior proposal would be inconsistent with its fiduciary duties to SenoRx’s stockholders under applicable law;

•
SenoRx must notify Bard in writing that it intends to effect a recommendation change relating to the superior proposal, attaching the current version of the definitive agreement relating to the superior proposal (which we refer to as a superior proposal notice);

•
if requested by Bard, SenoRx must make its representatives available to discuss with Bard’s representatives, and to negotiate in good faith with Bard’s representatives, any proposed modifications to the terms and conditions of the merger agreement during the three business days after delivery by SenoRx of the superior proposal notice to Bard; and

•
if Bard delivers to SenoRx during that three business day period (as may be extended as set forth in the merger agreement) a written, binding and irrevocable offer meeting certain requirements, the SenoRx board must determine in good faith, after considering the terms of the offer by Bard, that the acquisition proposal giving rise to the superior proposal notice continues to constitute a superior proposal.

The merger agreement does not prohibit the SenoRx board from taking, and disclosing to SenoRx’s stockholders, a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act about any tender offer or exchange offer that is an acquisition proposal, or making any disclosure to SenoRx’s stockholders that the SenoRx board determines in good faith, after consultation with its outside legal counsel, that the failure to make such disclosure would be inconsistent with its fiduciary duties to SenoRx’s stockholders, subject to certain requirements to notify Bard of the disclosure in advance and to reaffirm the SenoRx board’s recommendation under certain circumstances.

Employment Matters

Employee Benefits and Service Credit.  Under the merger agreement, Bard is required to honor certain change in control agreements in accordance with their terms as is in effect immediately prior to the effective time of the merger; provided, that Bard is not prohibited from amending or terminating, or from causing SenoRx to amend or terminate, any such change in control agreement in accordance with its terms or if otherwise required by applicable law (with the consent of the employee covered by any such change in control agreement if required).  For a period of three months following the completion of the merger, employees of SenoRx who continue employment with the surviving corporation throughout that time (who we refer to as continuing employees) will receive: (i) at least the same level of base salary and regular wages and (ii) employee benefits that are no less favorable in the aggregate, than those provided to the continuing employees by SenoRx generally immediately before the effective time of the merger pursuant to certain benefit plans and excluding any change in control and equity benefits.  Following the effective time of the merger, Bard has agreed to recognize the service of each continuing employee (to the extent such service was recognized by SenoRx) with SenoRx before the effective time of the merger for purposes of eligibility to participate and vesting in any Bard benefits plans covering such continuing employees.  Additionally, for the calendar year that includes the effective time of the merger continuing employees will, subject to certain conditions, (i) have certain rights to participate in benefit plans of the surviving corporation established after the effective time of the merger on certain terms, (ii) receive credit for certain payments made in connection with SenoRx health and welfare benefit plans and (iii) receive waivers for waiting periods and certain other conditions or exclusions applicable to any health and welfare benefit plans in place following the effective time of the merger.  Any vacation or paid time off accrued but unused by a continuing employee as of immediately before the effective time of the merger will be credited to the continuing employee following the effective time.

Other Covenants and Agreements

Consents and Filings.  Each of the parties has agreed to make merger notification filings, at such times as are consistent with its legal counsel’s judgment (but in no event, in the case of filings with the FTC and the Antitrust Division, later than twenty business days following the execution and delivery of the merger agreement) with (1) the FTC and the Antitrust Division relating to the merger agreement and the transactions contemplated thereby as required by the HSR Act, and (2) any foreign governmental authority that the parties reasonably determine are necessary to be made under any other antitrust laws. Each of SenoRx and Bard will (i) cooperate and coordinate with the other in the making of any filings or submissions that are required to be made under any applicable laws or orders or requested to be made by any governmental authority in connection with the merger and any other transactions contemplated by the merger agreement, (ii) supply the other or its outside counsel with any information that may be required or requested by any governmental authority in connection with such filings or submissions, and (iii) use all reasonable efforts to cause the expiration or termination of the applicable waiting periods under any applicable laws or orders as soon as reasonably practicable.

If and to the extent necessary to consummate and make effective the merger and any other transactions contemplated by the merger agreement, to resolve objections, if any, as the FTC, the DOJ, or any other governmental authority may assert under any applicable laws or orders with respect to the merger and any other transactions contemplated by the merger agreement, and/or to avoid or eliminate each and every impediment under any law or order that may be asserted by the FTC, the DOJ or any other governmental authority with respect to the merger and any other transactions contemplated by the merger agreement so as to enable consummation of the merger and any other transactions contemplated by the merger agreement in the most expeditious manner practicable, Bard and SenoRx will promptly (and in any event on or before six months from the date of the merger agreement) agree to any sale, divestiture, license or other disposition of any business, product line or asset of SenoRx that is not, taken as a whole or individually, in Bard’s reasonable judgment, material to SenoRx’s business (including any hold separate order related to such sale, divestiture, license or disposition), and the imposition of any restriction or limitation on the ability of any of them to own or exercise control of such non-material business, product line or asset of SenoRx, and will consummate any such transaction in the most expeditious manner practicable (and in any event on or before the expiration date, as defined below). Notwithstanding anything to the contrary contained in the merger agreement, nothing in the merger agreement requires (i) Bard to sell, divest, license, dispose of, hold separate, restrict or otherwise limit any of it own businesses, product lines or assets or (ii) Bard or SenoRx to sell, divest, license, dispose of, hold separate, restrict or otherwise limit any business, product line or asset of SenoRx which is, taken as a whole or individually, in Bard’s reasonable judgment, material to SenoRx’s business.

In addition, each of the parties have agreed to promptly inform the other parties of any communication from any governmental authority regarding the merger or any related transaction in connection with any filings or investigations with, by or before any governmental authority relating to the merger agreement or the merger or any other transactions contemplated by the merger agreement, including any proceedings initiated by a private party.  If any party to the merger agreement receives a request for additional information or documentary material from any governmental authority with respect to the merger or any other transactions contemplated by the merger agreement pursuant to the HSR Act or any other antitrust laws with respect to which any such filings have been made, then such party will use its commercially reasonable efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response to such request.  The parties have agreed, unless prohibited by applicable law or by the applicable governmental authority, to give each other reasonable advance notice of all meetings with any governmental authority relating to the merger agreement or the merger or any other transactions contemplated by the merger agreement, keep the other party reasonably apprised with respect to any communications with any governmental authority regarding the merger agreement or the merger or any other transactions contemplated by the merger agreement, cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the merger agreement or the merger or any other transactions contemplated by the merger agreement, articulating any regulatory or competitive argument and/or responding to requests or objections made by any governmental authority, and provide each other (or counsel of each party, as appropriate) with copies of all written communications to or from any governmental authority relating to the merger agreement or the merger or any other transactions contemplated by the merger agreement.

Access to Information.  Subject to applicable law and the existing confidentiality agreement between SenoRx and Bard, SenoRx and its affiliates and representatives will give Bard and its representatives reasonable access upon reasonable notice and during SenoRx’s normal business hours, to the offices and other facilities, to the officers and other SenoRx representatives, to the books and records of SenoRx, and to such financial and operating data and such other information with respect to the business and operations of SenoRx as Bard and its representatives may from time-to-time reasonably request,  provided that any such investigation and information provided, made available or delivered to Bard or its representatives is conducted in a manner that does not unreasonably interfere with the conduct of the business of SenoRx or create a risk of damage or destruction to any property or assets of SenoRx.

Public Announcements.  Under the merger agreement, each party must consult promptly with the other parties before issuing any press release or otherwise making any public statement with respect to the merger and any other transactions contemplated by the merger agreement, must provide to the other party for review a copy of any such press release or statement, and may not issue any such press release or make any such public statement before such consultation and review by the other party, unless required by applicable law or rules and regulations of any securities exchange, in which case the party must use its commercially reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance.  The restrictions just described do not apply to any release or announcement made or proposed to be made by SenoRx following a recommendation change by the SenoRx board.

Commercially Reasonable Efforts.  Except as otherwise provided in the merger agreement, Bard and SenoRx have agreed to cooperate with each other and to use commercially reasonable efforts to take, or cause to be taken, all such actions, and to do, or cause to be done, all such things as may be necessary or appropriate in order to effectuate, as expeditiously as practicable, the merger and any other transactions contemplated by the merger agreement, including causing the conditions to the merger described below to be satisfied.  However, SenoRx is not required before the effective time of the merger to pay any consent fee, “profit sharing” payment or other consideration (including increased rent or other payments), or to provide any additional security (including a guaranty), to obtain the consent of any third party under any contract.

Third Party Standstill Agreements.  SenoRx has agreed not to terminate, amend, modify or waive any provision of any confidentiality or standstill contract to which SenoRx is a party (other than involving Bard or its affiliates), and SenoRx will use commercially reasonable efforts to enforce the provisions of any such contracts, including seeking injunctions to prevent any breaches of such agreements or to enforce specifically the terms and provisions thereof in a court in the United States or any state thereof having jurisdiction.

Stockholder Litigation.  Under the merger agreement, SenoRx and Bard will give each other the reasonable opportunity to participate in the defense of any stockholder claim against SenoRx or Bard, as applicable, and their respective directors (in their capacity as such) relating to the merger agreement or the transactions contemplated thereby. SenoRx may not settle any claim pending as of the date of the merger agreement, or commenced after the date of the merger agreement, against SenoRx or any of its directors (in their capacity as such) by any stockholder of SenoRx or holder of any options, warrants, restricted stock or restricted stock units relating to the merger agreement or the transactions contemplated thereby, in each case, without the prior written consent of Bard (which consent shall not be unreasonably withheld, conditioned or delayed).

State Takeover Statutes.  The parties have agreed to use commercially reasonable efforts to take such actions as are reasonably necessary so that the merger and any other transactions contemplated by the merger agreement may be consummated as promptly as practicable on the terms contemplated by the merger agreement, which efforts shall include the SenoRx board taking all actions permitted under applicable law to render any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover laws in the United States (including Section 203 of the DGCL), inapplicable to the merger and any other transactions contemplated by the merger agreement.

Notification of Certain Matters.  Under the merger agreement, the parties must provide each other with prompt notice of any written notice or other communication received from any person alleging that the consent of such person is required in connection with the merger or any other transactions contemplated by the merger agreement, any notice from any governmental authority in connection with the merger or any other transactions contemplated by the merger agreement, any actions, suits, claims, investigations or proceedings commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries which relate to the merger or any other transactions contemplated by the merger agreement, the discovery of any fact or circumstance, or the occurrence or non-occurrence of any event, that would reasonably be expected to cause certain failures of the conditions to the closing of the merger to be satisfied, and any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it under the merger agreement.

Retention Agreements.  The merger agreement contemplates that Bard will prepare and provide individual retention agreements for certain SenoRx employees, none of which may require SenoRx to make any payments to any employees before the effective time of the merger, and that SenoRx will assist Bard, as and to the extent reasonably requested by Bard, in the creation of such retention agreements, provide Bard with such information regarding its employees as may be reasonably requested by Bard for such purposes, which information may include employee names, addresses, titles, compensation and current equity holdings, provide Bard access to SenoRx’s employees, and cause a duly authorized officer of SenoRx to execute such retention agreements on behalf of SenoRx. SenoRx may not terminate, amend, withdraw, revoke, modify or waive any provision of any such retention agreements without Bard’s prior written approval.

Indemnification of SenoRx Directors and Officers.  Under the merger agreement, the surviving corporation will (and Bard will cause the surviving corporation to) cause the certificate of incorporation and the bylaws of the surviving corporation to contain provisions with respect to indemnification, advancement of expenses and director exculpation substantially similar to those set forth in SenoRx’s certificate of incorporation and bylaws as in effect at the date of the merger agreement (to the extent consistent with applicable law), which provisions may not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the persons who at any time before the effective time of the merger were entitled to indemnification, advancement of expenses or exculpation under SenoRx’s certificate of incorporation or bylaws in respect of actions or omissions occurring at or before the effective time of the merger (including the merger and any other transactions contemplated by the merger agreement), unless otherwise required by applicable law.  In addition, the surviving corporation will (and Bard will cause the surviving corporation to) honor and fulfill in all respects the obligations of SenoRx under certain indemnification agreements.

From and after the effective time of the merger and until the expiration of any applicable statutes of limitation, to the fullest extent permitted by applicable law (subject to certain conditions), the surviving corporation will (and Bard will cause the surviving corporation to) indemnify, defend and hold harmless each person who is or has been before the date of the merger agreement or who becomes before the effective time of the merger an officer, director, employee or agent of SenoRx against all losses, claims, damages, judgments, fines, fees and expenses (including reasonable attorneys’ fees and investigation expenses), liabilities or amounts that are paid in settlement of, or otherwise incurred (but only to the extent such losses are not otherwise covered by insurance and paid), in connection with any claim, whether civil, criminal, administrative or investigative, to which any such indemnified party is or may become a party to by virtue of his or her service as a present or former director, officer, employee or agent of SenoRx and arising out of actual or alleged events, actions or omissions occurring or alleged to have occurred at or before the effective time of the merger (including the merger and any other transactions contemplated by the merger agreement), in each case, to the fullest extent permitted under the DGCL and provided in SenoRx’s certificate of incorporation and bylaws as in effect at the date of the merger agreement (and will pay expenses in advance of the final disposition of the claim(s) that are reasonably incurred in defending any such claim to each such indemnified party to the fullest extent permitted under the DGCL as provided in SenoRx’s certificate of incorporation and bylaws as in effect at the date of the merger agreement, upon receipt from such indemnified party to whom expenses are advanced of the undertaking to repay such advances contemplated by the DGCL).

Effective upon the effective time of the merger, Bard will cause to be purchased and maintained a six year “tail” prepaid liability insurance policy in respect of acts or omissions occurring at or before the effective time of the merger, covering each person currently covered by SenoRx’s directors’ and officers’ liability insurance policy on terms, including with respect to coverage and amount, no less favorable to such directors and officers than those of such policy in effect on the date of the merger agreement, provided that in no event will Bard or the surviving corporation be required to expend for such policies pursuant to this sentence an annual premium amount in excess of 200% of the annual premiums currently paid by SenoRx for such insurance. If the annual premiums of such insurance coverage exceed such amount, the surviving corporation will obtain a policy with the greatest coverage available for a cost not exceeding such amount.

Conditions to the Merger

Conditions to Each Party’s Obligations.  Each party’s obligation to consummate the merger is subject to the satisfaction of the following mutual conditions:

•	SenoRx will have obtained the approval of the majority of the holders of the outstanding shares of SenoRx common stock to adopt the merger agreement;

•
no governmental authority in the United States or in any of certain other jurisdictions will have enacted, issued, promulgated, enforced or entered any law or order that is then in effect and that has the effect of preventing or prohibiting the consummation of the merger or otherwise imposing material limitations on the ability of Bard to effectively acquire, hold or operate the business of SenoRx or Bard, provided that each of the parties must use its commercially reasonable efforts to appeal any such order or otherwise have any such order vacated or removed; and

•
any waiting period (and any extension thereof) under the HSR Act will have expired or terminated, and any waiting period (and any extension thereof), and any necessary consents, approvals, permits of, authorizations from, notifications to and filings with any governmental authorities, under any antitrust laws of certain jurisdictions, to the extent applicable, will have been made or obtained.

Conditions to Bard’s and Merger Sub’s Obligations.  The obligation of Bard and Merger Sub to consummate the merger is subject to the satisfaction or waiver of the following additional conditions:

•
the representations and warranties of SenoRx contained in the merger agreement will be true and correct in all respects as of the closing date as if made on and as of the closing date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute a Company Material Adverse Effect, as defined below (other than as described in the next bullet point); provided, however, that for purposes of determining the accuracy of such representations and warranties, all “Company Material Adverse Effect” qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties will be disregarded;

•
the representations and warranties concerning SenoRx’s charter documents, capitalization (except for insignificant deviations in certain numerical amounts set forth in the merger agreement), authority, absence of subsidiaries, non-applicability of state takeover statutes, the opinion of SenoRx’s financial advisor, and the use of brokers will be true and correct in all respects, in each case, as of the closing date as if made on and as of the closing date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as if made as of such earlier date));

•
SenoRx will have, in all material respects, performed all obligations and complied with all agreements and covenants required to be performed by it or complied with by it under the merger agreement at or before the effective time of the merger;

•	since the date of the merger agreement, there will not have occurred any Company Material Adverse Effect which is then continuing;

•
at the closing, SenoRx will have delivered an officers’ certificate, duly executed by SenoRx’s Chief Executive Officer or Chief Financial Officer on behalf of SenoRx and dated as of the closing date, stating that the conditions to closing described in the four bullet points above have been satisfied; and

•
the number of shares held by holders who have not voted in favor of the merger and who have properly demanded appraisal for his or her shares in accordance with the DGCL will not constitute more than 10% of the aggregate number of common shares outstanding as of the date of the merger agreement.

Conditions to SenoRx’s Obligations.  The obligation of SenoRx to consummate the merger is subject to the satisfaction or waiver of the following additional conditions:

•
the representations and warranties of Bard and Merger Sub contained in the merger agreement will be true and correct in all respects as of the closing date as if made on and as of the closing date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except that any inaccuracies in such representations and warranties (other than the representations and warranties concerning authority and financial capability, which shall be true and correct in all material respects as of the closing date as if made on and as of the closing date) will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute a Parent Material Adverse Effect, meaning any fact, circumstance, effect, event, change or occurrence that would prevent or have a material adverse effect on the ability of Bard and Merger Sub to consummate the merger in accordance with the terms of the merger agreement; provided, however, that for purposes of determining the accuracy of such representations and warranties, all “Parent Material Adverse Effect” qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded;

•
each of Merger Sub and Bard shall have, in all material respects, performed all obligations and complied with all agreements and covenants required to be performed by them or complied with by them under the merger agreement at or before the effective time of the merger; and

•
at the closing, each of Merger Sub and Bard shall deliver an officer’s certificate, duly executed by their respective Chief Financial Officers on behalf of Merger Sub and Bard and dated as of the closing date, stating that the conditions to closing described in the two bullet points above have been satisfied.

The above conditions may be amended or waived before the effective time of the merger if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the merger agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.  However, after the adoption of the merger agreement by SenoRx stockholders, no amendment or waiver that changes the amount or the form of consideration to be delivered to SenoRx stockholders or which by applicable law otherwise requires the further approval of SenoRx’s stockholders may be made unless the required further approval is obtained.

Termination of the Merger Agreement

SenoRx and Bard may terminate the merger agreement and the merger and any other transactions contemplated by the merger agreement may be abandoned at any time before the effective time of the merger by mutual written consent.

Termination by Bard or SenoRx. In addition, either Bard or SenoRx may terminate the merger agreement and the merger and any other transactions contemplated by the merger agreement may be abandoned at any time before the effective time of the merger if:

•
any governmental authority has (i) notified Bard or SenoRx, or has announced, that it has voted to challenge the consummation or legality of the merger in a judicial or administrative proceeding, provided, however, that the right to terminate the merger agreement pursuant to this provision will not be available to any party that has failed to perform in all material respects its obligations regarding filings and consents and requirements to use commercially reasonable efforts to, among other things, effectuate the consummation of the merger or (ii) issued or entered any order that is in effect and has the effect of preventing or prohibiting the consummation of the merger;

•
the merger has not been consummated on or before November 4, 2010, subject to extension of up to three months, at the election of either Bard or SenoRx, under certain circumstances set forth in the merger agreement relating to obtaining antitrust approval, such date, as may be so extended being the expiration date; provided, however, that Bard and SenoRx must use commercially reasonable efforts to consummate any necessary, non-material divestitures, in accordance with the terms of the merger agreement, before the expiration date; and provided, further, that the right to terminate the merger agreement under this provision will not be available to any party whose failure to perform any covenant or obligation under the merger agreement was the principal cause of or principally resulted in the failure of the merger to have been consummated on or before the expiration date; or

•
upon a vote at a duly held stockholders meeting (including any adjournment or postponement thereof) to obtain the approval of the majority of the holders of the outstanding shares of SenoRx common stock to adopt the merger agreement in accordance with the merger agreement, such approval is not obtained.

Termination by Bard. Bard may also terminate the merger agreement and the merger and any other transactions contemplated by the merger agreement may be abandoned at any time before the effective time of the merger if:

•
SenoRx has breached any of its representations, warranties, covenants or other agreements set forth in the merger agreement or any such representation or warranty has become untrue after the date of the Agreement and such breach or inaccuracy (i) would give rise to the failure of a condition described in the first three bullet points under the heading “Conditions to the Merger—Conditions to Bard’s and Merger Sub’s Obligations” above and (ii) has not been cured within thirty days after written notice thereof is received by SenoRx; provided that Bard will have no right to terminate the merger agreement in connection with such breach or inaccuracy if there is an uncured breach or inaccuracy by Bard or Merger Sub of the type described in the first bullet point under the heading “Termination of the Merger Agreement—Termination by SenoRx” below at the time of such breach or inaccuracy by SenoRx or at the time of the purported termination in connection with such breach or inaccuracy;

•	a recommendation change by the SenoRx board has occurred; or

•
SenoRx (i) receives any warning letter, or similar written notice, or correspondence from the FDA or any other governmental authority regulating medical devices, relating to quality issues, that in the opinion of Bard, would reasonably be expected to materially impair, or lead to actions that materially impair, the business of SenoRx; provided that concurrently with and as a condition to such termination of the merger agreement, Bard pays the reverse termination fee, as described below, and/or (ii) receives notice of, or is subject to, any consent decree relating to FDA regulatory or quality issues.

Termination by SenoRx. SenoRx may also terminate the merger agreement and the merger and any other transactions contemplated by the merger agreement may be abandoned if:

•
at any time before the effective time of the merger, Merger Sub or Bard has breached any of their respective representations, warranties, covenants or other agreements set forth in the merger agreement or any such representation or warranty shall have become untrue after the date of the merger agreement breach or inaccuracy (i) would give rise to the failure of a condition described in the first two bullet points under the heading “Conditions to the Merger—Conditions to SenoRx’s Obligations” above and (ii) is not cured within thirty days after written notice thereof is received by Merger Sub and Bard; provided that SenoRx will have no right to terminate the merger agreement in connection with such breach or inaccuracy if there is an uncured breach or inaccuracy by SenoRx of the type described in the first bullet point under the heading “Termination of the Merger Agreement—Termination by Bard” above at the time of such breach or inaccuracy by Merger Sub or Bard or at the time of the purported termination in connection with such breach or inaccuracy; or

•
at any time before obtaining the approval of the majority of the holders of the outstanding shares of SenoRx common stock to adopt the merger agreement, (i) a valid recommendation change by the SenoRx board has occurred after SenoRx has complied with the procedures set forth in the merger agreement and (ii) concurrently with and as a condition to such termination of the merger agreement, SenoRx enters into a definitive contract relating to an acquisition proposal not solicited in violation of the merger agreement that constitutes a superior proposal and pays Bard the termination fee, as described below.

Any proper and valid termination of the merger agreement will be effective immediately upon the delivery of written notice of the terminating party to the other party or parties hereto, as applicable.

Termination Fees and Expenses

If the merger agreement is terminated, it will become null and void and have no effect, without any liability on the part of any party or its representatives (except for any fee or expenses that may be payable by SenoRx or Bard as described below and except that certain customary provisions, including those relating to confidentiality, will survive the termination of the merger agreement). However, no such termination will  relieve any party from liability for fraud or any intentional or willful breach of any of its representations, warranties, covenants or agreements set forth in the merger agreement.

Under the merger agreement, SenoRx is required to pay Bard a termination fee of $9 million in the following circumstances:

•
if the merger agreement is terminated by SenoRx or Bard pursuant to the provisions described in the second or third bullet points under the heading “Termination of the Merger Agreement—Termination by Bard or SenoRx” above and before the stockholders meeting, an acquisition proposal has been made (other than by Bard, Merger Sub or their respective affiliates) directly to the holders of SenoRx common shares or has otherwise been publicly known and such acquisition proposal had not been withdrawn at the time of the stockholders meeting, and at any time within twelve months after such termination, either SenoRx has entered into a definitive contract relating to any acquisition proposal or a transaction contemplated by an acquisition proposal has been consummated (for purposes of this provision, the definition of acquisition proposal will be read such that all references to “20% or more” will be deemed references to “more than 50%”);

•	if the merger agreement is terminated by Bard pursuant to the provision described in the second bullet point under the heading “Termination of the Merger Agreement—Termination by Bard” above;

•	if the merger agreement is terminated by SenoRx pursuant to the provision described in the second bullet point under the heading “Termination of the Merger Agreement—Termination by SenoRx” above; or

•
if the merger agreement is terminated by Bard pursuant to the provision described in the first bullet point under the heading “Termination of the Merger Agreement—Termination by Bard” above based on a breach of any covenant or agreement of SenoRx set forth in the merger agreement (but excluding any breach of representations or warranties) and before such termination an acquisition proposal has been made (other than by Bard, Merger Sub or their respective affiliates) directly to the holders of SenoRx common shares or has otherwise been publicly known and such acquisition proposal had not been withdrawn at the time of such termination, and at any time within twelve months after such termination, either SenoRx has entered into a definitive contract relating to any acquisition proposal or a transaction contemplated by an acquisition proposal has been consummated (for purposes of this provision, the definition of acquisition proposal will be read such that all references to “20% or more” will be deemed references to “more than 50%”).

Under the merger agreement, Bard is required to pay SenoRx a termination fee of $9 million if the merger agreement is terminated by Bard pursuant to the provision described in clause (i) of the third bullet point under the heading “Termination of the Merger Agreement—Termination by Bard” above.  SenoRx has expressly waived the right to contest Bard’s opinion that the quality issues referenced in the applicable warning letter, or similar written notice, or correspondence from the FDA or any other governmental authority regulating medical devices that SenoRx receives would reasonably be expected to materially impair, or lead to actions that materially impair, the business of SenoRx.

In addition, if the merger agreement is terminated by Bard pursuant to the provision described in the first bullet point under the heading “Termination of the Merger Agreement—Termination by Bard” above based on a breach of any covenant or agreement of SenoRx set forth in the merger agreement (but excluding any breach of representations or warranties), SenoRx will reimburse Bard for the transaction expenses of Bard and Merger Sub. Such payment will be credited against any termination fee that becomes payable by SenoRx under the merger agreement. Likewise, if the merger agreement is terminated by SenoRx pursuant to the provision described in the first bullet point under the heading “Termination of the Merger Agreement—Termination by SenoRx” above based on a breach of any covenant or agreement of Bard or Merger Sub set forth in the merger agreement (but excluding any breach of representations or warranties), Bard will reimburse SenoRx for the transaction expenses of SenoRx.

The parties acknowledged in the merger agreement that the agreements concerning termination fees and expenses are an integral part of the merger and any other transactions contemplated by the merger agreement and constitute liquidated damages and not a penalty.  Notwithstanding any other provision in the merger agreement to the contrary, the parties agreed that (i) if Bard receives the termination fee from SenoRx as contemplated by the merger agreement (subject to certain rights set forth in the merger agreement, including Bard’s right to specifically enforce the merger agreement as set forth in the merger agreement), such termination fee represents the exclusive remedy of Bard and Merger Sub in the circumstances described therein and that, except for the payment expressly set forth in the circumstances described therein, none of SenoRx or any of its respective affiliates will have any liability or obligation of any kind whatsoever arising out of such termination of the merger agreement, any breach by SenoRx giving rise to such termination, or the failure of the merger or any other transactions contemplated by the merger agreement to be consummated as a result of such termination, whether arising in contract, tort, equity or otherwise, and (ii) if SenoRx receives the reverse termination fee from Bard, such reverse termination fee represents the exclusive remedy of SenoRx for a valid termination by Bard pursuant to the provision described in clause (i) of the third bullet point under the heading “Termination of the Merger Agreement—Termination by Bard” above and that, except for the payment of the termination fee, none of Bard or any of its respective affiliates will have any liability or obligation of any kind whatsoever arising out of such termination of the merger agreement, any breach by Bard giving rise to such termination, or the failure of the merger or any other transactions contemplated by the merger agreement to be consummated as a result of such termination, whether arising in contract, equity, tort or otherwise.

Except as expressly set forth in the merger agreement and described above, all fees, costs and expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring such fees, costs and expenses, whether or not the merger is consummated.

Amendment

Subject to compliance with applicable law, the merger agreement may be amended by the parties at any time before or after obtaining the approval of the majority of the holders of the outstanding shares of SenoRx common stock to adopt the merger agreement.  However, after such approval, there may not be, without further approval of the SenoRx stockholders, any amendment of the merger agreement that changes the amount or the form of the consideration to be delivered to SenoRx stockholders pursuant to the merger agreement, or which by applicable law otherwise requires the further approval of SenoRx’s stockholders. In addition, the provisions of the merger agreement concerning director and officer indemnification may not be amended after the closing without the prior written agreement of each party entitled to indemnification thereunder. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties to the merger agreement.

No Third Party Beneficiaries

The merger agreement does not confer upon any person other than the parties thereto any rights or remedies, except for the provisions concerning director and officer indemnification.

Remedies

The parties acknowledge in the merger agreement that if for any reason any of the provisions of the merger agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy.  Accordingly, the parties agreed that in addition to other remedies available to them, the parties will be entitled to seek specific performance of the terms of the merger agreement.  In the event that any action is brought in equity to enforce the provisions of the merger agreement no party may allege, and each party has waived the defense, that there is an adequate remedy at law.  Except as otherwise provided in the merger agreement, any and all remedies expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred by the merger agreement, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The provision just described is limited by the parties’ agreement that if the merger agreement is validly terminated by Bard pursuant to the provision described in clause (i) of the third bullet point under the heading “Termination of the Merger Agreement—Termination by Bard” above, SenoRx will not be entitled to seek specific performance of the merger agreement.

SUBMISSION OF STOCKHOLDER PROPOSALS

If the merger is consummated, we will not have public stockholders and there will be no public participation in any future meetings of stockholders.  However, if the merger is not consummated, we expect to hold the 2011 annual meeting of stockholders.

For a stockholder proposal to be considered for inclusion in SenoRx’s proxy statement for our 2011 annual meeting of stockholders, the written proposal must be received by the Secretary of SenoRx no earlier than February 1, 2011 and not later than March 15, 2011.  The proposal will need to comply with Rule 14a-8 of Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail next year’s proxy materials.

Unless we indicate otherwise at a later date, in order for a stockholder proposal to be raised from the floor during the 2011 annual meeting of stockholders, the stockholder’s written notice must be received by our Secretary at our principal executive offices no later than the close of business on February 6, 2011 and no earlier than the close of business on January 7, 2011, and must contain certain information as required under our bylaws. You may contact our Investor Relations department at our headquarters for a copy of the relevant provisions of our bylaws regarding the requirements for making stockholder proposals. Please note that these requirements relate only to matters a stockholder wishes to bring before next year’s annual meeting and that are not to be included in the proxy statement for next year’s annual meeting.

You may nominate an individual to serve as a director by following the procedures set forth in our bylaws, which include sending a written notice setting forth all the information that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required pursuant to Regulation 14A under the Exchange Act to SenoRx, Inc., 3 Morgan, Irvine, California, 92618-1917, Attn: Secretary. In addition, the notice must contain certain other information as required under our bylaws. In order to be considered for the 2011 annual meeting, your nomination must be received no later than the close of business on February 6, 2011 and no earlier than the close of business on January 7, 2011.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some brokers, banks, trusts and other nominees may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this notice and proxy statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report either now or in the future, please (1) mail your request to SenoRx, Inc., 3 Morgan, Irvine, California, 92618-1917, Attn: Investor Relations, or (2) call our Investor Relations department at +1 (949) 362-4800 x132. Upon written or oral request, we will provide a separate copy of the annual reports and proxy statements. In addition, security holders sharing an address can request delivery of a single copy of annual reports or proxy statements if you are receiving multiple copies upon written or oral request at the address and telephone number stated above.

APPRAISAL RIGHTS

Under the DGCL, you have the right to dissent from the merger and to receive payment in cash for the fair value of your shares of SenoRx common stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the court, in lieu of the consideration you would otherwise be entitled to pursuant to the merger agreement.  These rights are known as appraisal rights.  Stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights.  We will require strict compliance with the statutory procedures.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to dissent from the merger and perfect appraisal rights.

This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex D to this proxy statement.  Failure to precisely follow any of the statutory procedures set forth in Section 262 the DGCL may result in a termination or waiver of your appraisal rights.  All references in this summary to a “stockholder” are to the record holder of shares of SenoRx common stock unless otherwise indicated.

Section 262 requires that stockholders for whom appraisal rights are available be notified not less than 20 days before the stockholders’ meeting to vote on the merger that appraisal rights will be available.  A copy of Section 262 must be included with such notice.  This proxy statement constitutes our notice to SenoRx’s stockholders of the availability of appraisal rights in connection with the merger in compliance with the requirements of Section 262.  If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex D to this proxy statement since failure to timely and properly comply with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

•
You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger is taken.  This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption and approval of the merger agreement and the merger.  Voting against or failing to vote for the adoption and approval of the merger agreement and the merger by itself does not constitute a demand for appraisal within the meaning of Section 262;

•
You must not vote in favor of, or consent in writing to, the adoption and approval of the merger agreement and the merger.  A vote in favor of the adoption and approval of the merger agreement and merger, by proxy, via the Internet, by telephone or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.  A proxy which does not contain voting instructions will, unless revoked, be voted in favor of the adoption and approval of the merger agreement and the merger.  Therefore, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement and the merger or abstain from voting on the merger agreement and the merger; and

•
You must continue to hold your shares of SenoRx common stock through the effective date of the merger.  Therefore, a stockholder who is the record holder of shares of SenoRx common stock on the date the written demand for appraisal is made but who thereafter transfers the shares before the effective date of the merger will lose any right to appraisal with respect to such shares.

If you fail to comply with any of these conditions and the merger is completed, you will be entitled to receive the merger consideration, but you will have no appraisal rights with respect to your shares of SenoRx common stock.

All demands for appraisal should be addressed to SenoRx, Inc., 3 Morgan, Irvine, California 92618-1917, Attn: Secretary, and must be delivered before the vote on the merger agreement is taken at the special meeting and should be executed by, or on behalf of, the record holder of the shares of common stock.  The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

To be effective, a demand for appraisal by a holder of common stock must be made by, or in the name of, such registered stockholder, fully and correctly, as the stockholder’s name appears on his or her stock certificate(s).  Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to us.  The beneficial holder must, in such cases, have the registered owner, such as a brokerage firm, bank, trust or other nominee, submit the required demand in respect of those shares.  If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners.  An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner.  A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners.  In that case, the written demand should state the number of shares as to which appraisal is sought.  Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

If you hold your shares of common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

Within 10 days after the effective time of the merger, the surviving corporation must give written notice that the merger has become effective to each stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger agreement and the merger.  At any time within 60 days after the effective time, any stockholder who has demanded an appraisal, and who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of common stock; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the surviving corporation.  Within 120 days after the effective date of the merger, any stockholder who has complied with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the merger agreement and the merger and with respect to which demands for appraisal rights have been received and the aggregate number of holders of such shares.  A person who is the beneficial owner of shares of common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request from the corporation the statement described in the previous sentence.  Such written statement will be mailed to the requesting stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later.  Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal.  A person who is the beneficial owner of shares of SenoRx common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence.  Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon SenoRx, as the surviving corporation.  The surviving corporation has no obligation to file such a petition in the event there are dissenting stockholders.  Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal.  There is no present intent on the part of SenoRx to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that SenoRx will file such a petition or that SenoRx will initiate any negotiations with respect to the fair value of such shares.  Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby.  The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of common stock, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any.  Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment.  When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing those shares.

In determining fair value and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors.  In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.”

Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.”  In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation.  In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

You should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances.  Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.  Any stockholder who had demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date before the effective time; however, if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the merger within 60 days after the effective time of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of his, her or its shares of SenoRx common stock pursuant to the merger agreement. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will maintain the right to withdraw its demand for appraisal and to accept the cash that such holder would have received pursuant to the merger agreement within 60 days after the effective date of the merger.

In view of the complexity of Section 262, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

CURRENT MARKET PRICE OF COMMON STOCK

We did not pay or declare cash dividends in fiscal year 2008, fiscal year 2009 or fiscal year 2010 to date, and we do not currently anticipate paying any cash dividends in the foreseeable future.

SenoRx common stock is traded on The NASDAQ Global Market under the symbol “SENO.”  The following table sets forth the high and low sales prices of SenoRx common stock for the periods indicated as reported by The NASDAQ Global Market:

	Common Stock Price
Fiscal Period	High	Low
Fiscal Year 2007
First Quarter: January 1 – March 31	$8.47	$8.03
Second Quarter: April 1 – June 30	$10.85	$7.95
Third Quarter: July 1 – September 30	$10.55	$7.94
Fourth Quarter: October 1 – December 31	$9.67	$8.00
Fiscal Year 2008
First Quarter: January 1 – March 31	$9.06	$6.08
Second Quarter: April 1 – June 30	$7.75	$5.45
Third Quarter: July 1 – September 30	$7.80	$4.66
Fourth Quarter: October 1 – December 31	$5.00	$2.14
Fiscal Year 2009
First Quarter: January 1 – March 31	$3.50	$2.40
Second Quarter: April 1 – June 30	$3.71	$2.90
Third Quarter: July 1 – September 30	$5.40	$3.28
Fourth Quarter: October 1 – December 31	$8.10	$3.85
Fiscal Year 2010
First Quarter: January 1 – March 31	$8.24	$6.57
Second Quarter: April 1 – June 30 (through May 20, 2010)	$11.03	$7.28

The following table sets forth the closing price of our common stock, as reported on The NASDAQ Global Market on May 4, 2010, the last full trading day before we publicly announced the signed merger agreement with Bard, and on May 20, 2010, the last full trading day before the filing of this proxy statement:

Common Stock Price
May 4, 2010	$9.68
May 20, 2010	$10.84

You are encouraged to obtain current market quotations for SenoRx common stock in connection with voting your shares.  Following the merger, there will be no further market for our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information relating to the beneficial ownership of SenoRx common stock as of May 20, 2010, except where otherwise noted, by:

•	each stockholder known by us to own beneficially more than 5% of our common stock;

•	each of our named executive officers (as defined in Item 402 of Regulation S-K promulgated by the SEC);

•	each of our directors; and

•	all of our directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has the sole voting power, shared voting power, or investment power and includes any shares that the individual has the right to acquire within 60 days of May 20, 2010 through the exercise of any stock option or other right. The number and percentage of shares “beneficially owned” is computed on the basis of 17,641,274 shares of SenoRx common stock outstanding as of May 20, 2010. Shares of our common stock that a person has the right to acquire within 60 days of May 20, 2010 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person or entity named in the table has sole voting and dispositive power with respect to the shares set forth opposite such person’s or entity’s name. The address for those persons for whom an address is not otherwise provided is c/o SenoRx, Inc., 3 Morgan, Irvine, California 92618-1917.

	Beneficial Ownership			Percentage of Shares Outstanding
Name and Address of Beneficial Owner	Shares		Options and Warrants Exercisable Within 60 Days	Approximate Percentage Owned (1)
Funds affiliated with MPM Capital The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116	2,242,379	(2)	––	12.7%
Funds affiliated with Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94163	1,491,225		—	8.5%
C. R. Bard, Inc. 730 Central Avenue Murray Hill, New Jersey 07974	963,475	(3)	—	5.5%
Funds affiliated with Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151	934,900		—	5.3%
Funds affiliated with Vertical Fund I, L.P. 530 Lytton Avenue, Suite 304 Palo Alto, CA 94301	1,087,200	(4)	—	6.2%
John T. Buhler	7,130		137,506	*
Kevin J. Cousins	53,582		118,818	1.0%
Paul Lubock	195,397		103,407	1.7%
William F. Gearhart	34,516		138,947	1.0%
A. Thomas Bender	36,000		20,110	*
Kim D. Blickenstaff	—		57,289	*
Vickie L. Capps	15,000		30,540	*
Frederick J. Dotzler	739,515	(5)	37,290	4.4%
John L. Erb	10,000		57,289	*
Gregory D. Waller	—		48,718	*
All directors and named executive officers as a group (10 persons)	1,091,140		749,914	9.6%
_______________________________
*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
(1)	Based upon 17,641,274 shares of common stock outstanding as of May 20, 2010.

(2)
Includes 1,511,814 shares held by MPM BioVentures II-QP, L.P. (“BV II QP”), 166,833 shares held by MPM BioVentures II, L.P. (“BV II”), 31,392 shares held by MPM Asset Management Investors 2001 LLC (“AM 2001”) and 532,340 shares held by MPM BioVentures GmbH & Co. Parallel-Beteiligungs KG (“BV KG”). MPM Asset Management II, L.P. and MPM Asset Management II LLC (“AM II LLC”) are the direct and indirect general partners of BV II QP, BV II and BV KG. Ansbert Gadicke, Luke Evnin, Nicholas Galakatos, Michael Steinmetz and Kurt Wheeler are members of AM II LLC and AM 2001. Each individual disclaims beneficial ownership of all such shares, except to the extent of his proportionate pecuniary interest therein.

(3)
By virtue of the voting and support agreement entered into between Bard, SenoRx and certain stockholders (including executive officers and directors of SenoRx), Bard may be deemed to have acquired beneficial ownership of 963,475 shares of common stock currently owned in the aggregate by those stockholders. Bard expressly disclaims beneficial ownership of such shares.

(4)
Includes 723,900 shares held by Vertical Fund I, L.P. (“VF I”), 182,100 shares held by Vertical Fund II, L.P. (“VF II”), and 181,000 shares held by Stephen D. Baksa. The sole general partner of VFI and VFII is The Vertical Group, L.P., a Delaware limited partnership (“Vertical”), and Mr. Baksa is a managing member of the limited liability company that controls Vertical, and VFI, VFII and Mr. Baksa may be deemed to constitute a “group” as such term is used in Section 13(d)(3) of the Exchange Act.  Mr. Baksa disclaims beneficial ownership of the shares owned by VFI and VFII, except to the extent of his indirect pecuniary interest therein.

(5)
Includes 570,423 shares held by De Novo (Q) Ventures I, L.P. and 112,872 shares held by De Novo Ventures I, L.P. De Novo Management, L.L.C. is the general partner of De Novo (Q) Ventures I, L.P. and De Novo Ventures I, L.P. Frederick Dotzler, David Mauney, Richard Ferrari and Jay Watkins are managing directors of De Novo Management, L.L.C. and share voting and investment power with respect to shares held by De Novo (Q) Ventures I, L.P. and De Novo Ventures I, L.P. Each managing director disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.  You also may obtain free copies of the documents we file with the SEC by going to our Investor Relations page on our corporate web site at www.SenoRxinc.com (click on “Investors”, then on “SEC Filings”).  Our website address is provided as an inactive textual reference only.  The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.  The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC.  This means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information.  We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (filed on March 16, 2010).

•	Quarterly Report filed on Form 10-Q for the fiscal quarter ended March 31, 2010 (filed on May 11, 2010).

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by contacting Investor Relations by telephone at +1 (949) 362-4800 x132, by mail at SenoRx, Inc., 3 Morgan, Irvine, California, 92618-1917, Attn: Investor Relations, by e-mail at lchurney@senorx.com  Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION.  YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.  THIS PROXY STATEMENT IS DATED [_________ __], 2010.  YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

dated as of May 4, 2010

by and among

SENORX, INC.,

C. R. BARD, INC.

and

RAPTOR ACQUISITION CORP.

Page

ARTICLE 1	THE MERGER	A-2
1.01	The Merger	A-2
1.02	Effective Time	A-2
1.03	Effects of the Merger	A-2
1.04	Certificate of Incorporation and Bylaws of the Surviving Corporation	A-3
1.05	Directors and Officers	A-3
1.06	Closing	A-3

ARTICLE 2	EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE COMPANY AND MERGER SUB	A-3
2.01	Effect on Shares of Capital Stock	A-3
2.02	Equity Awards	A-5
2.03	Payment for Common Shares in the Merger	A-8

ARTICLE 3	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	A-10
3.01	Organization and Qualification	A-11
3.02	Charter Documents and Bylaws	A-12
3.03	Capitalization	A-12
3.04	Authority Relative to this Agreement	A-13
3.05	Company Subsidiaries	A-13
3.06	No Violation; Required Filings and Consents	A-14
3.07	SEC Reports; Financial Statements; Internal Controls	A-15
3.08	Compliance with Applicable Laws	A-17
3.09	Absence of Certain Changes or Events	A-17
3.10	Litigation	A-17
3.11	Information in Proxy Statement and Other Disclosure Documents	A-18
3.12	Benefit Plans	A-18
3.13	Taxes	A-21
3.14	Intellectual Property	A-22
3.15	Licenses and Permits	A-25
3.16	Material Contracts	A-25
3.17	Environmental Laws	A-28
3.18	State Takeover Statutes	A-29
3.19	Opinion of Financial Advisor	A-29
3.20	Brokers	A-29
3.21	Related Party Transactions	A-29
3.22	Properties and Assets	A-29
3.23	Labor Matters	A-30
3.24	Regulatory Matters	A-31
3.25	Insurance	A-34
3.26	Foreign Corrupt Practices	A-34
3.27	Export Controls	A-34
3.28	Sales Tracings	A-35

i

(continued)
Page

ARTICLE 4	REPRESENTATIONS AND WARRANTIES OF MERGER SUB AND PARENT	A-35
4.01	Organization and Qualification	A-35
4.02	Charter Documents and Bylaws	A-35
4.03	Authority Relative to this Agreement	A-36
4.04	No Violation; Required Filings and Consents	A-36
4.05	Financial Capability	A-37
4.06	Brokers	A-37
4.07	Litigation	A-37
4.08	Information in Proxy Statement	A-37
4.09	Ownership of Common Shares	A-38

ARTICLE 5	COVENANTS	A-38
5.01	Interim Operations.	A-38
5.02	Stockholders Meeting; Preparation of Proxy Statement	A-42
5.03	Filings and Consents	A-44
5.04	Access to Information	A-45
5.05	Public Announcements	A-46
5.06	Indemnification; Directors’ and Officers’ Insurance	A-46
5.07	Further Assurances; Commercially Reasonable Efforts	A-49
5.08	Third Party Standstill Agreements	A-49
5.09	No Solicitation	A-49
5.10	Termination of Registration	A-52
5.11	Employment Matters	A-53
5.12	Merger Sub	A-54
5.13	Stockholder Litigation	A-54
5.14	Section 16 Matters	A-54
5.15	State Takeover Statutes	A-54
5.16	Notification of Certain Matters	A-55
5.17	Retention Agreements	A-55
5.18	Corrective Action Plan	A-56

ARTICLE 6	CONDITIONS TO CONSUMMATION OF THE MERGER	A-56
6.01	Conditions to the Obligations of Each Party	A-56
6.02	Conditions to Obligations of Merger Sub and Parent	A-56
6.03	Conditions to Obligation of the Company	A-57

(continued)
Page

ARTICLE 7	TERMINATION	A-58
7.01	Termination by Mutual Consent	A-58
7.02	Termination by Parent or the Company	A-58
7.03	Termination by Parent	A-59
7.04	Termination by the Company	A-60
7.05	Effect of Termination	A-60

ARTICLE 8	MISCELLANEOUS	A-60
8.01	Payment of Fees and Expenses	A-60
8.02	No Survival	A-63
8.03	Modification or Amendment	A-63
8.04	Entire Agreement; Assignment	A-63
8.05	Severability	A-64
8.06	Notices	A-64
8.07	Governing Law	A-65
8.08	Interpretation	A-65
8.09	Counterparts	A-66
8.10	Certain Definitions	A-66
8.11	Specific Performance	A-68
8.12	Extension; Waiver	A-68
8.13	Third Party Beneficiaries	A-68
8.14	Submission to Jurisdiction	A-69

(continued)

Page
EXHIBIT A – VOTING AND SUPPORT AGREEMENT

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of May 4, 2010, is entered into by and among SENORX, INC., a Delaware corporation (the “Company”), C. R. BARD, INC., a New Jersey corporation (“Parent”) and RAPTOR ACQUISITION CORP., a Delaware corporation indirectly wholly-owned by Parent (“Merger Sub”).

RECITALS

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (i) determined that this Agreement and the transactions contemplated by this Agreement (the “Transactions”) are advisable, fair to and in the best interests of the Company and its stockholders, (ii) adopted resolutions approving and declaring the advisability of this Agreement and the Transactions, (iii) subject to the terms and conditions set forth herein, resolved to recommend approval and adoption of this Agreement by the stockholders of the Company and (iv) received a written opinion of the Financial Advisor (as defined in Section 3.19) as set forth in Section 3.19 herein;

WHEREAS, the board of directors of each of Parent and Merger Sub has unanimously (i) declared the advisability of this Agreement and (ii) approved this Agreement and the Transactions;

WHEREAS, a wholly-owned subsidiary of Parent has adopted this Agreement in its capacity as the sole stockholder of Merger Sub;

WHEREAS, the Company Board and the board of directors of Merger Sub have approved the merger of Merger Sub with and into the Company, with the Company as the surviving corporation, upon the terms and subject to the conditions set forth in this Agreement and the Delaware General Corporation Law (the “DGCL”), whereby (i) each issued and outstanding share of the common stock, par value $0.001 per share of the Company (other than Common Shares to be canceled pursuant to Section 2.01(b) and Dissenting Shares (as defined in Section 2.01(d))) (the “Common Shares”), shall be converted into the right to receive the Merger Consideration (as defined in Section 2.01(a)), (ii) each Option (as defined in Section 2.02(a)(i)) shall be converted into the right to receive the Option Consideration (as defined in Section 2.02(a)(ii)), (iii) each share of Restricted Stock (as defined in Section 2.02(b)) shall be converted into the right to receive the Restricted Stock Consideration (as defined in Section 2.02(b)); (iv) each Restricted Stock Unit (as defined in Section 2.02(c)) shall be converted into the right to receive the RSU Consideration (as defined in Section 2.02(c)) and (v) each Warrant (as defined in Section 2.02(d)(i)) shall be converted into the right to receive the Warrant Consideration (as defined in Section 2.02(d)(ii));

WHEREAS, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, simultaneously with the execution of this Agreement, certain officers and stockholders of the Company listed on Schedule I hereto and their respective affiliates are entering into a voting and support agreement with Parent substantially in the form of Exhibit A attached hereto (the “Support Agreement”); and

WHEREAS, the Company, Merger Sub, and Parent desire to make certain representations, warranties, covenants and agreements in connection with the Merger, and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE 1

THE MERGER

1.01        The Merger.  At the Effective Time (as defined in Section 1.02), subject to the terms and conditions of this Agreement and in accordance with the relevant provisions of the DGCL, Merger Sub shall be merged with and into the Company (the “Merger”).  Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (sometimes hereinafter referred to as the “Surviving Corporation”) and shall continue to be governed by the Laws (as defined in Section 3.06) of the State of Delaware.

1.02        Effective Time.  Subject to the provisions of this Agreement, on the Closing Date, the Company shall file with the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger”) executed in accordance with the relevant provisions of the DGCL.  The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is agreed to by the parties hereto and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

1.03        Effects of the Merger.  The Merger shall have the effects set forth herein, in the Certificate of Merger and in the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company and Merger Sub.

1.04        Certificate of Incorporation and Bylaws of the Surviving Corporation.

(a)           Subject to the requirements of Section 5.06, at the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as the certificate of incorporation of Merger Sub, except that the name of the Surviving Corporation shall not be amended and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter further amended as provided therein or by applicable Law.

(b)           Subject to the requirements of Section 5.06, at the Effective Time, the bylaws of the Surviving Corporation shall be amended and restated in its entirety to read as the bylaws of Merger Sub, except that the name of the Surviving Corporation shall not be amended and, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter further amended as provided therein or by applicable Law.

1.05        Directors and Officers.  The directors and officers of Merger Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal, in accordance with applicable Law and the Surviving Corporation’s certificate of incorporation and bylaws.

1.06        Closing.  Subject to the conditions contained in this Agreement and unless this Agreement shall have been terminated in accordance with Article VII, the closing of the Merger (the “Closing”) shall take place (a) at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York at 10:00 a.m., on the Business Day that is most promptly practicable following the date of the satisfaction (or waiver if permissible) of all of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), but in no event later than the second (2nd) Business Day following such date or (b) at such other place and time and/or on such other date as the Company and Parent may agree in writing.  The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”

ARTICLE 2

EFFECT OF THE MERGER ON THE CAPITAL STOCK
OF THE COMPANY AND MERGER SUB

2.01        Effect on Shares of Capital Stock.

(a)           Common Shares of the Company.  As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Common Shares, the Company, Parent or Merger Sub, each Common Share that is issued and outstanding immediately prior to the Effective Time (other than (i) Dissenting Shares, and (ii) Common Shares to be canceled pursuant to Section 2.01(b)) shall be automatically canceled and extinguished and converted into the right to receive $11.00 per share in cash (the “Merger Consideration”), payable to the holder thereof, without interest or dividends thereon, less any applicable withholding of Taxes (as defined in Section 3.13(g)), in the manner provided in Section 2.03.  All such Common Shares, when so converted, shall no longer be outstanding and each holder of such Common Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.  Prior to the Effective Time, the Company shall take all actions, if any that are necessary to give effect to the transactions contemplated by this Section 2.01(a).

(b)           Cancellation of Certain Common Shares.  As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Common Shares, the Company, Parent or Merger Sub, each Common Share that is owned by the Company as treasury stock or otherwise owned by Merger Sub or Parent shall automatically be canceled and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

(c)           Capital Stock of Merger Sub.  As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of Merger Sub common stock, the Company, Parent or Merger Sub, each share of common stock, par value $0.001 per share, of Merger Sub (“Merger Sub Common Shares”) issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non assessable share of common stock, par value $0.001 per share, of the Surviving Corporation (“Surviving Corporation Common Shares”), with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.  Each certificate that, immediately prior to the Effective Time, represented issued and outstanding Merger Sub Common Shares shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the shares of the Surviving Corporation capital stock into which such shares have been converted pursuant to the terms hereof; provided, however, that the record holder thereof shall receive, upon surrender of any such certificate, a certificate representing the Surviving Corporation Common Shares into which the Merger Sub Common Shares formerly represented thereby shall have been converted pursuant to the terms hereof.

(d)           Dissenting Shares.  Notwithstanding anything in this Agreement to the contrary, any Common Shares issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger (a “Dissenting Stockholder”) and who has properly demanded appraisal for such Common Shares in accordance with the DGCL (each, a “Dissenting Shares”) shall not be converted into a right to receive the Merger Consideration at the Effective Time in accordance with Section 2.01(a) hereof, but shall represent and become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the Laws of the State of Delaware, unless and until such holder fails to perfect or withdraws or otherwise loses such holder’s right to appraisal and payment under the DGCL.  If a Dissenting Stockholder fails to perfect appraisal rights in accordance with the DGCL, or if such holder withdraws or otherwise loses such holder’s right to appraisal, such former Dissenting Shares held by such holder shall be treated as if they had been converted as of the Effective Time into the right to receive, upon surrender as provided above, the Merger Consideration, without any interest or dividends thereon, in accordance with Section 2.01(a).  The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Common Shares, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company, and Parent shall have the right to participate in and, after the Effective Time, to direct, all negotiations and proceedings with respect to such demands.  The Company shall not, except with the prior written consent of Parent or as required under the DGCL, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

2.02        Equity Awards.

(a)           Options.

(i)           For purposes of this Agreement, the term “Option” means any option to purchase or acquire Common Shares (other than the Warrants), including any option granted under the Company’s 1998 Stock Option Plan and 2006 Equity Incentive Plan (as amended and restated February 26, 2009) (collectively, the “Stock Plans”).

(ii)           As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each Option that is outstanding and unexercised immediately prior to the Effective Time shall, to the extent then unvested, become fully vested and exercisable and shall be canceled, in each case, in accordance with and pursuant to the terms of the Stock Plans and related award agreements under which such Options were granted.  In consideration of such cancellation, each holder of an Option that has a per-share exercise price less than the Merger Consideration, if any, will be entitled to receive in settlement of such Option as promptly as practicable following the Effective Time, a cash payment from the Surviving Corporation, subject to any required withholding of Taxes, equal to the product of (i) the total number of Common Shares otherwise issuable upon exercise of such Option and (ii) the Merger Consideration less the applicable exercise price per Common Share of such Option (the “Option Consideration”).  Any Option with a per-share exercise price that equals or exceeds the Merger Consideration shall be canceled and no payment shall be made in respect thereof.

(b)           Restricted Stock.  As of the Effective Time, each then-outstanding share of restricted stock (“Restricted Stock”), including any Restricted Stock previously issued by the Company pursuant to the terms of any of the Stock Plans and/or any applicable restricted stock award or restricted stock purchase agreement, shall be converted into the right to receive from the Surviving Corporation, as promptly as practicable following the Effective Time, an amount in cash equal to the Merger Consideration (the “Restricted Stock Consideration”), less any applicable withholding Taxes, and when so converted will be automatically canceled and will cease to exist.

(c)           Restricted Stock Units.  As of the Effective Time, each then-outstanding restricted stock unit (each, a “Restricted Stock Unit”), including any Restricted Stock Unit previously issued by the Company pursuant to the terms of any of the Stock Plans and/or any applicable restricted stock unit award, shall be converted into the right to receive from the Surviving Corporation, as promptly as practicable following the Effective Time, an amount in cash equal to the Merger Consideration that the holder would have been entitled to receive had such Restricted Stock Unit vested in full and settled immediately prior to the Effective Time (the “RSU Consideration”), less any applicable withholding Taxes, and when so converted will be automatically canceled and will cease to exist.

(d)           Warrants.

(i)           For purposes of this Agreement, the term “Warrant” means any warrant to purchase or acquire Common Shares issued pursuant to the: (A) Venture Lending & Leasing IV, Inc. warrant agreement, dated December 27, 2004, (B) Steve M. Parker warrant agreement, dated December 14, 2004 and (C) Lloyd Malchow warrant agreement approved by the Company Board on October 6, 2004 (each, a “Warrant Agreement”).

(ii)           As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, each Warrant that is outstanding and unexercised immediately prior to the Effective Time shall, to the extent then unvested, become fully vested and exercisable and shall be canceled, in each case, in accordance with and pursuant to the terms of any Warrant Agreement and related award agreements under which such Warrants were granted.  In consideration of such cancellation, each holder of a Warrant that has a per-share exercise price less than the Merger Consideration, if any, will be entitled to receive in settlement of such Warrant, as promptly as practicable following the Effective Time, a cash payment from the Surviving Corporation, subject to any required withholding of Taxes, equal to the product of (i) the total number of Common Shares otherwise issuable upon exercise of such Warrant and (ii) the Merger Consideration less the applicable exercise price per Common Share of such Warrant (the “Warrant Consideration”).  Any Warrant with a per-share exercise price that equals or exceeds the Merger Consideration shall be canceled and no payment shall be made in respect thereof.

(e)           Employee Stock Purchase Plan.

(i)           The Company has taken all actions necessary and sufficient, including, in accordance with Section 20(a) and Section 4 of the SenoRx, Inc. Employee Stock Purchase Plan (the “Company ESPP”), to provide that no new Offering Period (as defined in the Company ESPP) under the Company ESPP will commence on and after May 15, 2010 (the date upon which the Offering Period underway as of the date of this Agreement will end pursuant to the terms and conditions of the Company ESPP), unless this Agreement is terminated pursuant to Article 7.

(ii)           Each Common Share purchased under the Company ESPP and outstanding prior to the Effective Time will be treated as a Common Share in accordance with Section 2.01.

(iii)           No offering period under the Company ESPP shall commence on or after the date of this Agreement.  The Company shall take all actions necessary and sufficient in accordance with applicable Law and the Company ESPP (including delivering all required notices and passing necessary resolutions of the Company Board and any applicable committee thereof) to effect the foregoing, so that the Company ESPP shall terminate immediately prior to the Effective Time.  All amounts withheld by the Company on behalf of the participants in the Company ESPP that have not been used to purchase Common Shares prior to the Effective Time will be returned to the participants without interest pursuant to the terms of the Company ESPP.

(f)           Payment.  Promptly following the Effective Time, but in no event more than one (1) Business Day following the Effective Time, Parent shall deposit, or Parent shall otherwise take all steps necessary to cause to be deposited, by wire transfer of immediately available funds, with the Surviving Corporation, cash in an aggregate amount equal to (A) the aggregate Option Consideration payable to all holders of Options pursuant to Section 2.02(a)(ii) (the “Option Fund”), (B) the aggregate Restricted Stock Consideration payable to all holders of Restricted Stock pursuant to Section 2.02(b) (the “Restricted Stock Fund”), (C) the aggregate RSU Consideration payable to all holders of Restricted Stock Units pursuant to Section 2.02(c) (the “RSU Fund”) and (D) the aggregate Warrant Consideration payable to all holders of Warrants pursuant to Section 2.02(d)(ii) (the “Warrant Fund”).  The Option Fund, the Restricted Stock Fund, the RSU Fund and the Warrant Fund shall not be used for any other purpose except as provided in this Agreement.

(g)           Company Action.  Prior to the Effective Time, the Company shall take all actions necessary and sufficient in accordance with applicable Law, the Company ESPP, the Stock Plans and, as applicable, the terms of each Option award agreement, Warrant Agreement, Restricted Stock award or purchase agreement and Restricted Stock Unit award agreement (including delivering all required notices and passing necessary resolutions of the Company Board and any applicable committee thereof), in each case, to give effect to the transactions contemplated by this Agreement (including this Section 2.02).  Without limiting the foregoing, the Company shall take all actions necessary to ensure that the Company will not, at the Effective Time, be bound by any options, stock appreciation rights, restricted stock rights, restricted stock units, phantom equity awards, warrants or other rights or agreements which would entitle any Person, other than Parent and its subsidiaries, to own any equity interest in the Surviving Corporation or to receive any payment in respect thereof.  The Company shall take all actions necessary and sufficient to terminate the Company ESPP and all of its Stock Plans, such termination to be effective at the Effective Time.

2.03        Payment for Common Shares in the Merger.

(a)           Prior to the Effective Time, Merger Sub shall appoint a commercial bank or trust company reasonably acceptable to the Company to act as exchange and paying agent, registrar and transfer agent (the “Agent”) to facilitate the receipt by the Company’s stockholders of the Merger Consideration.  Promptly following the Effective Time, but in no event more than one (1) Business Day following the Effective Time, Parent shall deposit, or Parent shall otherwise take all steps necessary to cause to be deposited, by wire transfer of immediately available funds, in trust with the Agent for the benefit of the holders of Common Shares, cash in an aggregate amount equal to the product of (i) the number of Common Shares issued and outstanding immediately prior to the Effective Time and entitled to receive the Merger Consideration in accordance with Section 2.01(a) and (ii) the Merger Consideration (the “Payment Fund”).  The Agent shall, pursuant to instructions provided by Parent, make the payments provided for in Section 2.01 of this Agreement out of the Payment Fund (it being understood that any and all interest earned on funds made available to the Agent pursuant to this Agreement shall be turned over to the Surviving Corporation).  The Payment Fund shall not be used for any other purpose except as provided in this Agreement.

(b)           As promptly as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Agent to mail to each Person who was, as of immediately prior to the Effective Time, a holder of record of Common Shares (i) a letter of transmittal (which shall be in customary form) which shall specify that delivery shall be effected, and risk of loss and title to the certificates representing the Common Shares (the “Certificates”) or uncertificated Common Shares represented by book entry (“Uncertificated Shares”) shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Agent and (ii) instructions for use in surrendering such Certificates or transfer of the Uncertificated Shares and receiving the Merger Consideration in respect thereof.

(c)           Upon (i) surrender of a Certificate for cancellation to the Agent, together with such letter of transmittal validly executed and duly completed in accordance with the instructions thereto or (ii) compliance with the reasonable procedures established by the Agent for delivery of Uncertificated Shares, the holder of such Certificate or Uncertificated Share shall be entitled to receive, in exchange therefor, in the case of Common Shares (other than Dissenting Shares or Common Shares to be canceled pursuant to Section 2.01(b)), cash in an amount equal to the product of (i) the number of Common Shares formerly represented by such Certificate or Uncertificated Shares, as applicable, and (ii) the Merger Consideration, which amount shall be paid by the Agent by check in accordance with the instructions provided by such holder.  No interest or dividends will be paid or accrued on the consideration payable upon the surrender of any Certificate or transfer of any Uncertificated Share.  In the event of a transfer of ownership of Common Shares that is not registered in the transfer records of the Company, payment of the Merger Consideration in respect of the applicable Common Shares may be made to a Person (other than the Person in whose name the Certificate surrendered or the Uncertificated Shares so transferred is registered) if such Certificate shall be properly endorsed or otherwise in proper form for transfer or such Uncertificated Shares shall be properly transferred. The Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment of the Merger Consideration in respect thereof or such Person shall establish to the satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable.  Until surrendered or transferred, as the case may be, in accordance with the provisions of this Section 2.03, each Certificate or Uncertificated Share (other than those representing Dissenting Shares or Common Shares to be canceled pursuant to Section 2.01(b)) shall represent, for all purposes, only the right to receive cash in an amount equal to the product of (i) the number of Common Shares formerly represented by such Certificate or Uncertificated Shares, as applicable and (ii) the Merger Consideration, without any interest or dividends thereon.

(d)           The consideration issued upon the surrender of Certificates or transfer of Uncertificated Shares in accordance with this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such Common Shares formerly represented thereby.  After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Common Shares that were outstanding immediately prior to the Effective Time.  If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Article 2.

(e)           Any portion of the Payment Fund (including any amounts that may be payable to the former stockholders of the Company in accordance with the terms of this Agreement) that remains unclaimed by the former stockholders of the Company upon the nine (9) month anniversary of the Closing Date shall be returned to the Surviving Corporation upon demand and any former stockholders of the Company who have not theretofore complied with this Article 2 shall thereafter look, subject to Section 2.03(f), to the Surviving Corporation only as general unsecured creditors thereof for payment of any Merger Consideration, without any interest or dividends thereon, that may be payable in respect of each Common Share held by such stockholder.  Following the Closing, the Agent shall retain the right to invest and reinvest the Payment Fund, on behalf of the Surviving Corporation, in securities listed or guaranteed by the United States government or as otherwise directed by the Surviving Corporation, and the Surviving Corporation shall receive the interest earned thereon.  Nothing contained in this Agreement and no investment losses resulting from the investment of the Payment Fund shall diminish the rights of any holder of Common Shares to receive the Merger Consideration as provided in this Agreement.

(f)           None of Parent, Merger Sub, the Company or the Agent shall be liable to a holder of Certificates, Uncertificated Shares or any other Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.  If any Certificates shall not have been surrendered or any Uncertificated Shares shall not have been transferred by the sixth (6th) anniversary of the Closing Date (or immediately prior to such earlier date on which any Merger Consideration, dividends (whether in cash, stock or property) or other distributions with respect to Common Shares in respect of such Certificate or Uncertificated Share would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 3.06(b)), any such shares, cash, dividends or distributions in respect of such Certificate or Uncertificated Share shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation, free and clear of all Claims (as defined in Section 3.10) or interests of any Person previously entitled thereto.

(g)           In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit (in form and substance acceptable to the Surviving Corporation) of that fact by the Person (who shall be the record owner of such Certificate) claiming such Certificate to be lost, stolen or destroyed and, if required by the Agent, the posting by such Person of a bond in such amount as the Agent may direct as indemnity against any Claim that may be made against it with respect to such Certificate, the Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect of the Common Shares formerly represented by such Certificate as contemplated by this Article 2.

(h)           Each of the Agent, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Common Shares, Options, Restricted Stock, Restricted Stock Units or Warrants pursuant to this Agreement such amounts as may be required to be deducted or withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable provision of state, local or non-U.S. Law.  To the extent that amounts are so deducted or withheld and paid over to the appropriate taxing authority by the Agent, the Surviving Corporation or Parent, such amounts shall be treated for all purposes of this Agreement as having been paid to such former holder of Common Shares, Options, Restricted Stock, Restricted Stock Units or Warrants, provided that the withheld amounts are actually remitted to the appropriate taxing authority.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as set forth in the Company Disclosure Schedule (the “Company Disclosure Schedule”) delivered to Parent on the date of this Agreement or (ii) as set forth in the SEC Reports filed by the Company with the SEC between December 31, 2008 and the date of this Agreement (other than any “risk factor” disclosure or any other forward looking statements set forth therein), the Company represents and warrants to each of Parent and Merger Sub as follows:

3.01         Organization and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as currently being conducted.  The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing (to the extent applicable), in each jurisdiction where the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing (to the extent applicable) would not have a Company Material Adverse Effect.  As used in this Agreement, the term “Company Material Adverse Effect” means any fact, circumstance, effect, event, change or occurrence that, individually or in the aggregate with all other facts, circumstances, effects, events, changes or occurrences (i) has, or would reasonably be expected to have, a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of the Company, or (ii) would prevent or have a material adverse effect on the ability of the Company to consummate the Merger in accordance with the terms of this Agreement, other than with respect to the foregoing clauses (i) and (ii), resulting from or arising out of any Excluded Matter.  As used in this Agreement, “Excluded Matter” means any one or more of the following: (A) any fact, circumstance, effect, event, change or occurrence relating to local, regional, national or foreign political, economic or financial conditions or resulting from or arising out of developments or conditions in credit, currency, capital, securities or other financial markets, including caused by acts of terrorism or war (whether or not declared) or any material worsening of such conditions existing as of the date of this Agreement; (B) any fact, circumstance, effect, event, change or occurrence generally affecting the industries in which the Company operates; (C) any fact, circumstance, effect, event, change or occurrence resulting from any hurricane, earthquake or other natural disasters, weather conditions or other force majeure events; (D) any change, in and of itself, in the share price or trading volume of the Common Shares, provided that this clause (D) shall not preclude any fact, circumstance, effect, event, change or occurrence that may have contributed to or caused such changes from being taken into account in determining whether a Company Material Adverse Effect has occurred, unless such fact, circumstance, effect, event, change or occurrence is itself not to be considered in the determination of whether a Company Material Adverse Effect has occurred as described in any other clause in this definition of “Excluded Matter”; (E) any fact, circumstance, effect, event, change or occurrence resulting from a change after the date of this Agreement in accounting rules or procedures announced with respect to United States generally accepted accounting principles (“GAAP”) or other accounting standards (or the interpretation thereof), in each case, as applicable to the financial statements of the Company, or a change after the date of this Agreement in Laws (or the interpretation thereof); (F) any failure, in and of itself, to meet any internal budgets, plans, projections or forecasts of the Company’s revenue, earnings or other financial performance or results of operations, or any published financial forecasts or analyst estimates of the Company’s revenue, earnings or other financial performance or results of operations or any change in analyst recommendations, for any period, provided that this clause (F) shall not preclude any fact, circumstance, effect, event, change or occurrence that may have contributed to or caused such failures from being taken into account in determining whether a Company Material Adverse Effect has occurred, unless such fact, circumstance, effect, event, change or occurrence is itself not to be considered in the determination of whether a Company Material Adverse Effect has occurred as described in any other clause in this definition of “Excluded Matter”; (G) any fact, circumstance, effect, event, change or occurrence attributable to the execution, performance or announcement of this Agreement including (I) the identity of Parent, (II) the loss or departure of officers or other employees of the Company, or (III) the loss or diminution in the Company’s relationships, contractual or otherwise, with any of its customers, suppliers, distributors, landlords, licensors, licensees or other business partners, provided that this clause (G) shall not preclude any legal or contractual consequences of the execution of this Agreement or the consummation of the Transactions from being taken into account in determining whether a Company Material Adverse Effect has occurred; (H) any action taken or failed to be taken by the Company at the request or with the consent of Parent, that, if taken without the request or the consent of Parent, would have been prohibited by the terms of this Agreement or (I) any legal proceedings made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) against the Company or any of its directors or officers, including legal proceedings arising out of the Merger or in connection with any of the other Transactions; but only in the case of the foregoing clauses (A), (B), (C) or (E), to the extent such change or effect does not disproportionately adversely affect the Company relative to the other industry participants.

3.02        Charter Documents and Bylaws.  The Company has heretofore made available to Parent and Merger Sub a complete and correct copy, including all amendments as in effect on the date hereof, of each of the certificate of incorporation and the bylaws of the Company, which are in full force and effect as of the date of this Agreement.  The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.

3.03        Capitalization.

(a)           The authorized capital stock of the Company consists of 100,000,000 Common Shares and 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).  As of May 4, 2010, (i) 17,552,560 Common Shares were issued and outstanding, (ii) no shares of Preferred Stock were issued and outstanding, (iii) 1,793,804 Common Shares were reserved for future issuance pursuant to the Stock Plans, (iv) 2,750,824 Common Shares are subject to outstanding Options, (v) 272,939 Common Shares are subject to Restricted Stock Unit awards, (vi) 313,390 Common Shares are eligible for issuance under the Company ESPP, (vii) 120 Common Shares are eligible for issuance under any Restricted Stock award or purchase agreement and (viii) 218,600 Common Shares are subject to outstanding Warrants.  Except as set forth in this Section 3.03, or as issued in compliance with the terms of Section 5.01, there are no options, warrants, calls, subscriptions, or other rights, or other agreements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue, transfer or sell any shares of capital stock of, or other equity interests in, the Company.  Section  3.03(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, the name of each holder of an Option, Warrant, Restricted Stock or Restricted Stock Unit, and to the extent applicable, the Stock Plan pursuant to which it was granted, the vesting schedule of each such Option, Warrant, Restricted Stock or Restricted Stock Unit, together with the grant date, exercise price and number of Common Shares issuable upon exercise of each such Option or Warrant and settlement of each such Restricted Stock or Restricted Stock Unit.  All issued and outstanding Common Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.  All  Common Shares reserved for issuance as noted in clause (iii) above, when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights and any lien, Claim, security interest or other charge, title imperfection or encumbrance (each, a “Lien” and, collectively, “Liens”) (other than Liens created by the holder thereof) and will be issued in compliance in all material respects with all applicable securities Laws.  There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, the Company, except to the extent Parent consents to such repurchase, redemption or acquisition in accordance with Section 5.01.

(b)           Other than the Support Agreements, there are no stockholders agreements, voting trusts or other agreements or understandings entered into with the Company or, to the Company’s Knowledge, with any other Person, relating to voting or disposition of any shares of capital stock of the Company or granting to any Person or group of Persons the right to elect, or to designate or nominate for election, a director to the Company Board.

3.04        Authority Relative to this Agreement.  The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the adoption of this Agreement by the holders of a majority of the outstanding Common Shares entitled to vote thereon (the “Stockholder Approval”), to consummate the Transactions.  The execution and delivery of this Agreement and the consummation of the Merger and the other Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize the Company’s execution and delivery of this Agreement or to consummate the Transactions (other than Stockholder Approval and the filing or recordation of the Certificate of Merger as required by the DGCL).  This Agreement has been duly and validly executed and delivered by the Company, and (assuming this Agreement constitutes a valid and binding obligation of Merger Sub and Parent) constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Laws relating to creditors’ rights generally and to general principles of equity.

3.05        Company Subsidiaries.  The Company does not own, directly or indirectly, any capital stock or other ownership interest in any Person.

3.06        No Violation; Required Filings and Consents.

(a)           The execution and delivery by the Company of this Agreement does not, and the performance of this Agreement by the Company and the consummation by the Company of the Transactions will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation or bylaws; (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.06(b) have been obtained or performed and all filings and obligations described in Section 3.06(b) have been made or complied with, conflict with or violate any material foreign or domestic (federal, state or local) law, statute, treaty, ordinance, rule, regulation, Permit (as defined in Section 3.15), license, injunction, writ, judgment, decree, directive or Order (as defined in Section 3.08) (each, a “Law” and, collectively, “Laws”) or rule of the NASDAQ Global Market (“Nasdaq”) applicable to the Company or by which any asset of the Company is bound or affected; (iii) conflict with, result in any breach of or constitute a default (or an event that with or without notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require any payment under, or give rise to a loss of any benefit to which the Company is entitled under, any provision of any contract, instrument, Permit, concession, franchise, license, loan or credit agreement, note, bond, mortgage, indenture, lease or other property agreement, partnership or joint venture agreement or other legally binding agreement, whether oral or written (each, a “Contract” and, collectively, “Contracts”), to which the Company is a party or otherwise applicable to the Company or its properties or assets; or (iv) result in the creation or imposition of a Lien (other than Permitted Liens) on any of the properties or assets of the Company, except in the case of clauses (iii) and (iv) of this Section 3.06(a), to the extent that any such conflict, violation, breach, default, right, loss or Lien would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b)           The execution and delivery by the Company of this Agreement does not, and the performance of this Agreement and the consummation by the Company of the Transactions will not, require any consent, approval, authorization or Permit of, or filing with or notification to, any domestic (federal, state or local) or foreign or multi-national government or governmental, regulatory or administrative authority, agency, commission, board, bureau, quasi-governmental organization, body (including notified bodies), court or instrumentality or arbitrator of any kind (“Governmental Authority”), or any other Person except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Securities Act of 1933, as amended (the “Securities Act”), the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the rules and regulations thereunder, any required consent, approval, authorization, Permit, filing or notification pursuant to applicable foreign Antitrust Laws and regulations, the applicable rules of Nasdaq and filing and recordation of appropriate documents for the Merger as required by the DGCL, (ii) for any applicable notification requirement with respect to the various transactions contemplated under Section 2.02 and Section 2.03 with respect to the Stock Plans and/or Benefit Plans and (iii) where the failure to obtain such consents, approvals, authorizations or Permits, or to make such filings or notifications, could not, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of the Company to perform its obligations hereunder, or prevent or materially impede, interfere with, hinder or delay the consummation of the Transaction.

3.07        SEC Reports; Financial Statements; Internal Controls.

(a)           Since March 29, 2007, the Company has timely filed and furnished all forms, reports, statements, schedules, exhibits and other documents (including forms, reports, statements, schedules, exhibits and other documents required to be filed after the date of this Agreement, the “SEC Reports”) with the Securities and Exchange Commission (the “SEC”) required to be filed by it pursuant to the federal securities Laws and the SEC rules and regulations thereunder.  The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the published rules and regulations of the SEC thereunder, each as applicable to such SEC Reports and (ii) did not contain as of the time they were filed or furnished any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of the date of this Agreement, there are no outstanding or unresolved comments issued by the staff of the SEC with respect to any of the SEC Reports.  To the Knowledge of the Company, none of the Company’s SEC Reports filed on or prior to the date hereof is the subject of ongoing SEC review or investigation.

(b)           Each of the financial statements (including, in each case, any notes and schedules thereto) of the Company included in the SEC Reports has been prepared in all material respects in accordance with the published rules and regulations of the SEC as at the date of the filing of such reports, has been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as otherwise stated in such financial statements, including the related notes) and fairly presents, in all material respects, the financial position, results of operations and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to the absence of complete footnote disclosure and to normal and recurring year end adjustments described therein, none of which, individually or in the aggregate, has had, is or would reasonably be expected to be material to the Company).  The Company does not have any Indebtedness, except as may be incurred in compliance with Section 5.01.

(c)           The Company does not have any material liabilities or obligations of any kind or nature required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP, except liabilities or obligations (i) fully reflected on or reserved against in the Company’s balance sheet as of December 31, 2009 (the “Balance Sheet Date”) included in the Company’s SEC Reports filed prior to the date of this Agreement, (ii) incurred after the Balance Sheet Date in the ordinary course of business consistent with past practices or (iii) incurred in connection with the Transactions or as required by the terms of this Agreement.

(d)           The Company is not a party to, and does not have any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between the Company, on the one hand, and any unconsolidated affiliate on the other hand), including any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC)).

(e)           The Company is not indebted to any director or officer of the Company (except for amounts due as normal salaries and bonuses or in reimbursement of ordinary business expenses and directors’ fees, in each case, in the ordinary course of business consistent with past practices) and no such Person is indebted to the Company and, except as set forth in the SEC Reports filed prior to the date of this Agreement, between the date of the Company’s last proxy statement filed with the SEC and the date of this Agreement, there have been no other transactions of the type required to be disclosed pursuant to Item 402 of Regulation S-K promulgated by the SEC.

(f)           The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) or 15d-15(e) promulgated by the SEC under the Exchange Act) reasonably designed to ensure that all information (both financial and non-financial) relating to the Company required to be disclosed by the Company in the SEC Reports (i) is accumulated and communicated to the Company’s principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure and (ii) are effective to ensure that information is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC.  The Company’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company’s auditors and the audit committee of the Company Board (i) all significant deficiencies that have been identified in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(g)           The management of the Company has completed its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2009, and such assessment concluded that such controls were effective.  To the Knowledge of the Company, there are no facts or circumstances that would prevent the Company’s principal executive officer and principal financial officer from giving the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(h)           There are no amendments or modifications, which are or, to the Knowledge of the Company, will be required to be filed with the SEC, but have not yet been filed, to (i) agreements, documents or other instruments which previously have been filed by the Company with the SEC pursuant to the Exchange Act or (ii) the Company’s SEC Reports.  The Company has delivered or made available to Parent true, correct and complete copies of all correspondence with the SEC occurring since January 1, 2007 and prior to the date of this Agreement.

(i)           The audit committee of the Company Board has established “whistleblower” procedures that meet the requirements of Exchange Act Rule 10A-3, and the Company has made available to Parent true, complete and correct copies of such procedures.  No complaint seeking relief under Section 806 of the Sarbanes-Oxley Act has been filed with the United States Secretary of Labor and, to the Knowledge of the Company, no employee has threatened to file any such complaint.

3.08        Compliance with Applicable Laws.  The Company is in compliance with, and is not in default or violation of, any Law, or any consent decree, executive order or other order, whether temporary, preliminary or permanent (collectively, “Order”) applicable to it, or by which any of its properties or assets are bound and the business operations of the Company have been conducted in compliance with all Laws of each Governmental Authority; except, in each case, for any such non compliance, defaults or violations that would not, individually or in the aggregate, have a Company Material Adverse Effect.  Since January 1, 2007, the Company has not received written notice to the effect that a Governmental Authority claimed or alleged that the Company was not in compliance with all Laws and Orders applicable to the Company, any of the Company’s properties or assets or any of the Company’s business operations.

3.09        Absence of Certain Changes or Events.  Except as otherwise contemplated by this Agreement, since the Balance Sheet Date and prior to the date hereof, (i) the Company has conducted its business in all material respects in the ordinary course of business consistent with past practices, (ii) there has not been a Company Material Adverse Effect and (iii) the Company has not taken or permitted to occur any action that, were it to be taken from and after the date of this Agreement without the approval of Parent, would constitute a breach of Section 5.01(a).

3.10        Litigation.  Section 3.10 of the Company Disclosure Schedule sets forth as of the date of this Agreement (a) each claim, action, suit, demand, proceeding or litigation (collectively, a “Claim”) pending, (b) each investigation or inquiry by a Governmental Authority in respect of which the Company has received notice, whether written or oral, and (c) to the Company’s Knowledge, each Claim, investigation or inquiry threatened in writing, in each case, against the Company or any of the Company’s properties or assets, at law or in equity.  There is no Claim pending, no investigation or inquiry by a Governmental Authority in respect of which the Company has received notice, whether written or oral, and to the Company’s Knowledge, no Claim, investigation or inquiry threatened in writing, in each case, against the Company, at law or in equity, that individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.  The Company is not, as of the date of this Agreement, subject to any Order by or before any Governmental Authority that is material to the Company.  Since January 1, 2007, the Company has not been a defendant in any Claim or inquiry involving product liability or warranty claims, in each case, with respect to the Company’s products, and since such date, to the Company’s Knowledge, no such Claim or inquiry has been threatened.  There are no settlement or similar agreements that contain an ongoing obligation of the Company.  There is no Claim pending or threatened by the Company against any third party.

3.11        Information in Proxy Statement and Other Disclosure Documents.

(a)           Each document required to be filed by the Company with the SEC in connection with the Transactions (the “Company Disclosure Documents”), including the proxy or information statement of the Company containing information required by Regulation 14A under the Exchange Act (collectively with all amendments and supplements thereto, the “Proxy Statement”), to be filed with the SEC in connection with the Merger, will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. The representations and warranties contained in this Section 3.11(a) will not apply to statements included in or omissions from the Company Disclosure Documents based upon information furnished to the Company in writing by Merger Sub or Parent or any of their representatives specifically for use therein.

(b)           At the time the Proxy Statement or any amendment or supplement thereto is first mailed to the stockholders of the Company, and at the time such stockholders vote on adoption of this Agreement, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  At the time of the filing of any Company Disclosure Document other than the Proxy Statement and at the time of any distribution thereof, such Company Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties contained in this Section 3.11(b) will not apply to statements included in or omissions from the Company Disclosure Documents based upon information furnished to the Company in writing by Merger Sub or Parent or any of their representatives specifically for use therein.

3.12        Benefit Plans.

(a)           Section  3.12(a) of the Company Disclosure Schedule contains a correct and complete list of (i) all “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and (ii) all other employee benefit plans, programs, agreements, policies, arrangements or payroll practices, including bonus plans, employment, individual consulting or other compensation agreements, collective bargaining agreements, equity or equity-based compensation, employee stock ownership, employee loan, or deferred compensation arrangements, change in control, termination, retention or severance plans or arrangements, pension plans, supplemental retirement plans, individual account-based  savings plans, profit-sharing, retirement plans, severance pay, stock purchase, stock option, welfare benefits, incentive compensation, retiree health insurance, retiree life insurance, Section 125 flexible benefit, vacation pay, sick pay, salary continuation for disability, hospitalization, medical insurance, life insurance, educational and employee assistance plans and programs or other fringe benefit plans, arrangements or practices, whether or not subject to ERISA, oral or written, in each case of (i) and (ii), sponsored, maintained, or contributed to by, or required to be contributed to by, the Company for the benefit of any current or former director, officer, employee or independent contractor of the Company, or to which the Company has or could have any liability, contingent or otherwise, including as a result of its or their ERISA Affiliates (the foregoing clauses (i) and (ii), collectively, the “Benefit Plans”).

(b)           The Company has made available to Parent true, correct and complete copies of the following documents (or a description thereof to the extent no writing exists), to the extent applicable, (i) all Benefit Plans, including any plan documents and related trust documents, insurance contracts or other funding arrangements, and all amendments thereto, (ii) the most recent Forms 5500 and all schedules thereto, (iii) the most recent actuarial reports, (iv) the most recent Internal Revenue Service determination letters and (v) the most recent summary plan descriptions and any other material communications to current or former directors, employees, officers or independent contractors regarding the extent or level of benefits thereunder.

(c)           All Benefit Plans intended to be qualified plans may either rely on opinion letters issued for the form of plan or have been the subject of favorable determination letters from the Internal Revenue Service to the effect that such Benefit Plans are qualified and exempt from federal income Taxes under Section 401(a) and 501(a), respectively, of the Code.  No such determination letter has been revoked and nothing has occurred with respect to the operation of the Benefit Plans that could reasonably be expected to cause the loss of such qualification or exemption, or the imposition of any material liability, penalty or Tax under ERISA or the Code.

(d)           None of the Benefit Plans is, and neither the Company nor any of its ERISA Affiliates has in the last six (6) years maintained, contributed to, had an obligation to contribute to, or had any liability in respect of, a Title IV Plan.  Each Benefit Plan and all related trusts, insurance Contracts and funds has been maintained, funded and administered in all material respects in accordance with the terms of such Benefit Plan and in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Laws, and each Benefit Plan which is a “nonqualified deferred compensation plan” subject to Section 409A of the Code has been established and maintained in compliance, in all material respects, with Section 409A of the Code.  All payments (including payments to any participant (or their beneficiaries) and premium payments) and contributions (including all employer contributions and employee salary reduction contributions) required to have been made under the terms of such Benefit Plan, under any funds or trusts established under such Benefit Plan, any related insurance Contract or any applicable Law, have been made by the due date thereof (including any valid extension), and all payments and contributions for any period ending on or before the Effective Time which are not yet due will have been paid or accrued on the Company’s balance sheet on or prior to the Effective Time.

(e)           With respect to each Benefit Plan, (i) no Claims or inquires (other than routine Claims or inquiries for benefits in the ordinary course of business consistent with past practices) are pending, or to the Company’s Knowledge, threatened against the Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor or administrator, or against any fiduciary of the Benefit Plans, in each case, with respect to the operation of the Benefit Plans and (ii) to the Company’s Knowledge, no facts or circumstances exist that could give rise to any such Claims or inquiries.

(f)           The Company has no obligation to provide, nor do any of the Benefit Plans provide, for post-employment health or life insurance, benefits or coverage for any Person, except as specifically required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), or similar state Law and at the sole expense of such Person.

(g)           Each Option granted by the Company (i) was granted with a per share exercise price equal to or greater than the per share fair market value of the Company’s underlying Common Shares on the date of grant thereof and no such Option has a feature for the deferral of compensation, in each case, within the meaning of Section 409A of the Code and the regulations and other guidance issued thereunder (“Section 409A”) or satisfies the “grandfather” rules for stock options under Section 409A and (ii) which was intended to be an incentive stock option (within the meaning of Section 422 of the Code) was granted pursuant to a Benefit Plan which meets the requirements of Section 422 of the Code.

(h)           Neither the execution and delivery of this Agreement nor the consummation of the Transactions will, either alone or in connection with any other event(s), (i) result in any payment becoming due to any current or former director, officer, employee or independent contractor of the Company, (ii) increase any amount of compensation or benefits otherwise payable under any Benefit Plan, (iii) result in the acceleration of the time of payment, funding or vesting of any benefits under any Benefit Plan, (iv) require any contributions or payments to fund any obligations under any Benefit Plan, (v) limit the right to merge, amend or terminate any Benefit Plan (except any limitations imposed by Law, if any) or (vi) give rise to any amount that would not be deductible under Section 280G of the Code.  No Benefit Plan or other agreement with any employee provides for a “gross-up” or similar payment in respect of any Taxes that may become payable under Section 409A or Section 4999 of the Code.

(i)           There is no Contract or other arrangement or plan (including any Benefit Plan) by or with the Company covering any Person that, individually or collectively, could give rise to the payment of any amount by the Company that would not be deductible by the Company or the Surviving Corporation by reason of Section 162(m) of the Code.

(j)           Each current or former director, officer, employee or independent contractor of the Company has been, and is, properly classified as an employee, independent contractor or consultant under applicable Law, except for any failure to be so classified that would not give rise to a material liability to the Company.  The Company has no direct or indirect liability with respect to any misclassification of any current or former director, officer, employee or independent contractor of the Company as an independent contractor rather than as an employee, as a part-time employee rather than a full-time employee, or with respect to any employee leased from another employer, except for any such liability that would not give rise to a material liability to the Company.

(k)           No Benefit Plan is maintained outside the jurisdiction of the United States, or covers any employee residing or working outside the United States.

3.13        Taxes.

(a)           The Company has (i) timely filed or caused to be filed all material Tax Returns required to be filed by it, and each such Tax Return has been prepared in substantial compliance with all applicable Laws and is true and correct in all material respects; (ii) timely paid all material Taxes (as defined in Section 3.13(g)) required to be paid and has accrued all Taxes that are not yet due and payable on the Company’s financial statements in accordance with GAAP; and (iii) not incurred any material liability for Taxes subsequent to the date of the most recent financial statements contained in the SEC Reports other than in the ordinary course of business consistent with past practices.

(b)           (i) No material Tax Return of the Company is under audit or examination by any taxing authority, and no written (or, to the Knowledge of the Company, oral) notice of such an audit or examination or any other audit or examination with respect to material Taxes has been received by the Company; (ii) each material deficiency resulting from any audit or examination relating to Taxes by any taxing authority has been paid, and no other deficiency for any material amount of Tax has been assessed in writing, or to the Company’s Knowledge has been threatened, by any taxing authority against the Company that is still outstanding, except in each case for deficiencies currently being diligently contested in good faith by appropriate proceedings and for which adequate reserves, as applicable, have been established in the Company’s financial statements in accordance with GAAP; (iii) there are no material Liens for Taxes upon the assets of the Company, except Liens relating to current Taxes not yet due and payable or otherwise being diligently contested in good faith by appropriate proceedings and for which adequate reserves, as applicable, have been established in the Company’s financial statements in accordance with GAAP; (iv) the Company has not consented to extend the time in which any Tax may be assessed or collected by any taxing authority; and (v) no written (or, to the Knowledge of the Company, oral) claim has been made by any taxing authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation in that jurisdiction, other than such claims which would not reasonably be expected to be material.

(c)           The Company (i) has not been a member of an affiliated group filing a consolidated, combined or unitary income Tax Return, (ii) is not party to or bound by any material Tax allocation or Tax sharing agreement with any Persons and (iii) has no liability for the Taxes of any Person under Treas. Reg. § 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by Contract, or otherwise.

(d)           The Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(a) of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).

(e)           The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(f)           The Company has not been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two (2) year period ending on the date hereof that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law).  All material amounts of Tax required to be withheld by the Company have been timely withheld and paid over to the appropriate taxing authority.  The Company has not engaged in any “reportable transaction” within the meaning of Treas. Reg. § 1.6011-4(b).  The Company possesses all Tax Returns and work papers necessary to support any carry-forwards of the Company’s net operating losses, net capital losses, Tax credits and other applicable Tax benefits.

(g)           As used in this Agreement, the terms: (i) “Tax” (and, with correlative meaning, “Taxes”) means: (A) any federal, state, local or non U.S. net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, value added, transfer, stamp or environmental tax, or any other tax of any kind whatsoever, together with any interest or penalty or addition to tax imposed by any Governmental Authority; and (B) any liability in respect of any items described above as a transferee or successor, pursuant to Treas. Reg. § 1.1502-6 (or any similar provision of Law), or as an indemnitor, guarantor, surety or in a similar capacity or otherwise; and (ii) “Tax Return” means any report, return, estimate, claim for refund or other information or document supplied, filed or required to be supplied to or filed with a federal, state, local or foreign taxing authority in connection with Taxes (including any amendments thereof or attachments thereto).

3.14        Intellectual Property.

(a)           Section 3.14(a) of the Company Disclosure Schedule sets forth a complete and correct list as of the date of this Agreement of:  (i) all patented or registered Proprietary Rights owned by the Company, including Internet domain name registrations; (ii) all pending patent applications or other applications for registration of Proprietary Rights owned by the Company; and (iii) all trade names and corporate names used by the Company.  Section 3.14(a) of the Company Disclosure Schedule further lists the jurisdictions in which each such item giving rise to Proprietary Rights has been issued, registered, or in which any such application for such issuance and registration has been filed, the current status of each such item, including a listing of all necessary actions or required payments that the Company must take within ninety (90) days following the Closing Date to obtain, maintain, perfect or renew said listed item and the registration or application date, as applicable.

(b)           Section 3.14(b) of the Company Disclosure Schedule sets forth a complete and correct list as of the date of this Agreement of:  (i) information technology products used in the operations of the Company (“IT Software”) for which the Company paid more than $3,000 in the aggregate in license fees or pays more than $1,000 in annual support fees; and (ii) all other licenses or similar Contracts or arrangements, in effect as of the date of this Agreement, in which the Company is a licensee of Proprietary Rights, or pursuant to which Proprietary Rights are or have been sold, assigned or otherwise conveyed or provided to the Company (other than for IT Software for which the Company paid $3,000 or less in the aggregate in license fees or pays $1,000 or less in annual support fees), and a correct and complete list of all patents and pending patent applications subject to such licenses.

(c)           Section 3.14(c) of the Company Disclosure Schedule sets forth a complete and correct list as of the date of this Agreement of all licenses or similar Contracts or arrangements in which the Company is a licensor of Proprietary Rights, including reseller agreements, other than customer Contracts entered into in the ordinary course of business consistent with past practices.

(d)           The Company owns and possesses all right, title and interest in and to the Proprietary Rights set forth in Section 3.14(a) of the Company Disclosure Schedule, and has a valid and enforceable right to use Proprietary Rights licensed from third parties pursuant to the Contracts set forth in Section 3.14(b) of the Company Disclosure Schedule.  To the Company’s Knowledge, the Company owns and possesses all right, title and interest in and to, or otherwise has rights to, all Proprietary Rights (including those set forth in Section 3.14(a) and Section 3.14(b) of the Company Disclosure Schedule) necessary and material for the operation of the Company’s business as currently conducted or as currently proposed to be conducted, free and clear of all Liens (collectively, the “Company Proprietary Rights”).

(e)           The Company: (i) to the Company’s Knowledge, has not infringed, misappropriated, diluted or otherwise conflicted with, and the operation of the Company’s business as currently conducted does not infringe, misappropriate, dilute or otherwise conflict with, any Proprietary Rights of any third party; (ii) is not aware, to the Company’s Knowledge, of any facts that indicate a likelihood of any of the foregoing; and (iii) has not received any notices regarding any of the foregoing (including any cease and desist demands or offers to license any Proprietary Rights from any third party, or any requests for indemnification from customers or distributors).

(f)           (i) No loss or expiration of any of the Company Proprietary Rights is threatened, pending or reasonably foreseeable, except for pending patent or trademark applications that may not result in issuance or patents expiring at the end of their statutory terms (and not as a result of any act or omission by the Company); (ii) to the Company’s Knowledge, all of the Company Proprietary Rights are valid and enforceable and none of the Company Proprietary Rights has been misused by the Company; (iii) no Claim by any third party contesting the validity, enforceability, use or ownership of any of the Company Proprietary Rights has been made, is currently outstanding or is, to the Company’s Knowledge, threatened, and there are, to the Company’s Knowledge, no grounds for the same; (iv) the Company has taken all commercially reasonable action to maintain and protect all of the Company Proprietary Rights and will continue to use commercially reasonable efforts to maintain and protect all of the Company Proprietary Rights prior to the Closing so as not to adversely affect the validity or enforceability thereof, except where the failure to maintain or protect any of the Company Proprietary Rights would not have a Company Material Adverse Effect; (v) the Company has not disclosed or allowed to be disclosed any of its trade secrets or material confidential information to any third party without first entering into a confidentiality agreement with such third party containing at least industry-standard terms and conditions governing the non-disclosure and use of the Company’s trade secrets or material confidential information by such third party; (vi) the Company has a practice requiring all Persons who create, invent or contribute to Company Proprietary Rights to execute an assignment agreement and no material violation of such practice has occurred; and (vii) to the Company’s Knowledge, no third party has infringed, misappropriated, diluted or otherwise conflicted with any of the Company Proprietary Rights and the Company is not aware of any facts that indicate a likelihood of any of the foregoing.

(g)           No software embedded or integrated into any of the Company’s products contains any software governed, in whole or in part, by the terms of the GNU General Public License or any other license requiring (as a license condition or otherwise) the Company to disclose publicly source code to any software embedded or integrated into any of the Company’s products or requiring the Company to grant or to surrender any rights in or to the software (including intellectual property rights).  The computer software, computer firmware, computer hardware (whether general purpose or special purpose), and other similar or related items of automated, computerized and/or software system(s) that are used or relied on by the Company in the conduct of its business is sufficient in all material respects for the current needs of such business; provided, however, that nothing herein shall require the Company, during the period prior to the Closing Date, to abstain from updating, upgrading and expanding its information technology systems, as may be determined necessary or prudent by the Company’s management.  The Company’s right, title and interest in and to any of the Company Proprietary Rights under any Contract set forth in Section 3.14(b) of the Company Disclosure Schedule is not subject to termination or any other material adverse effect on the account of the consummation of the Transactions contemplated by this Agreement.

(h)           As used in this Agreement, the term “Proprietary Rights” means all of the following in any jurisdiction throughout the world:  (i) patents and patent applications, including all reissues, division, renewals, reexaminations, extension, divisionals, continuations, and continuations in part thereof and patents issuing thereon; (ii) trademarks, service marks, trade dress, trade names, corporate names, logos and slogans (and all translations, adaptations, derivations and combinations of the foregoing), other source or business identifiers, and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and all mask work, database and design rights, whether or not registered or published; (iv) registrations, renewals, extensions, reversions, recordations, and applications for any of the foregoing; (v) rights in trade secrets and confidential information (including those pertaining to inventions, ideas, formulae, compositions, know how, manufacturing and production processes and techniques (including laboratory notebooks), research and development information, drawings, specifications, designs, plans, proposals, technical data, financial, business and marketing plans, and customer and supplier lists and related information); and (vi) all other intellectual property rights protectable under applicable Laws.

3.15        Licenses and Permits.  The Company is in possession of and has obtained all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, exemptions, 510(k) clearances, approvals, declarations, registrations, filings and Orders of or required by any Governmental Authority (“Permits”) necessary for the Company to (a) manufacture, market, sell, or distribute its products, (b) own, lease and operate its properties and (c) carry on its business as it is currently being conducted (collectively, the “Company Permits”), except for any Company Permit where the failure to so possess or obtain would not be material to the Company.  No suspension, withdrawal, revocation or cancellation of any of the Company Permits is pending or, to the Company’s Knowledge, threatened, and the Company is, and has since January 1, 2007 been, in compliance in all material respects with the terms of all Company Permits.  All of the Company Permits are in full force and effect, except where the failure to be in full force and effect would not have a Company Material Adverse Effect.  None of the Company Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the Transactions.

3.16        Material Contracts.

(a)           Section 3.16(a) of the Company Disclosure Schedule lists as of the date of this Agreement (1) all material Contracts (within the meaning of Item 601(b)(10) of Regulation S-K), including all amendments thereto, of the Company that have not been filed as exhibits to the SEC Reports and (2) each of the following Contracts to which the Company is a party:

(i)             Contract that purports to limit, curtail or restrict the ability of the Company or any of its future subsidiaries or existing or future affiliates to compete in any geographic area or line of business or to solicit or hire any person or restrict the Persons to whom the Company or any of its future subsidiaries or existing or future affiliates may sell products or deliver services;

(ii)            Contract relating to research and development and clinical trials conducted or to be conducted for or on behalf of the Company;

(iii)           customer Contract providing for or otherwise involving (x) the payment of credits or rebates or (y) discounts or other similar allowances for customers who purchased more than $25,000 of consumable products in the first quarter of 2010 other than pursuant to the Company’s published standard volume discount schedule;

(iv)           partnership or joint venture agreement or sharing of revenues, profits, losses or liabilities or any other similar Contract;

(v)            Contract for the acquisition, sale or lease of material properties or assets (by merger, purchase or sale of stock or assets or otherwise) entered into since January 1, 2007;

(vi)           Contract with any (x) Governmental Authority or (y) director or officer of the Company or any affiliate of the Company;

(vii)          Medicare, Medicaid or other third-party payor reimbursement Contracts;

(viii)         loan or credit agreement, mortgage, indenture, note or other Contract or instrument evidencing Indebtedness by the Company or any Contract or instrument pursuant to which Indebtedness may be incurred or is guaranteed by the Company;

(ix)           financial derivatives master agreement or confirmation, or futures account opening agreements and/or brokerage statements, evidencing financial hedging or similar trading activities;

(x)            voting agreement, registration rights agreement or stockholders agreement;

(xi)           mortgage, pledge, security agreement, deed of trust or other Contract granting a Lien (other than Permitted Liens) on any property or assets of the Company;

(xii)          group purchasing organization, customer, client or supply (including sole-source and single-source) Contract that is reasonably likely to involve consideration in fiscal year 2010 or fiscal year 2011 in excess of $100,000;

(xiii)         Contract (other than customer, client or supply Contracts) that is reasonably likely to involve consideration (whether or not measured in cash) in fiscal year 2010 or fiscal year 2011 in excess of $100,000;

(xiv)         collective bargaining Contract or other Contract with any labor union;

(xv)          any Contract imposing any “standstill” obligation upon the Company or upon any other party, other than in connection with a confidentiality agreement entered into prior to the date of this Agreement with a party considering a business combination transaction with the Company;

(xvi)         consulting Contract;

(xvii)        guarantees, suretyships, performance bonds to suppliers, Governmental Authorities, banks or other Person;

(xviii)       Contract that restricts or otherwise limits the payment of dividends or other distributions on equity securities;

(xix)         Contract that grants any Person other than the Company any (A) exclusive license, supply, distribution or other rights, (B) “most favored nation” rights or (C) exclusive rights to purchase any Company products;

(xx)           to the extent material to the business or financial condition of the Company (1) lease or rental Contract, (2) product design or development Contract, (3) indemnification or contribution Contract, (4) merchandising, sales representative or distribution Contract, (5) Contract granting a right of first refusal or first negotiation or (6) manufacturing and production Contract;

(xxi)          Contract under which the consequences of a default or breach or the early termination of which would reasonably be expected to have a Company Material Adverse Effect; or

(xxii)         commitment or agreement to enter into any of the foregoing.

The Contracts listed in (i) through (xxi) of Section 3.16(a) of the Company Disclosure Schedule, together with the contracts filed as exhibits to the SEC Reports and additional contracts of the type described in subparagraphs 2(i) through 2(xxi) of this Section 3.16(a) entered into after the date of this Agreement, are referred to collectively as the “Material Contracts”.

(b)           (i) The Company is not and, to the Company’s Knowledge, no other party is, in breach of or in default under any Material Contract in any material respect and (ii) there has not occurred any event that, with or without the lapse of time or giving of notice or both, would constitute such a breach of or default under, any Material Contract in any material respect by the Company or, to the Company’s Knowledge, by any other party thereto.  All Material Contracts are valid and binding, in full force and effect in accordance with their respective terms and enforceable against the Company and, to the Company’s Knowledge, the other parties thereto, in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to creditors’ rights generally and to the general principles of equity.  Since January 1, 2007 the Company has not received any Claim or threat that it has breached any of the terms and conditions of any Material Contract in such a manner as would permit any other party to cancel or terminate the same or would permit any other party to seek damages from the Company under any Material Contract.

(c)           All Material Contracts, including all amendments thereto (within the meaning of Item 601(b)(10) of Regulation S-K) of the Company that have been filed as exhibits to the SEC Reports contain a correct and complete copy of each exhibit and schedule attached thereto.

3.17        Environmental Laws.  Except as would not have a Company Material Adverse Effect:

(a)           The Company is and since five (5) years prior to the date of this Agreement, has been in compliance with all Environmental Laws, which compliance includes obtaining, maintaining and complying with all licenses, permits, authorizations of consents required by Environmental Laws for its operations (“Environmental Permits”) and no proceeding is pending or, to the Company’s Knowledge, threatened to revoke, materially modify or terminate any such Environmental Permits;

(b)           No Claim or investigation is pending or, to the Company’s Knowledge, threatened against the Company or any real property currently or formerly owned, operated or leased by the Company alleging or otherwise concerning non-compliance with, or potential or actual liability under, any Environmental Laws;

(c)           To the Company’s Knowledge, no current facts or conditions exist with regard to the Company or any real property currently or formerly owned, operated or leased by or for the Company that would reasonably be expected to result in the Company incurring material liability under any Environmental Laws;

(d)           The Company has provided to Parent and Merger Sub copies of all material written environmental assessments, audits, investigations or other material environmental reports and all material environmental correspondence or materials relating to (i) the Company’s operations, (ii) any real property currently or formerly owned, operated or leased by or for the Company, in each case, to the extent material and (iii) any material environmental, occupational health or safety issues or liabilities of the Company, to the extent such materials are in the possession, custody or control of the Company.

For purposes of this Agreement, “Environmental Laws” shall mean any and all applicable federal, national, state, provincial, local or foreign Laws and Orders of any Governmental Authority pertaining to the environmental pollution, the protection of the environment, natural resources or occupational health and safety as it relates to exposure to hazardous or toxic substances, materials or wastes.

3.18        State Takeover Statutes.  Assuming that the representations and warranties of Parent and Merger Sub set forth in Section 4.09 are accurate, the Company Board has taken all actions so that no “fair price”, “moratorium”, “control share acquisition”, “business combination” or other similar anti-takeover Laws in the United States (including Section 203 of the DGCL) applicable to the Company shall be applicable to the Merger or the other Transactions.

3.19        Opinion of Financial Advisor.  The Company Board has received the written opinion (the “Fairness Opinion”) of Piper Jaffray & Co. (the “Financial Advisor”), dated as of the date of this Agreement, to the effect that, as of the date of this Agreement and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be received by the holders of Common Shares (other than Parent or any of its affiliates) pursuant to the Merger is fair to such holders from a financial point of view.  A correct and complete copy of the Fairness Opinion has been delivered to Parent.  The Company has been authorized by the Financial Advisor to permit the inclusion of the Fairness Opinion and references thereto in the Proxy Statement.

3.20        Brokers.  Except for the engagement of the Financial Advisor, no broker, finder, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with Transactions.  Prior to the execution hereof, the Company has furnished to Parent a complete and correct copy of all Contracts between the Company and the Financial Advisor pursuant to which the Financial Advisor would be entitled to any fees or expenses or indemnification related to the Transactions.

3.21        Related Party Transactions.  Except as set forth in the SEC Reports filed prior to the date of this Agreement and the Support Agreement, between the date of the Company’s last proxy statement filed with the SEC and the date of this Agreement, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

3.22        Properties and Assets.  The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real and personal, used or held for use in its business, free and clear of any Liens except for Permitted Liens.  For purposes of this Agreement, “Permitted Liens” shall mean (i) Liens for Taxes not yet due and payable or which are otherwise being diligently contested in good faith by appropriate proceedings and for which adequate reserves, as applicable, have been established in the Company’s financial statements in accordance with GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other Liens that are not yet due or that are being contested in good faith and by appropriate proceedings; (iii) leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions); (iv) Liens imposed by applicable Law (other than Tax Law); (v) pledges or deposits to secure obligations under workers’ compensation Laws or similar legislation or to secure public or statutory obligations; (vi) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case, in the ordinary course of business consistent with past practices; (vii) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar restrictions, and zoning, building and other similar codes or restrictions, in each case, that do not adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use by the Company; (viii) Liens the existence of which are disclosed in the notes to the financial statements of the Company included in the Company’s

Annual Report on Form 10-K for the fiscal year ended December 31, 2009 or described in Section 3.22 of the Company Disclosure Schedule; (x) statutory, common law or contractual liens of landlords; and (xi) Liens which do not, individually or in the aggregate, materially interfere with or materially impair the conduct of the business of the Company. The Company does not own any real property. The real property listed in Section 3.22 of the Company Disclosure Schedule constitutes all of the real property used or occupied by the Company as of the date of this Agreement.  The Company’s buildings, equipment and other tangible assets are in good operating condition (normal wear and tear excepted) to carry on the Company’s business in all material respects as currently conducted.  All material leases to which the Company is a party are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such leases, any existing default or event of default (or event which with or without notice or lapse of time or both would constitute a default), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default could not reasonably be expected to, individually or in the aggregate, materially interfere with or impair the operation of the business of the Company.

3.23        Labor Matters.  Except, in the case of clauses (g), (i), (j) and (k) below, as would not result in material liability to the Company, (a) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or, to the Company’s Knowledge, threatened against the Company, and during the past three (3) years there has not been any such action, (b) no union claims to represent the employees of the Company, (c) the Company is not a party to or bound by any collective bargaining or similar Contract with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company, (d) none of the employees of the Company is represented by any labor organization and the Company does not have any Knowledge of any current union organizing activities among the employees of the Company, (e) the Company is and has at all times been in material compliance, and has no outstanding material liability with respect to any non-compliance, with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, including all such Laws, regulations and Orders relating to the Fair Labor Standards Act, WARN, collective bargaining, discrimination, civil rights, workers’ compensation and the collection and payment of withholding and/or social security Taxes and any similar Tax; (f) there has been no “mass layoff” or “plant closing” as defined by WARN with respect to the Company within the six (6) months prior to Closing, (g) the Company is not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable Law and there is no pending, or to the Company’s Knowledge, threatened unfair labor practice charge or complaint against the Company before the National Labor Relations Board or any similar state or foreign agency, (h) there is no grievance arising out of any collective bargaining agreement, (i) no charges with respect to or relating to the Company are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices, (j) since January 1, 2007, the Company has not received written notice of the intent of any Governmental Authority responsible for the enforcement of labor or employment Laws to conduct an investigation with respect to or relating to the Company and to the Company’s Knowledge no such investigation is in progress and (k) there are no Claims pending or, to the Company’s Knowledge, threatened, in any forum by or on behalf of any present or former employee of the Company alleging breach of any express or implied Contract of employment, any Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.  To the Company’s Knowledge, as of the date of this Agreement, no officer or other key employee of the Company is subject to any noncompete, nonsolicitation, employment, consulting or similar Contract relating to, affecting or in conflict with the present or proposed business activities of the Company, except agreements between the Company and its present and former officers and employees.

3.24        Regulatory Matters.

(a)           The Company is and, since January 1, 2007, has been in compliance, in all material respects, with all applicable Laws administered or issued by the United States Food and Drug Administration (“FDA”) or any other Governmental Authority having regulatory authority over the Company’s products or operations, including the following: (i) the Federal Food, Drug and Cosmetic Act, as amended, and the regulations promulgated thereunder; (ii) any applicable FDA investigational device exemption, premarket approval or 510(k) premarket notification; (iii) European Union Directive 93/42/EEC, as amended, and any other applicable European Union legislation or national legislation of the European Union Member States; and (iv) any applicable Canadian legislation or Laws; except, in each case, for any such violations that would not have a Company Material Adverse Effect.

(b)           Since January 1, 2007, the Company has not received written notice of, nor has the Company been subject to, any adverse inspectional finding, data integrity review, investigation, penalty, fine, sanction, assessment, request for corrective or remedial action, warning letter, regulatory letter, untitled letter, FDA Form 483, or other written notice, communication, or correspondence from the FDA or any other Governmental Authority alleging that the Company is or was in violation of any Law, clearance, approval, permission, authorization, consent, or exemption applicable to the research, development, testing, manufacturing, packaging, labeling, marketing, distribution, and/or sales activities conducted by the Company, or alleging that the Company was or is the subject of any pending, threatened or anticipated investigation, proceeding, review, or inquiry.

(c)           None of the products developed, tested, manufactured, packaged, labeled, marketed, or distributed by the Company have been recalled, whether voluntary or otherwise, or are or have been subject to device removal or correction reporting requirements, and the Company has not received written notice, either completed or pending, of any proceeding seeking a recall, removal, or corrective action of any products.  No products are currently being considered for recall or other field action by the Company, or to the Company's Knowledge, by any Governmental Authority.  Since January 1, 2007, the Company has not, as a result of a failure to meet the applicable specifications, applicable Laws or other regulatory requirements, experienced a manufacturing hold, materials or product shortage, or any other event that materially impacted the Company’s ability to manufacture, process, distribute, supply, import, market or sell any of its products.  Each of the Company’s products have been and are being developed, manufactured, tested, packaged, labeled, distributed, marketed, commercialized and sold in compliance in all material respects with applicable Laws.

(d)           Neither the Company nor, to the Company’s Knowledge, any employee or agent of the Company has made an untrue statement of material fact or fraudulent statement to FDA or any other Governmental Authority, or in any records and documentation prepared or maintained to comply with the applicable Laws, with respect to any product tested, manufactured, distributed, or sold by the Company or the business of the Company, or failed to disclose a material fact required to be disclosed to any Governmental Authority, or, to the Company’s Knowledge, has ever been investigated by the FDA, National Institutes of Health, Office of the Inspector General for the Department of Health and Human Services, Department of Justice or other comparable Governmental Authority for data or healthcare program fraud.

(e)           Neither the Company nor, to the Company’s Knowledge, any employee or agent of the Company have violated in any material respect or caused a material violation of any federal or state health care fraud and abuse or false claims statute or regulation, including the anti-kickback provisions of the Social Security Act, 42 U.S.C. § 1320a-7b(b), or have been excluded or threatened with exclusion under Law, including under 42 U.S.C. § 1320a-7 or relevant regulations in 42 C.F.R. Part 1001, or assessed or threatened with assessment of civil money penalties pursuant to 42 U.S.C. Part 1003.  Neither the Company nor, to the Company’s Knowledge, any of its officers, directors and employees have made or offered any payment, gratuity or other thing of value that is prohibited by any Law to personnel of the FDA or any other Governmental Authority

(f)           There are not presently pending, nor, to Company’s Knowledge, threatened in writing, any civil, criminal or administrative Claims, hearings, notices of violation, demand letters, or other written communications relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any Company product, or alleging that any Company product is otherwise unsafe or ineffective for its intended use.  Since January 1, 2007, the Company has not made any modifications to any product specifically because of product liability, regulatory, or other claims or communications concerning alleged hazards or defects in such products.

(g)           To the Company’s Knowledge, there is no pending, proposed or final Medicare national or local coverage determination that, if finalized, would materially restrict coverage for any Company product.

(h)           To the extent applicable to the Company’s business and to the Company’s Knowledge:

(i)            The Company pays only reasonable and actual expenses for health care professionals receiving training by the Company, and each such health care professional has a bona fide need for such training;

(ii)            The Company provides educational grants to third-parties educational sponsors only if such sponsors have a genuine educational purpose or function and only when (x) the educational gathering is primarily dedicated to promoting objective scientific and educational activities and discourse;  (y) the Company does not select the attending health care professionals who are attending the event; and (z) any meals sponsored or furnished by the Company at the educational event are of modest value;

(iii)           The Company pays health care professionals fair market value for their services, plus reasonable and actual expenses, and only purchases such services for which there is a commercially reasonable need for the services;

(iv)           Any gift furnished by the Company has not exceeded $100 in value.

(v)            All decisions on grants to health care professionals are made by Company employees other than sales and marketing departments; and

(vi)           All price concessions furnished by the Company are accurately reflected in the invoice sent to the customer.

(i)           Without limiting the generality of the foregoing, the Company is conducting its business in compliance in all material respects with the Anti-Kickback Statute (42 U.S.C. § 1320a-7b), Civil Monetary Penalty Statute (42 U.S.C. § 1320a-7a), the Stark Law (42 U.S.C. § 1395nn), the False Claims Act (31 U.S.C. § 3729 et seq.) and all of the regulations promulgated under all such statutes.

3.25        Insurance.  Section 3.25 of the Company Disclosure Schedule sets forth a correct and complete list of all insurance policies maintained by the Company and a description of the type of insurance covered by such policies, the dollar limit of the policies and the annual premiums for such policies.  All premiums due and payable under all such policies have been paid and the Company is otherwise in compliance in all material respects with the terms of such policies.  All such policies (i) have been issued by insurers which are reputable and financially sound and (ii) are in full force and effect.  The Company is not in material breach or default, and the Company has not taken any action or failed to take any action which, with or without the lapse of time or giving of notice or both, would constitute such a breach or default, or permit termination or modification, of any of such policies.  The Company has reported to its insurers all events that may give rise to a Claim under all insurance policies.  The Company does not maintain any material self-insurance or co-insurance programs.  As of the date of this Agreement, the Company does not have any disputed Claim or Claims with any insurance provider relating to any Claim for insurance coverage under any policy or insurance maintained by the Company.  No notice of cancellation or termination has been received by the Company with respect to any of such policies.  The consummation of the Transactions will not, in and of itself, cause the revocation, cancellation or termination of any such policy.

3.26        Foreign Corrupt Practices.  The Company has conducted and is conducting its business in material compliance with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.  Neither the Company nor, to the Company’s Knowledge, any of its directors, officers, agents, employees or any other Persons acting on its behalf has, in connection with the operation of its business, (a) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the FCPA, or any other similar applicable Law or (b) paid, accepted or received any unlawful contributions, payments, expenditures or gifts.

3.27        Export Controls.  The Company has not, since January 1, 2007, violated, in any material respect, any applicable U.S. Export and Import Laws, or made a voluntary disclosure with respect to any violation of such Laws.  The Company (a) has been and is in compliance, in all material respects, with all applicable Foreign Export and Import Laws since January 1, 2007, (b) to the extent applicable, has prepared and applied for all import and export licenses required in accordance with U.S. Export and Import Laws and Foreign Export and Import Laws for the conduct of its business and (c) has at all times been in compliance, in all material respects, with all applicable Laws relating to trade embargoes and sanctions.  No product, service or financing provided by the Company has been, directly or indirectly, sold to, provided to, or performed for or on behalf of Cuba, Iran, Libya, North Korea, Sudan, Syria or any other country or Person against whom the United States maintains economic sanctions or an arms embargo unless authorized by license or by Law.  “Foreign Export and Import Laws” means the Laws of a foreign government regulating exports, imports or re-exports to or from the foreign country, including the export or re-export of any goods, services or technical data.  “U.S. Export and Import Laws” means the Arms Export Control Act (22 U.S.C. 2778), the International Traffic in Arms Regulations (ITAR) (22 CFR 120-130), the Export Administration Act of 1979, as amended (50 U.S.C. 2401-2420), the Export Administration Regulations (EAR) (15 CFR 730-774), the Foreign Assets Control Regulations (31 CFR Parts 500-598), the Laws administered by Customs and Border Protection (19 CFR Parts 1-199) and all other Laws of the United States regulating exports, imports or re-exports to or from the United States, including the export or re-export of goods, services or technical data from the United States.

3.28        Sales Tracings.  The Company has requested sales tracing from its international distributors.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF MERGER SUB AND PARENT

Each of Merger Sub and Parent represents and warrants to the Company as follows:

4.01        Organization and Qualification.  Each of Merger Sub and Parent is a corporation duly organized, validly existing and in good standing (to the extent such concept is relevant in such jurisdiction) under the Laws of its jurisdiction of incorporation and has all requisite corporate or other power and authority to carry on its business as currently being conducted.  Each of Merger Sub and Parent is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Parent Material Adverse Effect.  As used in this Agreement, the term “Parent Material Adverse Effect” means any fact, circumstance, effect, event, change or occurrence that would prevent or have a material adverse effect on the ability of Parent and Merger Sub to consummate the Merger in accordance with the terms hereof.

4.02        Charter Documents and Bylaws.  Parent has heretofore made available to the Company a complete and correct copy, including all amendments as in effect on the date hereof, of each of the certificate of incorporation and the bylaws of Parent, which are in full force and effect as of the date of this Agreement.  Parent is not in violation of any of the provisions of its certificate of incorporation or bylaws.  Parent has heretofore made available to the Company a complete and correct copy, including all amendments as in effect on the date hereof, of each of the certificate of incorporation and the bylaws of Merger Sub, which are in full force and effect as of the date of this Agreement.  Merger Sub is not in violation of any of the provisions of its certificate of incorporation or bylaws.

4.03        Authority Relative to this Agreement.  Each of Merger Sub and Parent has all requisite corporate power and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the Transactions.  The execution and delivery of this Agreement and the consummation of the Merger and the other Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Merger Sub or Parent are necessary to authorize their execution and delivery of this Agreement or to consummate the Transactions (other than the filing and recordation of the Certificate of Merger as required by the DGCL).  This Agreement has been duly and validly executed and delivered by each of Merger Sub and Parent, and (assuming this Agreement constitutes a valid and binding obligation of the Company) constitutes the legal, valid and binding obligations of each of Merger Sub and Parent, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar Laws relating to creditors’ rights generally and to general principles of equity.

4.04        No Violation; Required Filings and Consents.

(a)           The execution and delivery by each of Merger Sub and Parent of this Agreement does not, and the performance of this Agreement and the consummation by each of Merger Sub and Parent of the Transactions will not: (i) conflict with or violate any provision of Parent’s certificate of incorporation or bylaws or conflict with or violate any provision of the certificate of incorporation or bylaws or similar organizational documents of any subsidiary of Parent (including Merger Sub), (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.04(b) have been obtained or performed and all filings and obligations described in Section 4.04(b) have been made or complied with, conflict with or violate any material Law or rule of the New York Stock Exchange applicable to Parent or any of its subsidiaries or by which any asset of Parent or any of its subsidiaries is bound or affected, (iii) conflict with, result in any breach of or constitute a default (or an event that with or without notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require any payment under, or give rise to a loss of any benefit to which Parent or any subsidiary of Parent is entitled under, any provision of any Contract applicable to any of them or their respective properties or assets which is material to Parent and its subsidiaries, taken as a whole, or (iv) result in the creation or imposition of a Lien (other than Permitted Liens) on any asset of Parent or any of its subsidiaries, except in the case of clauses (iii) and (iv) of this Section 4.04(a), to the extent that any such conflict, violation, breach, default, right, loss or Lien would not, individually or in the aggregate, have a Parent Material Adverse Effect.

(b)           The execution and delivery of this Agreement by each of Merger Sub and Parent does not, and the performance of this Agreement and the consummation by each of Merger Sub and Parent of the Transactions will not, require any consent, approval, authorization or Permit of, or filing with or notification to, any Governmental Authority or any other Person, except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, the HSR Act and the rules and regulations thereunder, any required consent, approval, authorization, Permit, filing or notification pursuant to applicable foreign Antitrust Laws and regulations, the applicable rules of the New York Stock Exchange and filing and recordation of appropriate documents for the Merger as required by the DGCL and (ii) where the failure to obtain such consents, approvals, authorizations or Permits, or to make such filings or notifications, could not, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of Parent or Merger Sub to perform its obligations hereunder, or prevent or materially impede, interfere with, hinder or delay the consummation of the Transaction.

4.05        Financial Capability.  Parent has, and will have at the Effective Time, sufficient resources available to consummate the Merger on the terms and conditions contained in this Agreement.  Parent’s and Merger Sub’s obligations hereunder are not subject to a condition regarding Parent’s or Merger Sub’s obtaining funds to consummate the Transactions.

4.06        Brokers.  The Company will not be responsible for any broker, finder, financial adviser or other fee or commission in connection with the Transactions based upon arrangements made by, or on behalf of, Parent or any of its subsidiaries.

4.07        Litigation.  There is no Claim or inquiry pending or, to Parent’s Knowledge, threatened against or affecting Parent that would have a Parent Material Adverse Effect.  There is no Order imposed upon Parent by or before any Governmental Authority that would have a Parent Material Adverse Effect.

4.08        Information in Proxy Statement.

(a)           Each document required to be filed by Parent with the SEC in connection with the Transactions (the “Parent Disclosure Documents”) will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act.

(b)           At the time the Proxy Statement or any amendment or supplement thereto is first mailed to the stockholders of the Company, and at the time such stockholders vote on adoption of this Agreement, the information furnished by Merger Sub or Parent or any of their representatives specifically for use in the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  At the time of the filing of any Parent Disclosure Document and at the time of any distribution thereof, such Parent Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(c)           The representations and warranties contained in Section 4.08(a) and Section 4.08(b) will not apply to statements included in or omissions from the Parent Disclosure Documents based upon information furnished to Parent in writing by the Company or any of its representatives specifically for use therein.

4.09        Ownership of Common Shares.  As of the date of this Agreement, neither Parent nor any of its subsidiaries beneficially owns any Common Shares, other than as set forth on Section 4.09 of the Parent Disclosure Schedule.

ARTICLE 5

COVENANTS

5.01        Interim Operations.

(a)           Except as otherwise expressly contemplated or permitted by this Agreement, as set forth in Section 5.01 of the Company Disclosure Schedule, as required by applicable Law, or as otherwise consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company covenants and agrees that during the period from the date of this Agreement to the earlier of the Effective Time and the termination of this Agreement in accordance with Article 7 hereof:

(i)            the business and operations of the Company shall be conducted in the ordinary course of business consistent with past practices (including the timely filing with the SEC of all SEC Reports required to be filed by the Company under the Exchange Act or the Securities Act from the date of this Agreement to the Effective Time, and the compliance in all material respects with the applicable requirements of the Exchange Act and Securities Act, as the case may be, with respect to such SEC Reports) and the Company shall use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and key employees and preserve its relationships with its material customers, suppliers, licensors, licensees and distributors;

(ii)            the Company shall not (A) authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock, any other securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, securities or convertible securities or any other securities or equity equivalents (including stock appreciation rights or phantom interests), except (x) for issuances of up to 33,750 Restricted Stock Units in the aggregate to (1) employees (other than officers) hired after the date of this Agreement by the Company pursuant to customary new hire packages entered into in the ordinary course of business consistent with past practices and current market practices; provided, that the Company shall not issue more than 5,000 Restricted Stock Units to any individual employee, and (2) current employees (other than officers) of the Company; provided, that the Company shall not issue more than 2,500 Restricted Stock Units to any individual employee and such issuances shall be made in lieu of ordinary course periodic issuances, (y) for issuances of Common Shares upon the exercise of Options or Warrants, or settlement of Restricted Stock or Restricted Stock Units, in each case, outstanding as of the date of this Agreement or with respect to Restricted Stock Units, issued in compliance with Section 5.01 and solely in accordance with the provisions of the Stock Plans and/or Option agreements, Warrant Agreements or Restricted Stock award or purchase agreements, as applicable, in each case, in effect on the date of this Agreement or entered into in compliance with Section 5.01 or (z) for issuances of Common Shares to participants in the Company ESPP pursuant to the terms thereof and issued in compliance with the terms of this Agreement, including Section 2.02(e), (B) repurchase, redeem or otherwise acquire any shares of capital stock or other equity interests of the Company (including securities exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, capital stock or other equity interests of the Company) except for forfeitures of Common Shares issued pursuant to Restricted Stock award or purchase agreements in effect on the date of this Agreement or for Tax withholdings and exercise price settlements upon exercise of Options or Warrants or with respect to Restricted Stock or Restricted Stock Units, in each case, outstanding as of the date of this Agreement, (C) amend or otherwise change its certificate of incorporation or bylaws, (D) split, combine or reclassify any shares of its capital stock or (E) amend or otherwise change the terms of any Options, Warrants, Restricted Stock Units or Restricted Stock;

(iii)           the Company shall not (A) declare, set aside or pay any dividends on (whether in cash, stock or other property), or make any other distributions in respect of, any of its capital stock or (B) acquire or agree to acquire any asset (except raw materials, inventory or supplies in the ordinary course of business consistent with past practices and capital expenditures permitted by Section 5.01(a)(xi)), business line, division, capital stock or other equity interest of any Person;

(iv)           except as otherwise permitted by Section 5.01(a)(ii), the Company shall not (A) grant or agree to any increase, in any manner, in the compensation, severance benefits or fringe benefits of, or pay any severance or bonus to, any current or former director, officer or employee; provided that compensation increases may be made only to employees (other than officers of the Company) in the ordinary course of business consistent with past practices and consistent with current market practices pursuant to the terms of any Benefit Plan in effect on the date of this Agreement or entered into as required by this Agreement, (B) enter into any new or amend, modify or supplement any Contract (including any existing employment, consulting, severance, termination, change of control or indemnification Contract), transaction, commitment or arrangement with any current or former director, officer, employee or other affiliate of the Company, provided that the Company may enter into offer letters with new employees (other than officers) providing for customary new hire packages consistent with the Benefit Plans in effect on the date of this Agreement and may pay severance and provide other termination benefits to employees (other than officers) of the Company as may be required by the Benefit Plans in effect on the date of this Agreement, in each case, in the ordinary course of business consistent with past practices and current market practices, (C) except as may be required to comply with applicable Law and except as provided or otherwise required by this Agreement (including Section 2.02 and Section 5.17), become obligated under any Benefit Plan that was not in existence on the date of this Agreement or amend, modify or terminate any Benefit Plan or other employee benefit plan or any Contract, arrangement, plan or policy for the benefit of any current or former director, officer or employee in existence on the date of this Agreement or (D) except as may be required to comply with applicable Law and except as provided or otherwise required by this Agreement (including Section 2.02 and Section 5.17), pay any benefit not required by any plan or arrangement (including any Benefit Plan) as in effect as of the date of this Agreement (including the granting of, acceleration of exercisability of or vesting of stock options, stock appreciation rights, restricted stock or restricted stock units; provided, however, that the foregoing restriction shall not exclude the grant of any stock options, restricted stock or restricted stock units granted (in accordance with the terms of Section 5.01(a)(ii)) to any employee (other than any officer) newly hired by the Company after the date of this Agreement);

(v)           the Company shall not sell, lease, license, mortgage or otherwise encumber or subject to any Lien (other than Permitted Liens) or otherwise dispose of any of its properties or assets that are material, individually or in the aggregate, to the Company other than sales of inventory and other assets in the ordinary course of business consistent with past practices;

(vi)           the Company shall not (A) incur, assume, pre-pay, discharge or satisfy any Indebtedness or enter into any Contract to incur, assume, pre-pay, discharge or satisfy any Indebtedness, other than in the ordinary course of business consistent with past practices pursuant to letters of credit, lines of credit or other credit facilities or arrangements disclosed on Section 5.01(a)(vi) of the Company Disclosure Schedule, or guarantee, or agree to guarantee, any such Indebtedness or obligation of another Person, or issue or sell, or agree to issue or sell, any debt securities or options, warrants or calls or rights to acquire any debt securities of the Company, guarantee any debt securities of others, enter into any “keep well” or other Contract to maintain any financial statement condition of another Person or enter into any Contract or arrangement having the economic effect of any of the foregoing or (B) make or forgive any loans, advances or capital contributions to, guarantees for the benefit of, or investments in, any Person, other than cash advances to the Company’s employees for reimbursable travel and other business expenses incurred in the ordinary course of business consistent with past practices;

(vii)          the Company shall not adopt or put into effect a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

(viii)         the Company shall not enter into, or amend, modify, elect not to renew or terminate or waive, release or assign any rights under, any Material Contract, provided, however, that the Company may (A) amend, modify, elect not to renew or terminate or waive, release or assign any rights under, any Material Contract described in subparagraphs (ii), (iii), (vii), (xii), (xiii), (xvi), (xix) and (xx) of Section 3.16(a)) in a manner that is not adverse to the Company and which is in the ordinary course of business consistent with past practices and (B) enter into any new Material Contract of the type described in subparagraphs (ii), (iii), (vii), (xii), (xiii), (xvi), (xix) and (xx) of Section 3.16(a) in the ordinary course of business consistent with past practices.

(ix)           the Company shall not renew any of its distribution agreements for a period of more than one (1) year from the date of expiration of the then current term of any such distribution agreement;

(x)            except for customer (including distribution) Contracts entered into in the ordinary course of business consistent with past practices, the Company shall not renegotiate or enter into any new Material Contract or arrangements relating to any Proprietary Rights;

(xi)           the Company shall not make any capital expenditure or commitments not consistent with expenditures in the Company’s capital budget for 2010 or 2011 provided to Parent prior to the date hereof and summarized in Section 5.01(a)(xi) of the Company Disclosure Schedule;

(xii)          the Company shall not make any material changes in its standardized sales terms and conditions other than in the ordinary course of business consistent with past practices;

(xiii)         the Company shall not enter into any settlement, conciliation or similar Contract with any Governmental Authority;

(xiv)         the Company shall not (A) settle or compromise any pending or threatened Claim, except with respect to the settlement or compromise of any such Claim (x) where the full amount paid or to be paid is covered by insurance coverage maintained by the Company (subject to any applicable deductibles or retention amounts) or (y) that is not covered by insurance and where the full amount paid or to be paid does not exceed $25,000 individually, (B) change any of the accounting policies, practices or procedures (including material Tax accounting methods, periods, policies, practices or procedures) or any of its methods of reporting income, deductions or other items for financial accounting purposes, except as may be required as a result of a change in GAAP enacted after the date of this Agreement or (C) except in the ordinary course of business consistent with past practices, make, change or rescind any material Tax election, enter into any material closing agreement relating to Taxes, settle or compromise any material Tax liability, audit, Claim, proceeding or assessment, file any material amended Tax Return, surrender any right to claim a refund of material Taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax liability or assessment;

(xv)          the Company shall not allow any material Company Proprietary Rights to become abandoned or expired for failure to make required filings or pay required fees;

(xvi)         the Company shall not agree or commit to do any of the foregoing (other than as permitted by clause (i) above); and

(xvii)        the Company shall use commercially reasonable efforts to maintain its inventory of supplies and components necessary for the manufacture of the Company's products at adequate levels as required to operate the business.

(b)           If the Company shall desire to take an action which would be prohibited pursuant to Section 5.01(a) without the written consent of Parent, prior to taking such action the Company shall request such written consent by sending an email or facsimile to each of the following individuals, and may not take such action until such consent (which consent shall not be unreasonably withheld, conditioned or delayed) in writing has been received from any of the following individuals:

Carl Rickenbaugh
Director, New Business Development
Email:  carl.rickenbaugh@crbard.com
Fax:  (480) 449-2569

John D. Kondrosky
Vice President and General Manager (Bard Canada, Inc.)
Email:  john.kondrosky@crbard.com

In each case, with a copy (which shall not constitute notice) to:
Jim Beasley
Group Vice President
Email:  jim.beasley@crbard.com
Fax:  (480) 303-2725

5.02        Stockholders Meeting; Preparation of Proxy Statement.

(a)           The Company, acting through the Company Board, shall, in accordance with applicable Law and its certificate of incorporation and bylaws, duly call, give notice of, convene and hold a special meeting of its stockholders (the “Stockholders Meeting”) as promptly as reasonably practicable following the clearance by the SEC of the Proxy Statement for the purpose of considering and voting upon the approval and adoption of this Agreement and such other matters as may be necessary to effectuate the Transactions.  The Company Board shall (i) recommend to the stockholders of the Company the approval and adoption of this Agreement, (ii) include in the Proxy Statement such recommendation of the Company Board that the stockholders of the Company vote in favor of the approval and adoption of this Agreement, (iii) use all reasonable efforts to solicit such approval from the stockholders of the Company and (iv) not withdraw or modify such favorable recommendation, provided however, if the Company Board shall have effected a Recommendation Change in accordance with Section 5.09(b), then the Company Board shall not be required to comply with subparagraphs (i), (ii) and (iv) above.  The Proxy Statement shall include a copy of the Fairness Opinion and (subject to Section 5.09(b) hereof) the recommendation by the Company Board of this Agreement and the Merger.

(b)           As promptly as reasonably practicable following the execution of this Agreement, and in connection with the Stockholders Meeting, the Company shall (i) prepare and, after prior review and approval by Parent and Merger Sub, file with the SEC, use its commercially reasonable efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as reasonably practicable the Proxy Statement and all other proxy materials required in connection with such meeting, (ii) notify Merger Sub and Parent of the receipt of any comments from the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Merger Sub and Parent copies of all correspondence between the Company or any representative of the Company and the SEC, (iii) give Merger Sub and Parent and their counsel the opportunity to review and comment on all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC, (iv) use commercially reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the Merger and (v) otherwise use its commercially reasonable efforts to comply with all legal requirements applicable to the Stockholders Meeting.  If at any time prior to the Effective Time any information should be discovered by any party hereto which should be set forth in a supplement or amendment to the Proxy Statement in order to ensure that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be promptly filed by the Company with the SEC and disseminated by the Company to the stockholders of the Company.

(c)           Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Stockholders Meeting (i) if, on the basis of advice of outside counsel, it is necessary to do so in order to ensure that any information requested specifically by the SEC or discovered by any party hereto that should be set forth in a supplement or amendment to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, is provided to the Company’s stockholders or (ii) if as of the time for which the Stockholders Meeting is originally scheduled there are insufficient Common Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Stockholders Meeting.

5.03        Filings and Consents.

(a)           Each of Parent and Merger Sub (and their respective affiliates, if applicable), on the one hand, and the Company, on the other hand, shall make merger notification filings, at such times as are consistent with its legal counsel’s judgment (but in no event, in the case of clause (x) hereof, later than twenty (20) Business Days following the execution and delivery of this Agreement) with (x) the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “DOJ”) relating to this Agreement and the transactions contemplated hereby as required by the HSR Act, and (y) any foreign Governmental Authority that the parties reasonably determine are necessary to be made under any other Antitrust Laws.  Each of Parent and the Company shall (i) cooperate and coordinate with the other in the making of any filings or submissions that are required to be made under any applicable Laws or Orders or requested to be made by any Governmental Authority in connection with the Transactions, (ii) supply the other or its outside counsel with any information that may be required or requested by any Governmental Authority in connection with such filings or submissions, and (iii) use all reasonable efforts to cause the expiration or termination of the applicable waiting periods under any applicable Laws or Orders as soon as reasonably practicable.  If and to the extent necessary to consummate and make effective the Transactions, to resolve objections, if any, as the FTC, the DOJ, or any other Governmental Authority may assert under any applicable Laws or Orders with respect to the Transactions, and/or to avoid or eliminate each and every impediment under any Law or Order that may be asserted by the FTC, the DOJ or any other Governmental Authority with respect to the Transactions so as to enable consummation of the Transactions in the most expeditious manner practicable, Parent, the Company and their respective Subsidiaries shall promptly (and in any event on or before six (6) months from the date of this Agreement) agree to any sale, divestiture, license or other disposition of any business, product line or asset of the Company that is not, taken as a whole or individually, in the Parent’s reasonable judgment, material to the Company’s business (including any hold separate order related to such sale, divestiture, license or disposition), and the imposition of any restriction or limitation on the ability of any of them to own or exercise control of such non-material business, product line or asset of the Company (any such sale, divestiture, license, disposition, hold separate, restriction or limitation, a “Non-Material Divestiture”), and shall consummate any such Non-Material Divestiture in the most expeditious manner practicable (and in any event on or before the Expiration Date, consistent with Section 7.02(b)).  Notwithstanding anything to the contrary contained herein, nothing in this Agreement shall require (i) Parent and/or Merger Sub (or their affiliates, if applicable) to sell, divest, license, dispose of, hold separate, restrict or otherwise limit any of their own businesses, product lines or assets or (ii) Parent, Merger Sub or the Company to sell, divest, license, dispose of, hold separate, restrict or otherwise limit any business, product line or asset of the Company which is, taken as a whole or individually, in the Parent’s reasonable judgment, material to the Company’s business.

(b)           Each of Parent and Merger Sub (and their respective affiliates, if applicable), on the one hand, and the Company, on the other hand, shall promptly inform the other of any communication from any Governmental Authority regarding any of the Transactions in connection with any filings or investigations with, by or before any Governmental Authority relating to this Agreement or the Transactions, including any proceedings initiated by a private party.  If any party hereto or affiliate thereof shall receive a request for additional information or documentary material from any Governmental Authority with respect to the Transactions pursuant to the HSR Act or any other Antitrust Laws with respect to which any such filings have been made, then such party shall use its commercially reasonable efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response to such request.  In connection with and without limiting the foregoing, to the extent reasonably practicable and unless prohibited by applicable Law or by the applicable Governmental Authority, the parties hereto agree to (i) give each other reasonable advance notice of all meetings with any Governmental Authority relating to this Agreement or the Transactions, (ii) keep the other party reasonably apprised with respect to any communications with any Governmental Authority regarding this Agreement or the Transactions, (iii) cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending this Agreement or the Transactions, articulating any regulatory or competitive argument and/or responding to requests or objections made by any Governmental Authority, and (iv) provide each other (or counsel of each party, as appropriate) with copies of all written communications to or from any Governmental Authority relating to this Agreement or the Transactions.  Any such disclosures or provisions of information by one party to the other may be made on a counsel-only basis to the extent required under applicable Law or as appropriate to protect confidential business information.

5.04        Access to Information.  From the date of this Agreement until the earlier of the Effective Time or the date this Agreement is validly terminated in accordance with Article 7, and subject to the requirements of any Law, including (a) any Antitrust Law, (b) any applicable Law protecting the privacy of employees and personnel files, (c) applicable undertakings given by the Company to others requiring confidential treatment of documents and (d) appropriate limitations on the disclosure of information to maintain attorney-client privilege, the Company will, and will cause each of its affiliates, and each of their respective officers, directors, employees, agents, counsel, accountants, investment bankers, financial advisors and representatives (collectively, the “Company Representatives”) to, give Merger Sub and Parent and their respective officers, directors, employees, agents, counsel, accountants, investment bankers, financial advisors, representatives, consultants and financing sources (collectively, the “Parent Representatives”) reasonable access, upon reasonable notice and during the Company’s normal business hours, to the offices and other facilities, to the officers and other Company Representatives, and to the books and records of the Company and will cause the Company Representatives to furnish or make available to Parent, Merger Sub and the Parent Representatives such financial and operating data and such other information with respect to the business and operations of the Company as Parent, Merger Sub or the Parent Representatives may from time-to-time reasonably request.  Any investigation pursuant to this Section 5.04 and information provided, made available or delivered to Parent, Merger Sub or any Parent Representative pursuant to this Section 5.04 shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company or create a risk of damage or destruction to any property or assets of the Company.  Each of Parent and Merger Sub will, and will cause the Parent Representatives to, hold any such information in confidence in accordance with the terms of the Confidentiality Agreement (as defined below).  Except as otherwise agreed to by the Company, and notwithstanding termination of this Agreement, the terms and provisions of the Confidentiality Agreement, dated as of January 5, 2010 (the “Confidentiality Agreement”), between Parent and the Company shall apply to all information furnished to any Parent Representative by any Company Representative hereunder or thereunder.  No investigation pursuant to this Section 5.04 or information provided, made available or delivered to Parent, Merger Sub or any Parent Representative pursuant to this Section 5.04 shall affect any representations, warranties, covenants, conditions, remedies or rights of the parties hereto contained in this Agreement.

5.05        Public Announcements.  Promptly following the execution of this Agreement, each of Parent and the Company may issue a press release, in each case, in a form mutually agreed to by Parent and the Company announcing the execution of this Agreement and the Transactions.  Thereafter, each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, hereby agrees to (a) consult promptly with the other party prior to issuing any press release or otherwise making any public statement with respect to the Merger and the Transactions and (b) provide to the other party for review a copy of any such press release or statement, and shall not issue any such press release or make any such public statement prior to such consultation and review by the other party, unless required by applicable Law or rules and regulations of any securities exchange, in which case the party shall use its commercially reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance.  Notwithstanding the foregoing, the restrictions set forth in this Section 5.05 shall not apply to any release or announcement made or proposed to be made by the Company following a Recommendation Change.

5.06        Indemnification; Directors’ and Officers’ Insurance.

(a)           The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) cause the certificate of incorporation and the bylaws of the Surviving Corporation to contain provisions with respect to indemnification, advancement of expenses and director exculpation substantially similar to those set forth in the Company’s certificate of incorporation and bylaws as in effect at the date of this Agreement (to the extent consistent with applicable Law), which provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the Persons who at any time prior to the Effective Time were entitled to indemnification, advancement of expenses or exculpation under the Company’s certificate of incorporation or bylaws in respect of actions or omissions occurring at or prior to the Effective Time (including the Transactions), unless otherwise required by applicable Law.  In addition, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) honor and fulfill in all respects the obligations of the Company under those indemnification agreements set forth on Section 5.06(a) of the Company Disclosure Schedule.

(b)           From and after the Effective Time and until the expiration of any applicable statutes of limitation, to the fullest extent permitted by applicable Law (but subject to Section 5.06(c)), the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) indemnify, defend and hold harmless each Person who is or has been prior to the date of this Agreement or who becomes prior to the Effective Time an officer, director, employee or agent of the Company (collectively, the “Indemnified Parties”) against all losses, Claims, damages, judgments, fines, fees and expenses (including reasonable attorneys’ fees and investigation expenses), liabilities or amounts that are paid in settlement of, or otherwise incurred (“Losses”) (but only to the extent such Losses are not otherwise covered by insurance and paid), in connection with any Claim, whether civil, criminal, administrative or investigative, to which any Indemnified Party is or may become a party to by virtue of his or her service as a present or former director, officer, employee or agent of the Company and arising out of actual or alleged events, actions or omissions occurring or alleged to have occurred at or prior to the Effective Time (including the Transactions), in each case, to the fullest extent permitted under the DGCL and provided in the Company’s certificate of incorporation and bylaws as in effect at the date of this Agreement (and shall pay expenses in advance of the final disposition of the Claim(s) that are reasonably incurred in defending any such Claim to each Indemnified Party to the fullest extent permitted under the DGCL as provided in the Company’s certificate of incorporation and bylaws as in effect at the date of this Agreement, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances contemplated by the DGCL).

(c)           Any Indemnified Party wishing to claim indemnification under this Section 5.06 after the Effective Time, upon learning of any such Claim, shall notify the Surviving Corporation thereof; provided, however, the failure to so notify the Surviving Corporation shall not relieve the Surviving Corporation from any liability that the Surviving Corporation may have under this Section 5.06, except to the extent such failure materially prejudices the Surviving Corporation.  In the event of any such Claim, the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or if there is an actual or potential conflict of interest between, or different defenses exist for the Surviving Corporation and the Indemnified Party, the Indemnified Party may retain counsel reasonably satisfactory to the Surviving Corporation and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received by the Surviving Corporation; provided, however, that (i) the Surviving Corporation shall not, in connection with any such Claim or separate but substantially similar Claims arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, (ii) the Surviving Corporation and the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent and (iv) neither the Surviving Corporation nor any of its affiliates (including Parent) shall settle or otherwise compromise or consent to the entry of any judgment or otherwise seek termination with respect to any Claim, investigation or inquiry for which indemnification may be sought by an Indemnified Party under this Agreement, without such Indemnified Party’s prior written consent, unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such claim, proceeding, investigation or inquiry; and provided, further, that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

(d)           Effective upon the Effective Time, Parent shall cause to be purchased and maintained a six (6) year “tail” prepaid liability insurance policy in respect of acts or omissions occurring at or prior to the Effective Time, covering each Person currently covered by the Company’s directors’ and officers’ liability insurance policy on terms, including with respect to coverage and amount, no less favorable to such directors and officers than those of such policy in effect on the date of this Agreement; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend for such policies pursuant to this sentence an annual premium amount in excess of 200% of the annual premiums currently paid by the Company for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(e)           This Section 5.06 shall survive the consummation of the Merger and is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties referred to herein, their heirs, legal representatives, successors, assigns and personal representatives and shall be binding on the Surviving Corporation and its successors and assigns.  The provisions of this Section 5.06 are in addition to, and not in substitution for, any other rights to indemnification that the Indemnified Parties, their heirs and personal representatives may have by contract or otherwise.

(f)           If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each case, as a condition to such consolidation, merger, transfer or conveyance, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume and agree to perform the obligations set forth in this Section 5.06.

5.07        Further Assurances; Commercially Reasonable Efforts.  Except as otherwise provided in this Agreement, from the date of this Agreement until the earlier of the termination of this Agreement pursuant to Article 7 or the Effective Time, each of the parties hereto shall cooperate with the other parties and use (and shall cause its subsidiaries and affiliates to use) commercially reasonable efforts to take, or cause to be taken, all such actions, and to do, or cause to be done, all such things as may be necessary or appropriate in order to effectuate, as expeditiously as practicable, the Merger and the Transactions, including causing the conditions to the Merger set forth in Article 6 to be satisfied.  Notwithstanding anything to the contrary herein, the Company shall not be required prior to the Effective Time to pay any consent fee, “profit sharing” payment or other consideration (including increased rent or other payments), or to provide any additional security (including a guaranty), to obtain the consent of any third party under any Contract.

5.08        Third Party Standstill Agreements.  From the date of this Agreement until the earlier of the termination of this Agreement pursuant to Article 7 or the Effective Time, (a) the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill Contract to which the Company is a party (other than involving Parent or its affiliates) and (b) the Company agrees to use commercially reasonable efforts to enforce the provisions of any such Contracts, including seeking injunctions to prevent any breaches of such agreements or to enforce specifically the terms and provisions thereof in a court in the United States or any state thereof having jurisdiction.

5.09        No Solicitation.

(a)           From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Article 7, the Company and its officers and directors shall not, and the Company shall cause the Company Representatives not to, (i) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiry in connection with, or the making of any proposal from any Person that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (as defined in Section 5.09(f)), (ii) maintain or continue, or enter into or participate in, any discussion or negotiation with any Person (other than Merger Sub, Parent or any of the Parent Representatives, as applicable) regarding an Acquisition Proposal, or furnish to any Person (other than Merger Sub, Parent or any of the Parent Representatives, as applicable) any information or otherwise cooperate in any way with, or assist or participate in, any effort or attempt by any other Person (other than Merger Sub, Parent or any of the Parent Representatives, as applicable) to make or effect an Acquisition Proposal, or (iii) (A) except as set forth in Section 5.09(b), withdraw or modify (in a manner adverse to Parent) its approval or favorable recommendation of this Agreement and the Merger, or approve, endorse or recommend an Acquisition Proposal or (B) enter into any Contract, arrangement or understanding with respect to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement); provided, however, that nothing contained in this Section 5.09 or any other provision of this Agreement shall prohibit the Company Board, directly or indirectly through the Company Representatives, prior to obtaining the Stockholder Approval, from furnishing non-public information to, or entering into or participating in discussions or negotiations with, any Person that makes an unsolicited written, bona fide Acquisition Proposal (which did not result from a breach of this Section 5.09) that provides for per Common Share consideration that is greater than the Merger Consideration if (A) the Company Board determines in good faith after consultation with its outside legal counsel that failure to take such action would be inconsistent with its fiduciary duties to the Company’s stockholders under applicable Law, (B) prior to entering into or participating in discussions with such Person, the Company Board determines in good faith, after consultation with its outside legal counsel and the Financial Advisor or other independent financial advisor of nationally recognized reputation, that the Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in Section 5.09(g)) and (C) prior to furnishing any non-public information to, or entering into or participating in discussions or negotiations with, such Person, (x) the Company receives from such Person an executed confidentiality Contract (which Contract shall be provided to Parent for informational purposes) with terms no less favorable to the Company than those contained in the Confidentiality Agreement, it being understood and agreed that such confidentiality Contract need not contain a “standstill” or other similar provision that prohibits such third party from making any proposal to acquire the Company, acquire securities of the Company or nominate for election members of the Company Board (such confidentiality Contract, an “Acceptable Confidentiality Agreement”) and (y) concurrently with its delivery to such Person, the Company delivers to Parent and Merger Sub all such information not previously provided to Parent and Merger Sub.

(b)           Notwithstanding anything to the contrary contained in Section 5.02(a), the Company Board may, prior to Stockholder Approval at the Stockholders Meeting, (x) withdraw or modify (in a manner adverse to Parent) its approval or recommendation of this Agreement and the Merger, (y) approve or recommend any Acquisition Proposal or (z) recommend that the stockholders of the Company reject this Agreement or the Merger (each Company Board action set forth in clauses (x) through (z) of this Section is referred to herein as a “Recommendation Change”) if the Company Board determines in good faith, after consultation with its outside legal counsel and the Financial Advisor or other independent financial advisor of nationally recognized reputation, that such Acquisition Proposal constitutes a Superior Proposal; provided, that prior to reaching such conclusions (A) the Company Board shall have determined in good faith, after consultation with its outside legal counsel, that the failure to effect such Recommendation Change relating to such Superior Proposal would be inconsistent with its fiduciary duties to the Company’s stockholders under applicable Law; (B) the Company shall have notified Parent in writing that it intends to effect such Recommendation Change relating to such Superior Proposal, attaching the current version of the definitive agreement relating to such Superior Proposal (a “Superior Proposal Notice”) (it being understood that the Superior Proposal Notice shall not constitute a Recommendation Change for purposes of this Agreement); (C) if requested by Parent, the Company shall have made the Company Representatives available to discuss with the Parent Representatives, and to negotiate in good faith with the Parent Representatives, any proposed modifications to the terms and conditions of this Agreement during the three (3) Business Day period following delivery by the Company to Parent of such Superior Proposal Notice; and (D) if Parent shall have delivered to the Company during such three (3) Business Day period a written, binding and irrevocable (through the expiration of such three (3) Business Day period) offer which is set forth in a definitive written amendment to this Agreement delivered to the Company and executed on behalf of Parent and Merger Sub, the Company Board shall have determined in good faith, after considering the terms of such offer by Parent, that the Acquisition Proposal giving rise to such Superior Proposal Notice continues to constitute a Superior Proposal. If the Company Board shall have determined that such Acquisition Proposal no longer constitutes a Superior Proposal or if the terms of any Acquisition Proposal are modified in any material respect, then, in each case, any such modified Acquisition Proposal from the party that submitted such Acquisition Proposal shall require a new Superior Proposal Notice and a new three (3) Business Day period as set forth above.

(c)           The Company (i) will promptly (and in no event later than within 24 hours) notify Parent orally and in writing of the receipt by the Company of any Acquisition Proposal or any inquiry or request for discussion regarding an Acquisition Proposal including any request for information, the terms and conditions of such request, Acquisition Proposal or inquiry and the identity of the Person making such request, Acquisition Proposal or inquiry (including copies of any document or correspondence evidencing such Acquisition Proposal or inquiry) and (ii) will keep Parent informed of any material changes (including any changes to price, merger consideration, financing terms, if any, and closing conditions) to any such Acquisition Proposal, inquiry or request.  The Company shall not, and shall cause the Company Representatives not to, enter into any Contract with any Person subsequent to the date of this Agreement that would restrict the Company’s ability to provide such information relating to the Company to Parent, and the Company is not currently a party to any Contract that prohibits the Company from providing the information relating to the Company described in this Section 5.09(c) to Parent.

(d)           Nothing contained in this Agreement shall prevent the Company Board from (i) taking, and disclosing to the Company’s stockholders, a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to any tender offer or exchange offer that is an Acquisition Proposal or (ii) making any disclosure to the Company’s stockholders that the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure to make such disclosure would be inconsistent with its fiduciary duties to the Company’s stockholders under applicable Law, so long as the Company at least one (1) Business Day prior to making such disclosure notifies Parent (or as soon as possible if notifying Parent at least one (1) Business Day prior to making such disclosure is impractical) and, if requested in writing by Parent, such disclosure shall contain a reaffirmation of the Company Board’s recommendation to the stockholders of the Company to approve and adopt this Agreement; provided, however, if Parent requests reaffirmation in writing and the Company fails to make such reaffirmation in such disclosure, then such failure shall be deemed to be a Recommendation Change; provided further, that none of the Company, the Company Board or any Company Representative, except as permitted by Section 5.09(b), shall propose to approve or recommend any Acquisition Proposal or make a Recommendation Change.  For the avoidance of doubt, a “stop, look or listen” communication by the Company Board to the Company’s stockholders pursuant to Rule 14d-9(f) of the Exchange Act, or any substantially similar communication, shall not be deemed to be a Recommendation Change.

(e)           The Company shall immediately cease, and cause each Company Representative to immediately cease, any and all existing activities, discussions or negotiations with any parties (other than Merger Sub, Parent or any of the Parent Representatives, as applicable) conducted heretofore with respect to any Acquisition Proposal, and shall promptly request any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company in connection with such Acquisition Proposal to return or destroy all such information in the possession of any such party or its representatives.

(f)           For purposes of this Agreement, “Acquisition Proposal” shall mean any offer or proposal for a merger, acquisition, recapitalization, consolidation, tender offer, exchange offer or similar transaction involving, or any proposal or offer to purchase or acquire in any manner (A) assets representing 20% or more of the assets of the Company or (B) an equity interest in 20% or more of the voting securities of the Company, other than the Transactions contemplated by this Agreement.

(g)           For purposes of this Agreement, “Superior Proposal” shall mean any Acquisition Proposal by a Person other than Parent, Merger Sub or any of their respective affiliates (substituting 50% for the 20% thresholds set forth in the definition of “Acquisition Proposal”) that the Company Board has determined in good faith, after consultation with its outside counsel and the Financial Advisor or other independent financial advisor of nationally recognized reputation, and taking into account all financial, regulatory, legal and other aspects of such Acquisition Proposal, (i) is more favorable from a financial point of view to the Company’s stockholders than the Merger (including any adjustment to the terms and conditions thereof proposed in writing by Parent in response to any such Acquisition Proposal) and which such Acquisition Proposal, if it includes non-cash consideration, would result in the receipt by the Company’s stockholders of consideration economically superior to the consideration such holders are to receive in the Merger; (ii) is reasonably capable of being consummated no later than nine (9) months from the receipt of such Acquisition Proposal; and (iii) for which financing, to the extent required, is then fully committed.

5.10        Termination of Registration.  Each of the parties hereto agrees to cooperate with the other party in taking, or causing to be taken, all actions reasonably necessary to terminate the registration of the Common Shares under the Exchange Act; provided that such termination shall not be effective until or after the Effective Time.

5.11        Employment Matters.

(a)           From and after the Effective Time, the Surviving Corporation  shall (and Parent shall cause the Surviving Corporation to) honor the change in control agreements set forth on Section 5.11(a) of the Company Disclosure Schedule in accordance with their terms as in effect immediately prior to the Effective Time; provided, that nothing in this sentence shall prohibit Parent from amending or terminating, or from causing the Surviving Corporation to amend or terminate, any such change in control agreement in accordance with its terms or if otherwise required by applicable Law (with the consent of the employee covered by any such change in control agreement if required).

(b)           Until the date which is three (3) months after the Effective Time, Parent shall or shall cause the Surviving Corporation to provide, to each individual who is actively employed by the Company immediately prior to the Effective Time and who remains an employee of the Surviving Corporation during such period (each, a “Continuing Employee”), (i) at least the same level of base salary or regular wages and (ii) employee benefits that are no less favorable in the aggregate, than those provided by the Company to Continuing Employees generally immediately prior to the Effective Time pursuant to the Benefit Plans (excluding any change in control and equity benefits).  Following the Effective Time, Parent agrees that the Surviving Corporation shall cause the Surviving Corporation’s employee benefit plans established following the Effective Time (if any) and any other employee benefit plans covering Continuing Employees following the Effective Time (collectively, the “Post-Closing Plans”) to recognize the service of each Continuing Employee (to the extent such service was recognized by the Company) with the Company prior to the Effective Time for purposes of eligibility to participate and vesting only; provided, however, that such service need not and shall not be credited for new Parent equity-based awards or for benefit accrual purposes under any Post-Closing Plan.  In addition, and without limiting the generality of the foregoing, for the calendar year including the Effective Time: (i) each Continuing Employee shall be immediately eligible to participate, without any waiting time, in any and all Post-Closing Plans (other than the Benefit Plans) to the extent coverage under any such Post-Closing Plan replaces coverage under a comparable Benefit Plan in which such Continuing Employee participates immediately before the Effective Time; (ii) the Continuing Employees and his or her covered dependents shall not be required to satisfy any deductible, co-payment, out-of-pocket maximum or similar requirements under the Post-Closing Plans that provide medical, dental, pharmaceutical, vision and/or disability benefits (collectively, the “Post-Closing Welfare Plans”) to the extent of amounts previously credited for such purposes under comparable Benefit Plans that provide medical, dental, pharmaceutical, vision and/or disability benefits (the “Company Welfare Plans”); and (iii) any waiting periods, pre-existing condition exclusions, and evidence of insurability requirements contained in such Post-Closing Welfare Plans shall be waived for such Continuing Employee and his or her covered dependents (except to the extent any such waiting period, pre-existing condition exclusion, or evidence of insurability requirement was in effect with respect to such individual and had not been satisfied under the applicable Company Welfare Plan in which the individual then participates or participated as of immediately prior to the Effective Time).  Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time (the “Current PTO Liability”) shall be credited to such Continuing Employee following the Effective Time.

(c)           Notwithstanding anything to the contrary set forth in this Agreement, no provision of this Agreement shall be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent or the Surviving Corporation to terminate, any Continuing Employee for any reason, (ii) be construed as an amendment of any employee benefit plan or policy of Parent or the Surviving Corporation or their affiliates, or (iii) create any third-party beneficiary rights in any employee or former employee (including any beneficiary or dependent of such employee or former employee) of the Company in respect of their employment or any other matter.

5.12        Merger Sub.  Parent will take all action necessary (a) to cause Merger Sub to perform its obligations under this Agreement to consummate the Merger on the terms and conditions set forth in this Agreement and (b) to ensure that, prior to the Effective Time, Merger Sub shall not conduct any business or make any investments other than as specifically contemplated by this Agreement.

5.13        Stockholder Litigation.  The Company shall promptly advise Parent in writing of any Claim brought by any stockholder of the Company against the Company and/or its directors (in their capacity as such) relating to this Agreement or the Transactions.  Each of the parties hereto shall give the others the reasonable opportunity to participate in the defense of any stockholder Claim against the Company, Parent or Merger Sub, as applicable, and their respective directors (in their capacity as such) relating to this Agreement or the Transactions.  The Company shall not settle any Claim currently pending, or commenced after the date of this Agreement, against the Company or any of its directors (in their capacity as such) by any stockholder of the Company or holder of any Options, Warrants, Restricted Stock or Restricted Stock Units relating to this Agreement or the Transactions, in each case, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed).

5.14        Section 16 Matters.  Prior to the Effective Time, the Company shall take all such steps as may be reasonably necessary and permitted to cause the Transactions, including any dispositions of Company Shares (including derivative securities with respect to such Common Shares and including the deemed disposition and cancellation of the Options in the Merger) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.15        State Takeover Statutes.  If any “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover Laws in the United States (including Section 203 of the DGCL) is or may become applicable to the Transactions, the parties shall use commercially reasonable efforts to take such actions as are reasonably necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby, which efforts shall include the Company Board taking all actions permitted under Applicable Law to render such statutes inapplicable to the Transactions.

5.16        Notification of Certain Matters.  The Company shall give prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt notice to the Company of (a) any written notice or other communication received from any Person alleging that the consent of such Person is required in connection with the Transactions, (b) any notice from any Governmental Authority in connection with the Transactions, (c) any actions, suits, Claims, investigations or proceedings commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries which relate to the Transactions, (d) the discovery of any fact or circumstance, or the occurrence or non-occurrence of any event, that would reasonably be expected to cause (i) any representation or warranty made by such party contained in this Agreement that is qualified as to materiality or “Company Material Adverse Effect” or “Parent Material Adverse Effect,” as applicable, to be untrue or inaccurate (ii) any representation or warranty made by such party contained in this Agreement that is not qualified as to materiality or “Company Material Adverse Effect” or “Parent Material Adverse Effect,” as applicable, to be untrue or inaccurate in any manner that would cause the condition set forth in Section 6.02(a) or Section 6.03(a), as the case may be, to not be satisfied or (iii) any other condition to the Merger set forth in Article 6 to be incapable of being satisfied prior to the Expiration Date, and (e) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.16 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the party receiving such notice.

5.17        Retention Agreements.  Parent shall provide certain employees individual retention agreements prepared by Parent (the “Retention Agreements”); provided that no Retention Agreement shall require the Company to make any payments to any employees prior to the Effective Time.  The Company shall (i) assist Parent, as and to the extent reasonably requested by Parent, in the creation of the Retention Agreements, (ii) provide Parent with such information regarding its employees as may be reasonably requested by Parent for such purposes, which information may include employee names, addresses, titles, compensation and current equity holdings, (iii) provide Parent access to the Company’s employees and (iv) cause a duly authorized officer of the Company to execute the Retention Agreements on behalf of the Company.  In the event any employees shall enter into Retention Agreements, from the date of entering into the Retention Agreements until the earlier of the termination of this Agreement pursuant to Article 7 or the Effective Time, the Company shall not terminate, amend, withdraw, revoke, modify or waive any provision of any Retention Agreement without Parent's prior written approval

5.18        Corrective Action Plan.  The Company shall in all material respects comply with and implement the corrective action plans set forth on Section 5.18 of the Company Disclosure Schedule; provided, however, that this Section 5.18 shall have no effect following the occurrence of a Warning Letter Event, in which case Parent’s sole and exclusive recourse shall be a termination of this Agreement pursuant to Section 7.03(c)(i) with concurrent payment of the Reverse Break Up Fee pursuant to Section 8.01(d).

ARTICLE 6

CONDITIONS TO CONSUMMATION OF THE MERGER

6.01        Conditions to the Obligations of Each Party.  The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible under applicable Law), at or before the Effective Time, of each of the following conditions:

(a)           Company Stockholder Approval.  The Company shall have obtained Stockholder Approval in accordance with the DGCL, and the Company’s certificate of incorporation and bylaws;

(b)           No Orders and Injunctions.  No Governmental Authority in the United States or in any of the jurisdictions set forth in Section 6.01(b) of the Parent Disclosure Schedule (the “Identified Jurisdictions”), shall have enacted, issued, promulgated, enforced or entered any Law or Order that is then in effect and that has the effect of preventing or prohibiting the consummation of the Merger or otherwise imposing material limitations on the ability of Merger Sub and Parent to effectively acquire, hold or operate the business of the Company or Parent; provided, however, that each of the parties hereto shall use its commercially reasonable efforts to appeal any such Order or otherwise have any such Order vacated or removed; and

(c)           Antitrust Approvals.  (i) Any waiting period (and any extension thereof) under the HSR Act shall have expired or terminated and (ii) any waiting period (and any extension thereof), and any necessary consents, approvals, Permits of, authorizations from, notifications to and filings with any Governmental Authorities, under any Antitrust Laws of the Identified Jurisdictions, to the extent applicable, shall have been made or obtained.

6.02        Conditions to Obligations of Merger Sub and Parent.  The obligations of each of Merger Sub and Parent to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following additional conditions, unless waived by Parent in writing prior to the Effective Time:

(a)           Representations and Warranties.  The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects as of the Closing Date as if made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute a Company Material Adverse Effect (other than (i) the representations and warranties set forth in Sections 3.02, 3.03 (except as set forth in clause (ii) below), 3.04, 3.05, 3.18, 3.19 and 3.20 which shall be true and correct in all respects and (ii) the representations and warranties set forth in Section 3.03 which shall be true and correct in all respects, except for insignificant deviations in numerical amounts set forth in the second, third and fourth sentence of Section 3.03, in each case, as of the Closing Date as if made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as if made as of such earlier date)); provided, however, that for purposes of determining the accuracy of such representations and warranties, all “Company Material Adverse Effect” qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded;

(b)           Covenants and Agreements.  The Company shall have, in all material respects, performed all obligations and complied with all agreements and covenants required to be performed by it or complied with by it under this Agreement at or prior to the Effective Time;

(c)           Company Material Adverse Effect.  Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect which is then continuing.  For the avoidance of doubt, Parent may not assert that the condition in this Section 6.02(c) has not been satisfied if the fact, circumstance, effect, event, change or occurrence giving rise to such Company Material Adverse Effect was disclosed in the Company Disclosure Schedule;

(d)           Officers’ Certificate.  At the Closing, the Company shall deliver an Officers’ Certificate, duly executed by the Company’s Chief Executive Officer or Chief Financial Officer on behalf of the Company and dated as of the Closing Date, stating that the conditions to Closing set forth in Sections 6.02(a), (b) and (c) above have been satisfied; and

(e)           Dissenting Shares.  The Dissenting Shares shall not constitute more than 10% of the aggregate number of Common Shares outstanding as of the date of this Agreement.

6.03        Conditions to Obligation of the Company.  The obligations of the Company to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following additional conditions, unless waived by the Company in writing prior to the Effective Time:

(a)           Representations and Warranties.  The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all respects as of the Closing Date as if made on and as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute a Parent Material Adverse Effect (other than the representations and warranties set forth in Section 4.03 and Section 4.05, which shall be true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date); provided, however, that for purposes of determining the accuracy of such representations and warranties, all “Parent Material Adverse Effect” qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded;

(b)           Covenants and Agreements.  Each of Merger Sub and Parent shall have, in all material respects, performed all obligations and complied with all agreements and covenants required to be performed by them or complied with by them under this Agreement at or prior to the Effective Time; and

(c)           Officers’ Certificate.  At the Closing, each of Merger Sub and Parent shall deliver an Officers’ Certificate, duly executed by their respective Chief Financial Officers on behalf of Merger Sub and Parent and dated as of the Closing Date, stating that the conditions to Closing set forth in Sections 6.03(a) and (b) above have been satisfied.

ARTICLE 7

TERMINATION

7.01        Termination by Mutual Consent.  This Agreement may be terminated and the Merger and other Transactions may be abandoned at any time prior to the Effective Time, before or after Stockholder Approval, by the mutual written consent of the Company (acting under the direction of the Company Board) and Parent.

7.02        Termination by Parent or the Company.  This Agreement may be terminated and the Merger and other Transactions may be abandoned at any time prior to the Effective Time, before or after Stockholder Approval, by Parent, on the one hand, or the Company, acting under the direction of the Company Board, on the other hand, if:

(a)           any Governmental Authority shall have (i) notified Parent or Company, or shall have announced, that it has voted to challenge the consummation or legality of the Merger in a judicial or administrative proceeding; provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(a) shall not be available to any party that has failed to perform in all material respects its obligations under Section 5.03, Section 5.07 or the proviso contained in Section 6.01(b); or (ii) issued or entered any Order that is in effect and has the effect of preventing or prohibiting the consummation of the Merger;

(b)           the Merger shall not have been consummated on or before six (6) months from the date of this Agreement; provided, however, that if on such date, all of the conditions to the Merger set forth in Article 6, other than (x) any of the conditions that by their nature are only to be satisfied at the Effective Time and (y) any of the conditions set forth in or Section 6.01(b) and Section 6.01(c) (but solely, in the case of Section 6.01(b), to the extent the matter giving rise to the failure of such condition is related to Antitrust Laws), have been satisfied or waived in writing, then at the election of either the Company or Parent, such date shall be extended for up to three (3) months (such date, as may be so extended, the “Expiration Date”); provided, however, that Parent and the Company shall use commercially reasonable efforts to consummate any necessary Non-Material Divestiture prior to the Expiration Date; and provided, further, that the right to terminate this Agreement under this Section 7.02(b) shall not be available to any party whose failure to perform any covenant or obligation under this Agreement has been the principal cause of or principally resulted in the failure of the Merger to have been consummated on or before the Expiration Date; or

(c)           upon a vote at a duly held Stockholders Meeting (including any adjournment or postponement thereof) to obtain Stockholder Approval in accordance with this Agreement, Stockholder Approval shall not have been obtained.

7.03        Termination by Parent.  This Agreement may be terminated and the Merger and other Transactions may be abandoned at any time prior to the Effective Time, before or after Stockholder Approval, by Parent, if:

(a)           the Company shall have breached any of its representations, warranties, covenants or other agreements set forth in this Agreement or any such representation or warranty shall have become untrue after the date of this Agreement (in either case, a “Terminating Company Breach”) and such Terminating Company Breach (i) would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b) and (ii) has not been cured within thirty (30) days after written notice thereof is received by the Company; provided that Parent shall have no right to terminate this Agreement in connection with a Terminating Company Breach if there is an uncured Terminating Merger Sub Breach at the time of the Terminating Company Breach or at the time of the purported termination in connection with a Terminating Company Breach;

(b)           a Recommendation Change shall have occurred; or

(c)           the Company (i) receives any warning letter, or similar written notice, or correspondence from the FDA or any other Governmental Authority regulating medical devices, relating to quality issues, that in the opinion of Parent, would reasonably be expected to materially impair, or lead to actions that materially impair, the business of the Company (a “Warning Letter Event”); provided that concurrently with and as a condition to the termination of this Agreement, Parent pays the Reverse Break Fee, and/or (ii) receives notice of, or is subject to, any consent decree relating to FDA regulatory or quality issues.

7.04        Termination by the Company.  This Agreement may be terminated by the Company, acting under the direction of the Company Board, and the Merger and other Transactions may be abandoned if:

(a)           at any time prior to the Effective Time, before or after Stockholder Approval, Merger Sub or Parent shall have breached any of their respective representations, warranties, covenants or other agreements set forth in this Agreement or any such representation or warranty shall have become untrue after the date of this Agreement (in either case, a “Terminating Merger Sub Breach”) and such Terminating Merger Sub Breach (i) would give rise to the failure of a condition set forth in Section 6.03(a) or Section 6.03(b) and (ii) is not cured within thirty (30) days after written notice thereof is received by Merger Sub and Parent; provided that the Company shall have no right to terminate this Agreement in connection with a Terminating Merger Sub Breach if there is an uncured Terminating Company Breach at the time of the Terminating Merger Sub Breach or at the time of the purported termination in connection with a Terminating Merger Sub Breach; or

(b)           at any time prior to Stockholder Approval, (i) a valid Recommendation Change shall have occurred after the Company shall have complied with the procedures set forth in Section 5.09(b) and (ii) concurrently with and as a condition to the termination of this Agreement pursuant to this Section 7.04(b), the Company enters into a definitive Contract relating to an Acquisition Proposal not solicited in violation of Section 5.09 that constitutes a Superior Proposal and pays Parent the Break Up Fee (as defined in Section 8.01(b)).

7.05        Effect of Termination.  Any proper and valid termination of this Agreement pursuant to this Article 7 shall be effective immediately upon the delivery of written notice of the terminating party to the other party or parties hereto, as applicable. In the event of the termination of this Agreement and abandonment of the Merger and other Transactions pursuant to this Article 7, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any party or its officers, directors, stockholders, affiliates and agents, other than the provisions of the third to last and penultimate sentences of Section 5.04 and the provisions of Sections 5.05, 7.05, and Article 8; provided, however, that nothing herein shall relieve any party hereto from liability for fraud or any intentional or willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

ARTICLE 8

MISCELLANEOUS

8.01        Payment of Fees and Expenses.

(a)           Except as set forth in Section 8.01(b) or as otherwise specified in this Agreement, each of the parties hereto shall bear its own Expenses incurred by or on behalf of such party in preparing for, entering into and carrying out this Agreement and the consummation of the Merger and the Transactions.  “Expenses” as used in this Agreement shall include all out of pocket expenses (including all fees and expenses of outside counsel, investment bankers, banks, other financial institutions, accountants, financial printers, experts and consultants to a party hereto) incurred by a party or on its behalf in connection with or related to the investigation, due diligence examination, authorization, preparation, negotiation, execution and performance of this Agreement and the Transactions and all other matters contemplated by this Agreement, together with any out of pocket costs and expenses incurred by any party in enforcing any of its rights set forth in this Agreement, whether pursuant to litigation or otherwise.

(b)           If this Agreement is terminated (i) by the Company or by Parent pursuant to Section 7.02(b) or Section 7.02(c) and prior to the Stockholders Meeting, an Acquisition Proposal (which, for purposes of this Section 8.01(b)(i), shall have the meaning set forth in the definition of Acquisition Proposal contained in Section 5.09(f), except that all references to “20% or more” shall be deemed references to “more than 50%”) shall have been made (other than by Parent, Merger Sub or their respective affiliates) directly to the holders of Common Shares or shall otherwise have been publicly known and such Acquisition Proposal had not been withdrawn at the time of the Stockholders Meeting, and at any time within twelve (12) months after such termination, either the Company has entered into a definitive Contract relating to any Acquisition Proposal or a transaction contemplated by an Acquisition Proposal has been consummated, (ii) by Parent pursuant to Section 7.03(b) or (iii) by the Company pursuant to Section 7.04(b), then the Company shall (A) in the case of subparagraph (i), pay to Parent the Break Up Fee (as defined below) within two (2) Business Days after the event that triggers the obligation to pay the Break Up Fee, (B) in the case of subparagraph (ii), pay to Parent the Break Up Fee within two (2) Business Days following such termination of this Agreement and (C) in the case of subparagraph (iii), pay to Parent the Break Up Fee concurrently with such termination of this Agreement.  “Break Up Fee” means cash in immediately available funds in an amount equal to $9,000,000.

(c)           If this Agreement is terminated by Parent pursuant to Section 7.03(a) based on a breach of any covenant or agreement of the Company set forth in this Agreement (but for the avoidance of doubt, excluding any breach of representations or warranties), then the Company shall promptly, and in any event within two (2) Business Days following receipt of documentation therefor, pay to Parent all of the Expenses of Parent and Merger Sub.  If this Agreement is terminated by Parent pursuant to Section 7.03(a) based on a breach of any covenant or agreement of the Company set forth in this Agreement (but for the avoidance of doubt, excluding any breach of representations or warranties) and prior to such termination, an Acquisition Proposal (which, for purposes of this Section 8.01(c), shall have the meaning set forth in the definition of Acquisition Proposal contained in Section 5.09(f), except that all references to “20% or more” shall be deemed references to “more than 50%”) shall have been made (other than by Parent, Merger Sub or their respective affiliates) directly to the holders of Common Shares or shall otherwise have been publicly known and such Acquisition Proposal had not been withdrawn at the time of such termination, and at any time within twelve (12) months after such termination, either the Company has entered into a definitive Contract relating to any Acquisition Proposal or a transaction contemplated by any Acquisition Proposal has been consummated, then the Company shall pay to Parent the Break Up Fee within two (2) Business Days after the event that triggers the obligation to pay the Break Up Fee, provided that the Expenses payable by the Company to Parent pursuant to this Section 8.01(c) shall be credited against such Break Up Fee payable by the Company to Parent.  If this Agreement is terminated by the Company pursuant to Section 7.04(a) based on a breach of any covenant or agreement of Parent or Merger Sub set forth in this Agreement (but for the avoidance of doubt, excluding any breach of representations or warranties), then Parent shall promptly, and in any event within two (2) Business Days following receipt of documentation therefor, pay to the Company all of the Expenses of the Company.

(d)           If this Agreement is terminated by Parent as a result of a Warning Letter Event pursuant to Section 7.03(c)(i), then Parent shall concurrently with and as a condition to such termination, pay to the Company the Reverse Break Up Fee and, in such case, the Company hereby expressly waives the right to contest Parent’s opinion that the quality issues referenced in the applicable warning letter, or similar written notice, or correspondence from the FDA or any other Governmental Authority regulating medical devices that the Company receives would reasonably be expected to materially impair, or lead to actions that materially impair, the business of the Company.  “Reverse Break Up Fee” means cash in immediately available funds in an amount equal to $9,000,000.

(e)           The parties agree that the agreements contained in this Section 8.01 are an integral part of the Transactions and constitute liquidated damages and not a penalty.  Notwithstanding any other provision in this Agreement to the contrary, (i) if Parent receives the Break Up Fee (and subject to Parent’s and Merger Sub’s rights to specifically enforce this Agreement as set forth in Section 8.11 if Parent challenges the right of the Company to terminate the Agreement) the parties hereto agree that the payment contemplated by Section 8.01(b) and Section 8.01(c)  represents the exclusive remedy of Parent and Merger Sub in the circumstances described therein and that, except for the payment expressly set forth in the circumstances described therein, none of the Company or any of its respective affiliates shall have any liability or obligation of any kind whatsoever arising out of such termination of this Agreement, any breach by the Company giving rise to such termination, or the failure of the Transactions to be consummated as a result of such termination, whether arising in contract, tort, equity or otherwise and (ii) if the Company receives the Reverse Break Up Fee, the parties hereto agree that the Reverse Break Up Fee represents the exclusive remedy of the Company for a valid termination by Parent pursuant to Section 7.03(c)(i) and that, except for the payment of the Reverse Break Up Fee, none of Parent or any of its respective affiliates shall have any liability or obligation of any kind whatsoever arising out of such termination of this Agreement, any breach by Parent giving rise to such termination, or the failure of the Transactions to be consummated as a result of such termination, whether arising in contract, equity, tort or otherwise.

(f)           All amounts payable by a party under this Section 8.01 shall be paid in cash and in immediately available funds to such account as the other party may designate in writing.  In the event that (A) the Company shall fail to pay the Break Up Fee or Parent’s and Merger Sub’s Expenses required pursuant to this Section 8.01 when due or (B) Parent shall fail to pay the Company’s Expenses required pursuant to this Section 8.01 when due, then, in each case, such Break Up Fee or Expenses, as the case may be, shall accrue interest for the period commencing on the date such Break Up Fee or Expenses, as the case may be, became past due, at the prime rate, as published in the next edition of The Wall Street Journal, Eastern Edition, to be published after such delivery, as the “prime rate” at large U.S. money center banks (which rate shall be adjusted on the effective date of each change in such rate).  If the Company shall fail to pay the Break Up Fee or Expenses, as the case may be, when due, the Company shall also pay to the Parent all of the Parent’s costs and expenses (including attorneys’ fees) in connection with efforts to collect such Break Up Fee or Expenses, as the case may be.  If the Parent shall fail to pay the Expenses when due, Parent shall also pay to the Company all of the Company’s costs and expenses (including attorneys’ fees) in connection with efforts to collect such Expenses.

8.02        No Survival.  The representations, warranties and agreements made in this Agreement and in any certificate delivered pursuant hereto shall not survive beyond the earlier of the Effective Time or the termination of this Agreement in accordance with Article 7 hereof.  Notwithstanding the foregoing, the agreements set forth in Article 1, Article 2, Article 8 and Section 5.06 shall survive the Effective Time and the agreements set forth in Article 8 and those sections set forth in Section 7.05 shall survive termination.

8.03         Modification or Amendment.  This Agreement may be amended by the parties hereto at any time before or after Stockholder Approval; provided, however, that after Stockholder Approval there shall not be made any amendment that by Law requires the further approval by such stockholders without such further approval by such stockholders; and provided, further, that the provisions of Section 5.06 may not be amended or modified after the Closing without the prior written agreement of each of the Indemnified Parties.  Without limiting the foregoing, this Agreement may not be amended or modified except by an instrument in writing signed by the parties.

8.04         Entire Agreement; Assignment.  This Agreement (including the Company Disclosure Schedules and the instruments referred to herein that are executed pursuant to the terms of this Agreement) and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.  EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB, ON THE ONE HAND, NOR THE COMPANY, ON THE OTHER HAND, MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER, AND EACH PARTY HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED.  Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party (except that each of Parent and Merger Sub may assign its rights, interests and obligations to any of their respective controlled affiliates or direct or indirect wholly-owned subsidiaries without the consent of the Company, so long as they remain primarily obligated with respect to any such assigned obligation).  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

8.05        Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all conditions and provisions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

8.06        Notices.  Except with respect to delivery of notices contemplated by Section 5.01, all notices, requests, Claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) one Business Day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (ii) immediately upon written or electronic confirmation of delivery via facsimile or email, to the respective parties as follows:

If to Parent or Merger Sub:

C. R. Bard, Inc.
730 Central Avenue
Murray Hill, New Jersey 07974
Attention:  Office of General Counsel
Facsimile No.:  (908) 277-8025

with copies to:

Jim Beasley
C. R. Bard, Inc.
1415 West Third Street
Tempe, Arizona 85281
Email:  jim.beasley@crbard.com
Fax:  (480) 303-2725

Weil Gotshal & Manges LLP
767 Fifth Avenue
New York, New York  10153
Attention:  Michael E. Lubowitz, Esq.
Facsimile No.:  (212) 310-8007
Email: michael.lubowitz@weil.com

If to the Company:

SenoRx, Inc.
3 Morgan
Irvine, California 92618
Attention:  John T. Buhler
Facsimile No.:  (949) 362-0300
Email: jbuhler@senorx.com

with a copy to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
Attention:	Robert T. Ishii
Martin J. Waters
Elton Satusky
Facsimile No.:  (650) 493-6811
Email:	rishii@wsgr.com
mwaters@wsgr.com
esatusky@wsgr.com

or to such other address as the Person to whom notice is given may have previously furnished to the other in writing in the manner set forth above; provided that notice of any change of address shall be effective only upon receipt thereof.

8.07        Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

8.08        Interpretation.  Unless otherwise indicated, all references herein to Articles, Sections, Annexes, Exhibits or Schedules, shall be deemed to refer to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement, as applicable.  The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.  The parties hereto agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Schedules shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding section or subsection of this Agreement, and (ii) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (ii) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.

8.09        Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement, and any one of which may be delivered by facsimile or other electronic transmission.

8.10        Certain Definitions.  As used in this Agreement:

(a)           “affiliate,” as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

(b)           “Antitrust Law” shall mean the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments to or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the transactions contemplated by this Agreement.

(c)           “Business Day” shall mean any day other than a Saturday, Sunday or a day on which the banks in the State of New York are authorized by Law to be closed.

(d)           “ERISA Affiliate” means any trade or business, whether or not incorporated, that together with the Company is, or has within the past six (6) years been, deemed a “single employer” within the meaning of Section 414 of the Code or Section 4001(b) of ERISA.

(e)           “Indebtedness” means, with respect to the Company, (i) indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) obligations evidenced by notes, bonds, debentures, mortgages or other similar instruments or securities, (iii) obligations under leases (contingent or otherwise, as obligor, guarantor or otherwise) required to be accounted for as capitalized leases pursuant to GAAP, (iv) obligations for amounts drawn under acceptances, letters of credit, contingent reimbursement liabilities with respect to letters of credit or similar facilities, (v) any liability for the deferred purchase price of property or services, contingent or otherwise, as obligor or otherwise, (vi) any liability which is deemed a long term liability under GAAP, (vii) guarantees and similar commitments relating to any of the foregoing items, (viii) any accrued and unpaid interest on, and any prepayment premiums, penalties or similar contractual charges in respect of, any of the foregoing and (ix) all obligations of the kind referred to in clauses (i) through (viii) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by the Company, whether or not such entity has assumed or become liable for the payment of such obligation.

(f)           “Knowledge” of any Person that is not an individual shall mean, with respect to any matter in question, the actual knowledge, after due inquiry, of such Person’s officers and, in the case of officers who are managers, after due inquiry of their direct reports.

(g)           “Person” means any individual, corporation, business, business organization or division thereof, partnership, limited liability company, trust, joint venture or any other entity or group (which term shall include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

(h)           “subsidiary” or “subsidiaries” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity of which such Person (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity or beneficial interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other entity.

(i)           “Title IV Plan” means any “employee pension benefit plan,” as defined in Section 3(2) of ERISA, subject to Title IV of ERISA or Section 412 of the Code (including any “Multiemployer Plan” as defined in Section 3(37) of ERISA or Section 4001(a)(3) of ERISA).

(j)           “WARN” means the federal Worker Adjustment and Retraining Notification Act of 1988, 29 U.S.C. § 2101 et seq. (1988) and any similar state or local “mass layoff” or “plant closing” laws.

8.11        Specific Performance.
(a)           Except as described in Section 8.11(b), the parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy.  Accordingly, the parties hereto agree that, except as described in Section 8.11(b), in addition to other remedies available to them, the parties shall be entitled to seek specific performance of the terms hereof.  In the event that any action shall be brought in equity to enforce the provisions of this Agreement no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(b)           If this Agreement is validly terminated by Parent as a result of a Warning Letter Event pursuant to Section 7.03(c)(i), the parties hereto agree that the Company shall not be entitled to seek specific performance of this Agreement.

8.12        Extension; Waiver.  At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso in Section 8.03, waive compliance by the other party with any of the agreements or conditions contained in this Agreement; provided, however, in each case, any extension or waiver pursuant to this Section 8.12 shall not be deemed, or operate as, a continuing extension or waiver.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

8.13        Third Party Beneficiaries.  This Agreement does not confer upon any Person other than the parties hereto any rights or remedies, except for the provisions of Section 5.06.

8.14        Submission to Jurisdiction.  Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, in the event (but only in the event) that such court does not have subject matter jurisdiction over any action or proceeding arising out of or relating to this Agreement, in the federal courts of the United States located in the State of Delaware (“Delaware Courts”), in any action or proceeding arising out of or relating to this Agreement.  Each of the parties hereto agrees that, subject to rights with respect to post trial motions and rights of appeal or other avenues of review, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the Delaware Courts.  Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties has caused this Agreement and Plan of Merger to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.

SENORX, INC.

By:	/s/ John T. Buhler
Name: John T. Buhler
Title: President and Chief Executive Officer

C. R. BARD, INC.

By:	/s/ Todd C. Schermerhorn
Name: Todd C. Schermerhorn
Title: Senior Vice President and Chief Financial Officer

RAPTOR ACQUISITION CORP.

By:	/s/ Todd C. Schermerhorn
Name: Todd C. Schermerhorn
Title: Vice President

Signature Page to Agreement and Plan of Merger

Schedule I
Parties to the Support Agreement

De Novo (Q) Ventures I, L.P.
De Novo Ventures I, L.P.

John T. Buhler
Paul Lubock
Kevin J. Cousins
William F. Gearhart

Annex B

APPENDIX B

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) dated as of May 4, 2010, is entered into among C. R. Bard, Inc., a New Jersey corporation (“Parent”), and the stockholders of SenoRx, Inc., a Delaware corporation (the “Company”), identified on Schedule A hereto (each, a “Stockholder,” and, collectively, the “Stockholders”).

WHEREAS, concurrently with the execution of this Agreement, Parent, Raptor Acquisition Corp., a Delaware corporation (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”);

WHEREAS, each Stockholder owns the number of Common Shares set forth opposite its name on Schedule A hereto as of the date of this Agreement (such Common Shares held by each Stockholder as set forth on Schedule A, together with any other shares of capital stock of the Company acquired by each Stockholder after the date hereof and during the term of this Agreement, whether by purchase or upon exercise of options, warrants, conversion of other convertible securities or otherwise, being collectively referred to herein as the “Subject Shares”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that the Stockholders enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

SECTION 1.    Defined Terms.  Capitalized terms used herein but not otherwise defined herein have the meanings assigned to such terms in the Merger Agreement.

SECTION 2.    Representations and Warranties of Each Stockholder.  Each Stockholder hereby severally and not jointly represents and warrants to Parent as of the date hereof as follows:

(a)           Authority; Execution and Delivery; Enforceability.  Such Stockholder (if not an individual) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.  Such Stockholder (if not an individual) has all requisite corporate or other organizational power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder.  Such Stockholder has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.  The execution and delivery by such Stockholder of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, require the consent of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of such Stockholder under, any provision of any contract or agreement to which such Stockholder is a party or by which any properties or assets of such Stockholder are bound or, subject to the filings and other matters referred to in the last sentence of this Section 2(a), any provision of any Order or Law applicable to such Stockholder or the properties or assets of such Stockholder.  The execution and delivery by such Stockholder (if not an individual) of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with any provision of the certificate of incorporation or bylaws or other similar organizational documents of such Stockholder.  No consent or approval of, or registration, declaration or filing with, any Person or Governmental Authority is required to be obtained or made by or with respect to such Stockholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than such reports, if any, under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

(b)           Subject Shares.  As of the date of this Agreement, such Stockholder is the record and beneficial owner of and has good and marketable title to such Stockholder’s Subject Shares, free and clear of any Liens and any other material limitation or restriction (including any restriction on the right to vote or otherwise dispose of such Stockholder’s Subject Shares) other than pursuant to this Agreement and the Merger Agreement.  Such Stockholder does not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case other than such Stockholder’s Subject Shares.  Such Stockholder has the sole right to vote such Stockholder’s Subject Shares, and none of such Stockholder’s Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Stockholder’s Subject Shares, except as contemplated by this Agreement.  Such Stockholder further represents that any proxies given in respect of such Stockholder’s Subject Shares, if any, have been revoked.

SECTION 3.   Representations and Warranties of Parent.  Parent hereby represents and warrants to the Stockholders as follows: Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation.  Parent has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery by Parent of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent.  Parent has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.  The execution and delivery by Parent of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent under, any provision of any contract or agreement to which Parent is a party or by which any properties or assets of Parent are bound or, subject to the filings and other matters referred to in the last sentence of this Section 3, any provision of any Order or Law applicable to Parent or the properties or assets of Parent.  The execution and delivery by Parent of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with any provision of the certificate of incorporation or bylaws or other similar organizational documents of Parent.  No consent or approval of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by or with respect to Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than such reports, if any, under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

SECTION 4.    Covenants of the Stockholders.  Each Stockholder hereby acknowledges, covenants and agrees, severally and not jointly, as follows:

(a)           Prior to the Expiration Date as defined in Section 5 below, at any meeting of the stockholders of the Company, and at any adjournment or postponement thereof, called to seek the Stockholder Approval or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement is sought, such Stockholder shall, including by executing a written consent solicitation if requested by Parent, vote (or cause to be voted), in person or by proxy, such Stockholder’s Subject Shares in favor of (i) granting the Stockholder Approval and (ii) any proposal to adjourn any meeting of the stockholders of the Company which Parent supports.

(b)           Prior to the Expiration Date, at any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which such Stockholder’s vote, consent or other approval is sought, such Stockholder shall vote (or cause to be voted) such Stockholder’s Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), share exchange, consolidation, combination, dual listed structure, sale of substantial assets, issuance of securities, reorganization, recapitalization, dissolution, liquidation, winding up or other extraordinary transaction of or by the Company, (ii) any Acquisition Proposal or Superior Proposal and (iii) any amendment of the Company’s certificate of incorporation or the Company’s by-laws or other proposal or transaction involving the Company or any subsidiary of the Company, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify any provision of the Merger Agreement or any other agreement contemplated by the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement or change in any manner the voting rights of any class of capital stock of the Company.  Such Stockholder shall not commit or agree to take any action inconsistent with the foregoing.

(c)           Such Stockholder hereby irrevocably grants to, and appoints, Parent, and any individual designated in writing by Parent, and each of them individually, as such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder’s Subject Shares, or grant a consent or approval in respect of such Stockholder’s Subject Shares in a manner consistent with this Section 4.  Such Stockholder understands, acknowledges and agrees that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.  Such Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4(c) is given in consideration of the execution of the Merger Agreement by Parent and Merger Sub, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement.  Such Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked.  Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.  Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL.  The irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.  With respect to the proxy granted hereunder by each Stockholder, Parent agrees not to exercise the proxy of such Stockholder if such Stockholder complies with his, her or its obligations in this Agreement.

(d)           Between the date hereof and the date immediately following the date of the Stockholders Meeting (the “Termination Date”), such Stockholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, “Transfer”), or enter into any contract, option, agreement, understanding or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any of such Stockholder’s Subject Shares to any person, (ii) grant any proxies or powers of attorney, deposit such Stockholder’s Subject Shares into a voting trust, enter into a voting agreement or arrangement with respect to such Stockholder’s Subject Shares or participate, directly or indirectly, in the “solicitation” of “proxies” (as such terms are used in the rules of the SEC), (iii) take any action what would reasonably be expected to make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement, or (iv) commit or agree to take any of the foregoing actions.

(e)           Such Stockholder shall not issue any press release or make any other public statement with respect to the Merger or any other transaction contemplated by the Merger Agreement without the prior written consent of Parent, except as may be required by Law or (if such Stockholder is an officer of the Company) as an agent of the Company.

(f)           Such Stockholder hereby waives, and agrees not to exercise or assert, any appraisal rights under Section 262 of the DGCL in connection with the Merger.

(g)           Notwithstanding anything in this Agreement to the contrary, each Stockholder which is an individual shall not be limited or restricted in any way from acting in such Stockholder’s fiduciary capacity as a director or officer of the Company, to the extent applicable, in order for such Stockholder to comply with such Stockholder’s fiduciary duties as a director or officer of the Company.  In addition, notwithstanding anything in this Agreement to the contrary, each Stockholder shall not be limited or restricted in any way from voting in such Stockholder’s sole discretion on any matter other than the matters referred to in Sections 4(a) and (b) hereof.  The parties acknowledge that this Agreement shall apply to each such Stockholder solely in such Stockholder’s capacity as a stockholder of the Company and that each such Stockholder makes no agreement or understanding herein in his capacity as a director or officer of the Company.

(i)           Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall require any Stockholder to exercise any option and/or other rights to purchase any Common Shares or shares of any other class or series of capital stock of the Company (including any Options, Restricted Stock, Restricted Stock Units, Warrants or rights under the Company ESPP).

SECTION 5.    Termination.  This Agreement shall terminate upon the earliest to occur of (i) written notice of termination of this Agreement by Parent to Stockholders, (ii) the Effective Time, and (iii) the termination of the Merger Agreement in accordance with its terms (the “Expiration Date”); provided, however, that if the Termination Date occurs prior to the Expiration Date, the obligations of each Stockholder under Section 4(d) shall terminate immediately following the Termination Date.

SECTION 6.    Additional Matters.

(a)           Each Stockholder shall, from time to time, at Parent’s reasonable request, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments that are necessary to carry out the transactions contemplated by this Agreement.

(b)           All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to each Stockholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct any Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein.

SECTION 7.    General Provisions.

(a)           Amendments.  This Agreement may not be amended except by an instrument in writing signed by Parent and by Stockholders representing a majority in interest of the Subject Shares.

(b)           Notice.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 8.06 of the Merger Agreement and to each Stockholder at its address set forth on such Stockholder’s signature page hereto (or at such other address for a party as shall be specified by like notice).

(c)           Interpretation.  When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Each party hereto has participated in the drafting of this Agreement, which each party acknowledges and agrees is the result of extensive negotiations among the parties.  Wherever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

(d)           Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity or unenforceability without rendering invalid or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

(e)           Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.  This Agreement shall become effective against Parent when one or more counterparts have been signed by Parent and delivered to the Stockholders.  This Agreement shall become effective against each Stockholder when one or more counterparts have been executed by such Stockholder and delivered to Parent.  Each party need not sign the same counterpart.

(f)           Entire Agreement; No Third-Party Beneficiaries.  This Agreement (together with the Merger Agreement to the extent referred to herein), (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(g)           Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(h)           Assignment; Binding Effect.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned, in whole or in part, by operation of law or otherwise, by Parent without the prior written consent of Stockholders representing a majority in interest of the Subject Shares or by any Stockholder without the prior written consent of Parent, and any purported assignment without such consent shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors, assigns and heirs.

(i)           Enforcement.  The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy.  Accordingly, each party agrees that, in addition to other remedies, prior to any termination of this Agreement, the parties shall be entitled to specific performance of the terms hereof.  In addition, each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, in the event (but only in the event) that such court does not have subject matter jurisdiction over any action or proceeding arising out of or relating to this Agreement, in the federal courts of the United States located in the State of Delaware (“Delaware Courts”), in any action or proceeding arising out of or relating to this Agreement.  Each of the parties hereto agrees that, subject to rights with respect to post trial motions and rights of appeal or other avenues of review, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the Delaware Courts.  Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

[Signature Page Follows]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above.

C. R. BARD, INC.

By:    /s/ Todd C. Schermerhorn
Name: Todd C. Schermerhorn
Title: Senior Vice President and Chief Financial Officer

/s/ John T. Buhler
John T. Buhler

/s/ Kevin J. Cousins
Kevin J. Cousins

/s/ William F. Gearhart
William F. Gearhart

/s/ Paul Lubock
Paul Lubock

DE NOVO VENTURES I, L.P.

By:  /s/ Frederick J. Dotzler
Name: Frederick J. Dotzler
Title: Managing Director

DE NOVO (Q) VENTURES I, L.P.

By:   /s/ Frederick J. Dotzler
Name: Frederick J. Dotzler
Title: Managing Director

SCHEDULE A

Name of Stockholders	Number of Common Shares Owned
John T. Buhler	4,200
Kevin J. Cousins	50,928
William F. Gearhart	32,428
Paul Lubock	192,624
De Novo (Q) Ventures I, L.P.	570,423
De Novo Ventures I, L.P.	112,872

Annex C

May 4, 2010

Board of Directors

SenoRx, Inc.
3 Morgan
Irvine, California 92618

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.001 per share (the “Company Common Stock”), of SenoRx, Inc. (the “Company”), of the Merger Consideration (as defined below), pursuant to a proposed Agreement and Plan of Merger (the “Agreement”), to be entered into among the Company, C.R. Bard, Inc. (the “Acquiror”) and Raptor Acquisition Corp. (“Merger Sub”), a newly formed wholly-owned subsidiary of the Acquiror. The Agreement provides for, among other things, the merger (the “Merger”) of the Merger Sub with and into the Company, pursuant to which each outstanding share of Company Common Stock, other than Dissenting Shares and shares of Company Common Stock held in treasury or owned by the Acquiror or Merger Sub, will be converted into the right to receive $11.00 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

In connection with our review of the Merger, and in arriving at our opinion, we have: (i) reviewed and analyzed the financial terms of a draft of the Agreement dated May 4, 2010; (ii) reviewed and analyzed certain financial and other data with respect to the Company which was publicly available, (iii) reviewed and analyzed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company that were publicly available, as well as those that were furnished to us by the Company; (iv) conducted discussions with members of senior management and representatives of the Company concerning the matters described in clauses (ii) and (iii) above, as well as its business and prospects before and after giving effect to the Merger; (v) reviewed the current and historical reported prices and trading activity of Company Common Stock and similar information for certain other companies deemed by us to be comparable to the Company; (vi) compared the financial performance of the Company with that of certain other publicly-traded companies that we deemed relevant; and (vii) reviewed the financial terms, to the extent publicly available, of certain business combination transactions that we deemed relevant. In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.

SenoRx, Inc.
May 4, 2010

We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by us. We have further relied upon the assurances of the management of the Company that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company. We express no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. We have relied, with your consent, on advice of the outside counsel and the independent registered public accounting firm to the Company, and on the assumptions of the management of the Company, as to all accounting, legal, tax and financial reporting matters with respect to the Company and the Agreement.

In arriving at our opinion, we have assumed that the executed Agreement will be in all material respects identical to the last draft reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Agreement without amendments thereto and (iv) all conditions to the consummation of the Merger will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not adversely affect the Company or the contemplated benefits of the Merger.

In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company, and have not been furnished or provided with any such appraisals or valuations, nor have we evaluated the solvency of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by us in connection with this opinion were going concern analyses. We express no opinion regarding the liquidation value of the Company or any other entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject, and at the direction of the Company and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have also assumed that neither the Company nor the Acquiror is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Merger.

This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of Company Common Stock may trade following announcement of the Merger or at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

SenoRx, Inc.
May 4, 2010

We have been engaged by the Company to act as its financial advisor and we will receive a fee from the Company for providing our services, a portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. The opinion fee is not contingent upon the consummation of the Merger or the conclusions reached in our opinion. The Company has also agreed to indemnify us against certain liabilities and reimburse us for certain expenses in connection with our services. In the ordinary course of our business, we and our affiliates may actively trade securities of the Company and the Acquiror for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We may also, in the future, provide investment banking and financial advisory services to the Company, the Acquiror or entities that are affiliated with the Company or the Acquiror, for which we would expect to receive compensation.

Consistent with applicable legal and regulatory requirements, Piper Jaffray & Co. (“Piper Jaffray”) has adopted policies and procedures to establish and maintain the independence of Piper Jaffray’s Research Department and personnel. As a result, Piper Jaffray’s research analysts may hold opinions, make statements or investment recommendations and/or publish research reports with respect to the Merger and other participants in the Merger that differ from the opinions of Piper Jaffray’s investment banking personnel.

This opinion is provided to the Board of Directors of the Company in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should act or vote with respect to the Merger or any other matter. Except with respect to the use of this opinion in connection with the proxy statement relating to the Merger in accordance with our engagement letter with the Company, this opinion shall not be disclosed, referred to, published or otherwise used (in whole or in part), nor shall any public references to us be made, without our prior written approval. This opinion has been approved for issuance by the Piper Jaffray Opinion Committee.

This opinion addresses solely the fairness, from a financial point of view, to holders of Company Common Stock of the proposed Merger Consideration set forth in the Agreement and does not address any other terms or agreement relating to the Merger or any other terms of the Agreement. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Merger, the merits of the Merger relative to any alternative transaction or business strategy that may be available to the Company, Acquiror’s ability to fund the Merger Consideration or any other terms contemplated by the Agreement or the fairness of the Merger to any other class of securities, creditor or other constituency of the Company. Furthermore, we express no opinion with respect to the amount or nature of compensation to any officer, director or employee of any party to the Merger, or any class of such persons, relative to the compensation to be received by holders of Company Common Stock in the Merger or with respect to the fairness of any such compensation.

SenoRx, Inc.
May 4, 2010

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock (other than the Acquiror and its affiliates, if any) as of the date hereof.

Sincerely,

PIPER JAFFRAY & CO.

Annex D

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately before the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation.  If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days before the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares.  Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares.  A proxy or vote against the merger or consolidation shall not constitute such a demand.  A stockholder electing to take such action must do so by a separate written demand as herein provided.  Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation.  Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares.  Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares.  If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.  For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days before the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date.  If no record date is fixed and the notice is given before the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders.  Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation.  Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later.  Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list.  The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated.  Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable.  The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights.  The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings.  Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value.  In determining such fair value, the Court shall take into account all relevant factors.  Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment.  Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal before the final determination of the stockholders entitled to an appraisal.  Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto.  Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock.  The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances.  Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is before the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS

The stockholder(s) hereby appoint(s) John T. Buhler and Kevin J. Cousins, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of SenoRx, Inc. common stock that the stockholder(s) is/are entitled to vote at the special meeting to be held on [__________], 2010, starting at [__] [a/p.m.] Pacific Time at SenoRx, Inc.’s principal executive offices located at 3 Morgan, Irvine, California, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S).  IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO ADOPT THE MERGER AGREEMENT, AND FOR THE PROPOSAL TO ADJOURN OR POSTPONE THE MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD USING THE ENCLOSED REPLY ENVELOPE OR PROMPTLY SUBMIT YOUR VOTE BY TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE.

VOTE BY INTERNET — [WEBSITE]
Use the Internet to transmit your voting instructions and for electronic delivery of information up until [_:__ a/p.m.] Pacific Time the day before the cut-off date or special meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by SenoRx, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY TELEPHONE — [PHONE]
Use any touch-tone telephone to transmit your voting instructions up until [_:__ a/p.m.] Pacific Time the day before the cut-off date or special meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to SenoRx, Inc., c/o [ADDRESS].

TO VOTE, MARK BLOCKS BELOW IN BLUE
OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED

SENORX, INC.

Vote on Proposals	For	Against	Abstain
1.    A proposal to adopt the Agreement and Plan of Merger, dated as of May 4, 2010, as it may be amended from time to time, among C. R. Bard, Inc., a New Jersey corporation (“Bard”), Raptor Acquisition Corp., a Delaware corporation and indirect wholly owned subsidiary of Bard, and SenoRx, Inc., a Delaware corporation (“SenoRx”), pursuant to which SenoRx will be acquired by Bard.
	☐	☐	☐

2.     A proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to adopt the Agreement and Plan of Merger.
	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date